--------------------------------------------------------------------------------


                                                               EXECUTION VERSION

                                  $380,000,000
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                            dated as of May 23, 2002
                  and amended and restated as of April 26, 2004

                                      among

                                VCP TRADING N.V.,
                                as the Borrower,

                             NEWARK FINANCIAL INC.,
                     VCP EXPORTADORA E PARTICIPACOES LTDA.,
                        VOTORANTIM CELULOSE E PAPEL S.A.
                                       and
                             VCP NORTH AMERICA INC.,
                                 as guarantors,

                                CERTAIN LENDERS,

                               ABN AMRO BANK N.V.,
                          as the Administrative Agent,

                                       and

                              THE BANK OF NEW YORK,
                             as the Collateral Agent

                         ------------------------------

                               ABN AMRO BANK N.V.,
                                 as the Arranger


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I
                                   DEFINITIONS

  Section 1.1           Certain Defined Terms..................................2
  Section 1.2           Other Interpretive Provisions.........................17

                                   ARTICLE II
                                   LOANS, ETC.

  Section 2.1           Loans.................................................18
  Section 2.2           Borrowing.............................................18
  Section 2.3           Fees..................................................19
  Section 2.4           Several Obligations; Remedies Independent.............19
  Section 2.5           Notes.................................................19

                                   ARTICLE III
                       PAYMENTS OF PRINCIPAL AND INTEREST

  Section 3.1           Repayment of the Loans................................19
  Section 3.2           Interest..............................................20
  Section 3.3           Optional Pre-payments.................................20
  Section 3.4           Payments..............................................20
  Section 3.5           Pro Rata Treatment....................................21
  Section 3.6           Certain Notices.......................................21
  Section 3.7           Non-Receipt of Funds by the Administrative Agent......22
  Section 3.8           Set-Off; Sharing of Payments..........................22

                                   ARTICLE IV
                              YIELD PROTECTION, ETC

  Section 4.1           Additional Costs......................................23
  Section 4.2           Substitute Basis......................................24
  Section 4.3           Illegality............................................25
  Section 4.4           Funding Losses........................................25
  Section 4.5           Taxes.................................................26

                                    ARTICLE V
                   COLLECTION ACCOUNT, COLLATERAL ACCOUNT, ETC

  Section 5.1           The Collection Account................................28
  Section 5.2           The Collateral Account................................28
  Section 5.3           Releases from the Collection Subaccount and the
                        Collateral Account....................................29
  Section 5.4           Remedies During Events of Default.....................31
  Section 5.5           Certain Rights and Duties of the Collateral Agent.....31
  Section 5.6           Reserve Letter of Credit..............................32

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

  Section 6.1           Conditions Precedent..................................33
  Section 6.2           Additional Conditions.................................36

                                                              Credit Agreement i

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page


  Section 6.3           Satisfaction of Conditions Precedent..................37
  Section 6.4           Conditions Precedent to Effectiveness of Amendment....37
  Section 6.5           Satisfaction of Conditions Precedent to
                        Effectiveness of Amendment............................39

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

  Section 7.1           Power and Authority...................................40
  Section 7.2           Subsidiaries..........................................40
  Section 7.3           Due Authorization, Etc................................41
  Section 7.4           No Additional Authorization Required..................41
  Section 7.5           Legal Effect..........................................42
  Section 7.6           Financial Statements..................................42
  Section 7.7           Ranking; Priority.....................................42
  Section 7.8           No Actions or Proceedings.............................43
  Section 7.9           Commercial Activity; Absence of Immunity..............43
  Section 7.10          Taxes.................................................43
  Section 7.11          Legal Form............................................44
  Section 7.12          Full Disclosure.......................................44
  Section 7.13          Security Interest.....................................45
  Section 7.14          Title to Assets; Liens................................45
  Section 7.15          No Defaults...........................................45
  Section 7.16          Solvency..............................................45
  Section 7.17          Investment Company Act................................46
  Section 7.18          UCC Matters...........................................46

                                  ARTICLE VIII
                                    COVENANTS

  Section 8.1           Corporate Existence; Inspection; Books and Records....47
  Section 8.2           Compliance with Applicable Laws; Insurance............47
  Section 8.3           Governmental Approvals................................48
  Section 8.4           Reporting Requirements................................48
  Section 8.5           Ranking; Priority.....................................50
  Section 8.6           Debt..................................................50
  Section 8.7           Negative Pledge.......................................53
  Section 8.8           Transactions With Affiliates..........................55
  Section 8.9           Line of Business, Etc.................................55
  Section 8.10          Use of Proceeds.......................................55
  Section 8.11          Further Assurances....................................55
  Section 8.12          Merger, Etc...........................................56
  Section 8.13          Export Arrangements...................................58
  Section 8.14          Syndication...........................................59
  Section 8.15          Investment Company Act................................59
  Section 8.16          Portuguese Translation................................60
  Section 8.17          Hungarian Documents...................................60

                                                             Credit Agreement ii

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page


                                   ARTICLE IX
                                EVENTS OF DEFAULT

  Section 9.1           Events of Default.....................................60

                                    ARTICLE X
                                   THE AGENTS

  Section 10.1          Appointment, Powers and Immunities....................64
  Section 10.2          Reliance by the Agents................................65
  Section 10.3          Defaults..............................................66
  Section 10.4          Rights as a Lender....................................66
  Section 10.5          Indemnification.......................................66
  Section 10.6          Non-Reliance upon the Agents and other Lenders........67
  Section 10.7          Failure to Act........................................67
  Section 10.8          Resignation or Removal of the Agents..................67

                                   ARTICLE XI
     VCP EXPORTADORA'S AND VCP NA'S GUARANTY OF NEWARK AND NEWARK'S GUARANTY
                                 OF THE BORROWER

  Section 11.1          Guaranty..............................................68
  Section 11.2          Guaranty Unconditional................................68
  Section 11.3          Discharge Only upon Payment in Full;
                        Reinstatement In Certain Circumstances................69
  Section 11.4          Waiver by VCP Exportadora, VCP NA and Newark..........69
  Section 11.5          Subrogation...........................................70
  Section 11.6          Stay of Acceleration..................................70

                                   ARTICLE XII
                        VCP'S GUARANTY OF VCP EXPORTADORA

  Section 12.1          Guaranty..............................................70
  Section 12.2          Guaranty Unconditional................................70
  Section 12.3          Discharge Only upon Payment in Full;
                        Reinstatement In Certain Circumstances................71
  Section 12.4          Waiver by VCP.........................................71
  Section 12.5          Subrogation...........................................72
  Section 12.6          Stay of Acceleration..................................72

                                  ARTICLE XIII
                                  MISCELLANEOUS

  Section 13.1          Waiver................................................72
  Section 13.2          Notices...............................................72
  Section 13.3          Expenses; Indemnity...................................73
  Section 13.4          Amendments, Etc.......................................74
  Section 13.5          Successors and Assigns................................75
  Section 13.6          Third Party Beneficiaries.............................75

                                                            Credit Agreement iii

                                TABLE OF CONTENTS
                                   (continued)


                                                                            Page

  Section 13.7          Assignments and Participations........................75
  Section 13.8          Survival..............................................77
  Section 13.9          Captions..............................................78
  Section 13.10         Counterparts..........................................78
  Section 13.11         Governing Law.........................................78
  Section 13.12         Jurisdiction, Service of Process and Venue............78
  Section 13.13         Waiver of Jury Trial..................................79
  Section 13.14         Waiver of Immunity....................................80
  Section 13.15         Judgment Currency.....................................80
  Section 13.16         Use of English Language...............................80
  Section 13.17         Entire Agreement......................................81
  Section 13.18         Severability..........................................81
  Section 13.19         No Fiduciary Relationship or Partnership..............81
  Section 13.20         Confidentiality.......................................81
  Section 13.21         Payments Set Aside....................................82
  Section 13.22         No Petition Covenant..................................82
  Section 13.23         Non-novation..........................................82

                                                             Credit Agreement iv

ANNEXES, SCHEDULES AND EXHIBITS




ANNEX 1                   Lenders and Commitments

SCHEDULE 1                Initial Eligible Buyers

EXHIBIT A-1               Form of Note
EXHIBIT A-2               Form of Newark Note
EXHIBIT B                 Form of Assignment Agreement
EXHIBIT C                 Form of Notice of Borrowing



                                                              Credit Agreement v

         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 23, 2002 and amended and restated as of April 26, 2004 (this "Agreement"), among VCP TRADING N.V., a public limited liability company incorporated under the laws of the Netherlands Antilles (the "Borrower"), NEWARK FINANCIAL INC., a company organized under the laws of the British Virgin Islands ("Newark"), VCP EXPORTADORA E PARTICIPACOES LTDA., a Brazilian limited liability company ("VCP Exportadora"), VOTORANTIM CELULOSE E PAPEL S.A., a Brazilian corporation ("VCP"), VCP NORTH AMERICA INC., a corporation duly organized under the laws of the State of Delaware ("VCP NA", and together with the Borrower, the "Newark Subsidiaries"), each of the lenders that is a signatory hereto under the caption "LENDERS" on the signature pages hereto and each other Person that becomes a "Lender" after the date hereof pursuant to Section 13.7 (each a "Lender"), ABN AMRO BANK N.V., as the administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"), and THE BANK OF NEW YORK, as the collateral agent for the Secured Parties (as defined below) (in such capacity, together with its successors in such capacity, the "Collateral Agent").


                                    RECITALS


         WHEREAS, the parties hereto have entered into the Credit Agreement, dated as of May 23, 2002 (the "Original Credit Agreement"), whereby the Lenders agreed to make loans to either or both of the Newark Subsidiaries in an aggregate principal amount up to but not exceeding $380,000,000,

         WHEREAS, the Lenders disbursed $76,000,000 of such loans to VCP NA and the remaining $304,000,000 of such loans to the Borrower on May 23, 2002 (as such, the parties hereto acknowledge that the Loans referred to in Article II have been fully funded as of such date and that no other Loans will be made upon, or result from, the effectiveness of the amendments effected by this Amended and Restated Credit Agreement),

         WHEREAS, the proceeds of such loans were used by each Newark Subsidiary to make a prepayment to Newark for the sale of Products to such Newark Subsidiary (in return for which prepayment such Newark Subsidiary received a "Newark Note"),

         WHEREAS, the Borrower desires to assume liability for the loans borrowed by VCP NA under the Original Credit Agreement in return for (inter alia) receiving the "Newark Note" held by VCP NA, and VCP NA desires to enter into such transaction (the "Transfer of Debt"),

         WHEREAS, VCP, VCP Exportadora, Newark and the Newark Subsidiaries have requested that the Lenders, the Administrative Agent and the Collateral Agent amend certain provisions of the Original Credit Agreement pursuant to this Amended and Restated Credit Agreement (which amendment and restatement reflects the transaction as if the Borrower had been the sole borrower under the Original Credit Agreement),

         WHEREAS, in accordance with Section 13.4 of the Original Credit Agreement, the Lenders have agreed to amend the Original Credit Agreement by entering into this Amended and Restated Credit Agreement, and in accordance with
Section 13.5 of the Original Credit


                                                              Credit Agreement 1

Agreement, the Lenders acknowledge their consent to the Transfer of Debt by means of the Transfer of Debt Agreement with their execution of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS


         Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

                  "ABN AMRO" means ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of the Netherlands.

                  "Account Collateral" has the meaning set forth in the Security Agreement.

                  "Account Control Agreement" has the meaning set forth in the Security Agreement; provided that, for the purposes hereof, such term shall be deemed to be limited to those agreements relating to the Collateral Account, the Collection Account and the Collection Subaccount.

                  "Additional Facility" has the meaning set forth in the Security Agreement.

                  "Additional Facility Agent" has the meaning set forth in the Security Agreement.

                  "Administrative Agent" has the meaning set forth in the introduction hereto.

                  "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at ABN AMRO, ABA #026-009-580, Account No. 650001178941, for credit to ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention: Judith Kinney, or such other account as from time to time may be designated by the Administrative Agent to Newark in writing.

                  "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

                  "Affected Interest Period" has the meaning set forth in
         Section 4.2.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person shall mean the possession, directly or indirectly, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of such Voting Stock, by contract or


                                                              Credit Agreement 2
         otherwise; provided that Aracruz shall not be considered an Affiliate of the Obligors unless Newark and the other members of the Votorantim Group (in the aggregate) possess, directly or indirectly, the power to vote 30% or more of the Voting Stock of Aracruz or to direct or cause the direction of the management and policies of Aracruz, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Agent" means either the Administrative Agent or the Collateral Agent.

                  "Agents' Fee Letters" means the letter agreements, dated as of the date hereof, between each Agent and Newark providing for the payment of fees to the Agents in connection herewith (it being understood that, notwithstanding anything hereon to the contrary, no other Person shall have any rights with respect thereto, including to receive a copy thereof).

                  "Agreement" has the meaning set forth in the introduction hereto.

                  "Amendment Date" means the date on which the conditions precedent specified in Section 6.4 have been satisfied.

                  "Applicable Law" means any applicable statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, approval (including any Governmental Approval), concession, grant, franchise, license, agreement, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by (or any interpretation or administration of any of the foregoing by), any Governmental Authority, whether in effect as of the date hereof or hereafter.

                  "Applicable Lending Office" means, for each Lender, the lending office of such Lender (or of an Affiliate of such Lender) designated in its Administrative Questionnaire or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and Newark as the office by which its Loan is to be made and maintained.

                  "Applicable Margin" means 2.00% per annum.

                  "Aracruz" means Aracruz Celulose S.A., a Brazilian corporation, and its successors.

                  "Arranger" means ABN AMRO.

                  "Assignment Agreement" means an agreement in substantially the form of Exhibit B.

                  "Assumption Agreement" means the Assumption Agreement, dated as of April 26, 2004, among Votorantrade N.V., as assignor, the Borrower, as assignee, Votorantim Participacoes S.A. (formerly S.A. Industrias Votorantim), Citrovita, Nitro Quimica, Cia. Niquel Tocantins, VCP, Votocel Filmes Flexiveis Ltda., Votorantim Metais Ltda. (formerly Votorantim Mineracao E Metalurgia Ltda.) and Cia. Mineira de Metais, each a company duly organized and validly existing under the laws of Brazil, as the guarantors,


                                                              Credit Agreement 3

         VCP Exportadora and Citibank, N.A., as the administrative agent and the collateral agent, relating to the Export Pre-Payment Credit Agreement, dated as of October 29, 2001, among Votorantrade, N.V., Citibank, N.A., as administrative agent and as collateral agent, and certain banks named therein.

                  "Bank Facility Secured Parties" has the meaning set forth in the Security Agreement.

                  "BNDES" means Banco Nacional de Desenvolvimento Economico e Social, the Brazilian national development bank.

                  "Borrower" has the meaning set forth in the introduction hereto.

                  "Borrowing Date" means the date of the making of the Loans.

                  "Brazil" means the Federative Republic of Brazil.

                  "Business Day" means a day (other than Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City, New York, Sao Paulo, Brazil, the notice location of either Agent as described in Section 13.2 (which on the Closing Date is Chicago, Illinois for the Administrative Agent and New York City, New York for the Collateral Agent) and, with respect only to any determination of a LIBO Rate, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market. VCP shall notify the Agents of each day (other than a Saturday or Sunday) on which commercial banks in Sao Paulo, Brazil are authorized or required to be closed (except that the Agents shall be deemed to have notice that New Year's Day (January 1), Sao Paulo City Foundation Day (January 25), Tiradentes Day (April 21), Labor Day (May 1), 1932 Revolution Day (July 9), Brazilian Independence Day (September 7), Brazilian Patron Saint Day (October 12), All Soul's Day (November 2), Republic Day (November 15) and Christmas Day (December 25) are such days and VCP shall not be required to provide any such notice with respect to any such days).

                  "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means any and all shares, interests, participations, quotas or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a Person other than a corporation and any and all warrants or options to purchase any of the foregoing.

                  "Carry-over Amounts" has the meaning set forth in Section 5.3(a).

                  "Cash Equivalents" means any of the following: (a) readily marketable direct obligations of the government of the United States of America or any agency or



                                                              Credit Agreement 4
         instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States of America or any State (or the District of Columbia) thereof and has combined capital and surplus of at least $1,000,000,000, (c) commercial paper in an aggregate amount of no more than $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State (or the District of Columbia) of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's and "A-1" (or the then equivalent grade) by S&P, or (d) with respect to investments in Reais, other investments considered as cash equivalents under Brazilian GAAP.

                  "Central Bank" means the Brazilian Central Bank (Banco Central do Brasil) or any successor entity.

                  "Change in Control" means that: (a) Hejoassu shall cease to own, directly or indirectly, beneficially and of record, at least a majority of the outstanding Voting Stock of VCP or any of the Stand-by Exporters or shall cease to have the power to direct or cause the direction of the management and policies of VCP or any of the Stand-by Exporters, (b) VCP shall cease to own, directly or indirectly, beneficially and of record, 100% of the outstanding shares of Capital Stock of VCP Exportadora or shall cease to have the power to direct or cause the direction of the management and policies of VCP Exportadora,
         (c) VCP Exportadora shall cease to own, directly or indirectly, beneficially and of record, 100% of the outstanding shares of Capital Stock of Newark or shall cease to have the power to direct or cause the direction of the management and policies of Newark or (d) Newark shall cease to own, directly or indirectly, beneficially and of record, 100% of the outstanding shares of Capital Stock of either of the Newark Subsidiaries or shall cease to have the power to direct or cause the direction of the management and policies of either Newark Subsidiary.

                  "Citrovita" means Citrovita Agro Industrial Ltda., a Brazilian corporation, and its successors and assigns.

                  "Closing Date" means May 23, 2002 (i.e., the date on which the conditions precedent specified in Section 6.1 of this Agreement before it was hereby amended and restated were satisfied).

                  "Collateral" means the Collateral (as defined in the Security Agreement) and all other Property that, in accordance with the Loan Documents, from time to time is subject to any Lien in favor of either Agent on behalf of all or some of the Secured Parties.

                  "Collateral Account" has the meaning set forth in the Security Agreement.

                  "Collateral Account Reserve Amount" means, with respect to any Interest Period, the aggregate Debt Service Amount for the Bank Facility for all Payment Dates scheduled to occur within the three month period beginning with the first day of such


                                                              Credit Agreement 5

         Interest Period (with respect to Interest Periods for which the LIBO Rate has not yet been determined, calculated assuming a LIBO Rate equal to the then-existing LIBO Rate).

                  "Collateral Account Termination Date" has the meaning set forth in Section 5.2(a).

                  "Collateral Agent" has the meaning set forth in the introduction hereto.

                  "Collection Account" has the meaning set forth in the Security Agreement.

                  "Collection Subaccount" has the meaning set forth in the Security Agreement.

                  "Commitment" means, as to each Lender, the obligation of such Lender, on and subject to the terms and conditions of this Agreement, to make Loans to the Newark Subsidiaries in an aggregate principal amount up to but not exceeding the amount specified opposite its name on Annex 1.

                  "Commitment Termination Date" means the earlier to occur of:
         (a) May 23, 2002 and (b) the occurrence of a Default.

                  "Confidential Information" means information that any Obligor (or any of its Affiliates on behalf of such Obligor) furnishes to either Agent or any Lender in a writing designated as confidential, but does not include any such information that: (a) is or becomes generally available to the public or (b) is or becomes rightfully available to either Agent or any Lender from a source other than an Obligor (or any such Affiliate), which source is not subject to a confidentiality agreement or undertaking with respect to such information that is known to such Agent or Lender.

                  "Coverage Ratio" means, for any Interest Period, the ratio of:
         (a) the sum of: (i) the Carry-over Amounts (if any) from the previous Interest Period plus (ii) the aggregate amount of Tested Collections received during: (A) for the first Interest Period, the period from the beginning of such Interest Period to and including the day that is 30 days before the end of such Interest Period (or, if such last day is not a Business Day, then the next Business Day), and (B) for all other Interest Periods, the period from the beginning of such Interest Period to and including the day that is 10 days before the end of such Interest Period (or, if such last day is not a Business Day, then the next Business Day), minus (iii) the sum of: (A) the Debt Service Amount for the Other Facility and the Additional Facility plus (B) 1.25 multiplied by the Debt Service Amount for the Other Bank Facility, in each case to be paid during such Interest Period (provided that payments on the Payment Date that is the first day of such Interest Period shall not be included and payments on the Payment Date at the end of such Interest Period shall be included), to (b) the Debt Service Amount for the Bank Facility for the Payment Date at the end of such Interest Period.

                  "Debt" means, with respect to any Person (determined without duplication): (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables (whether payable to Affiliates or other Persons) incurred in the ordinary course of such



                                                              Credit Agreement 6

         Person's business, but only if and for so long as such trade payables remain payable on customary trade terms, and accrued expenses incurred in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar documents, (d) all obligations, contingent or otherwise, of such Person in connection with any securitization of any products, receivables or other Property,
         (e) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such Property), (f) all Capital Lease Obligations and similar obligations under "synthetic leases" of such Person, (g) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit, financial guaranty insurance policies or similar extensions of credit (excluding trade payables to the extent excluded from clause (b)), (h) all obligations of such Person to redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person, (i) all net obligations of such Person in respect of any interest rate protection agreement or any currency swap, cap or collar agreement or similar arrangement entered into by such Person providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies (but without regard to any notional principal amount relating thereto), (j) all Debt of other Persons referred to in clauses (a) through (i) or clause (k) that is Guaranteed by such Person and (k) all Debt referred to in clauses (a) through (j) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property of such Person even though such Person has not assumed or become liable for the payment of such Debt.

                  "Debt Service Amount" has the meaning set forth in the Security Agreement.

                  "Debt Service Coverage Ratio" means, as of the last day of any fiscal quarter of VCP, the ratio (expressed as a decimal) of: (a) the sum of: (i) EBITDA for the four consecutive fiscal quarters ending on such day plus (ii) the amount of cash on VCP's consolidated balance sheet as of such day plus (iii) the sum of, for each marketable security (including Cash Equivalents) on VCP's consolidated balance sheet as of such day, the lower of: (A) the face value and (B) the market value of such marketable security as of such day, to (b) the amount of Total Debt that is scheduled to mature during the four consecutive fiscal quarters after such day plus the actual Interest Expense incurred during the four consecutive fiscal quarters ending on such day. For the purpose of clarification, the calculation of Debt Service Coverage Ratio (and all components thereof) shall be made using Brazilian GAAP.

                  "Default" means an Event of Default or an event that (with notice, lapse of time or both) would become an Event of Default.

                  "Default Rate" means, at any time of determination, a rate per annum equal to the sum of 2% per annum plus the Applicable Margin plus the LIBO Rate for the then-current Interest Period.

                  "Dollars" and "$" mean lawful money for the time being of the United States of America.


                                                              Credit Agreement 7

                  "EBITDA" means, during any period, the total earnings of VCP (on a consolidated basis) before income taxes, Interest Expense, depreciation and amortization during such period, eliminating from the calculation of such earnings: (a) any net income or gain (or net loss), net of any tax effect, during such period from any extraordinary items,
         (b) any interest income during such period, (c) gains or losses during such period on the sale of Property (other than the sale of inventory in the ordinary course of business), (d) any other extraordinary non-cash items deducted from or included in the calculation of pre-tax net income for such period (other than items that will require cash payments and for which an accrual or reserve has been, or is required by GAAP to be, made), (e) the EBITDA for such period of any Subsidiaries or other Property disposed of or discontinued during such period and (f) any net income or gain (or net loss) on any foreign exchange transactions or net monetary positions.

                  "Eligible Assignee" means: (a) a commercial bank, savings and loan association, savings bank, finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) having total assets in excess of $100,000,000 (or its equivalent in any other currency), (b) the central bank of any OECD Country, (c) a Lender or (d) an Affiliate of a Lender (provided that, for as long as the Borrower (or any other Person organized in the Netherlands Antilles) is the borrower hereunder, such Affiliate of a Lender must qualify as a professional market party within the meaning of Section 1 of the Implementing Regulation of Section 1(3) of the Netherlands Antilles Ordinance on the Supervision of Credit Institutions 1994 dated December 18, 1995); and provided further that neither any Obligor nor any Affiliate of any thereof shall qualify as an Eligible Assignee under any of the above clauses.

                  "Eligible Buyer" means: (a) subject to Section 8.13(h), each of the Persons named on Schedule 1, (b) each other Person designated in writing to the Administrative Agent by Newark or a Newark Subsidiary from time to time that has its principal place of business in an OECD Country (other than, if it should become an OECD Country, Brazil) and that has a long-term unsecured foreign currency debt rating of at least "A" by Standard & Poor's or "A2" by Moody's, (c) each other Person designated in writing to the Administrative Agent by Newark or a Newark Subsidiary from time to time (each of which shall have its principal place of business in an OECD Country (other than, if it should become an OECD Country, Brazil)) hereafter approved in writing by the Majority Lenders, (d) each other Person designated in writing to the Administrative Agent by Newark or a Newark Subsidiary from time to time whose obligations under its Receivables shall either be: (i) covered in full by credit insurance, (ii) covered in full by letters of credit (in each of clauses (i) and (ii), which credit insurance or letter of credit is issued by an OECD Country-based (other than, if it should become an OECD Country, Brazil) institution whose long-term unsecured foreign currency debt is rated at least "A" by Standard & Poor's or "A2" by Moody's (each an "Eligible Financial Institution")), or (iii) Guaranteed in full by a Person described in clause (a), (b) or (c) above, and (e) each other Person designated in writing to the Administrative Agent by Newark or a Newark Subsidiary from time to time and having its principal place of business in a country (other than Brazil) dealings with which are not generally prohibited by U.S. law or by the United Nations, which Person shall have entered into one or more Sales Agreements that


                                                              Credit Agreement 8
         call for payment in full on a pre-shipment basis. Notwithstanding the above, in no event shall the Obligors or an Affiliate thereof be considered an Eligible Buyer.

                  "Eligible Financial Institution" has the meaning set forth in clause (d)(ii) of the definition of "Eligible Buyer."

                  "Eligible LC Bank" means an OECD Country-based (other than, if it should become an OECD Country, Brazil) institution whose long-term unsecured foreign currency debt is rated at least "AA" by Standard & Poor's or "Aa2" by Moody's.

                  "Environmental Laws" means all Applicable Laws related to pollution, the protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and any specific agreements entered into with any Governmental Authorities that include commitments related to environmental matters.

                  "Event of Default" has the meaning set forth in Section 9.1.

                  "Excluded Taxes" has the meaning set forth in the definition of "Taxes."

                  "Existing LC" has the meaning set forth in Section 5.6(c).

                  "Export Agreement" means, with respect to each Stand-by Exporter, the Export Agreement, dated as of May 23, 2002, among Newark, such Stand-by Exporter and the Collateral Agent.

                  "Export Arrangements" means, collectively, each Export Agreement and Sales Agreement.

                  "External Debt" means Debt of a Person denominated in a currency other than the lawful currency of the British Virgin Islands, the Netherlands Antilles or Brazil.

                  "Facility" has the meaning set forth in the Security
         Agreement.

                  "Facility Percentage" has the meaning set forth in the Security Agreement.

                  "Final Maturity Date" means May 23, 2005.

                  "Fiscal Semester" means each period from and including January 1 through and including June 30 of each year and from and including July 1 through and including December 31 of each year.

                  "Fitch" means Fitch, Inc. or any successor thereto.

                  "GAAP" means, with respect to any Person, the generally accepted accounting principles (as in effect from time to time) applicable to it in its home jurisdiction.


                                                              Credit Agreement 9

                  "Governmental Approval" means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration from, by or with any Governmental Authority.

                  "Governmental Authority" means any nation or government, any state or municipality, any multi-lateral or similar organization or any other agency, instrumentality or political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government.

                  "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person, including any obligation, direct or indirect, contingent or otherwise, of such other Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) any Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase Property, securities and/or services, to take-or-pay or to maintain financial statement conditions or otherwise, other than agreements to purchase Property, securities and/or services at an arm's-length price in the ordinary course of business) or (b) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" used as a verb has a corresponding meaning.

                  "Hejoassu" means Hejoassu Administracao Ltda., a Brazilian corporation.

                  "Interest Expense" means, for any period, interest (or similar) expense on the Debt of VCP (on a consolidated basis), including (without duplication): (a) fees (including commitment fees and insurance premiums), (b) net payments under any interest rate protection agreement or other hedging agreement, (c) the interest portion of any deferred payment obligations, (d) all fees and charges owed with respect to letters of credit or performance or other bonds,
         (e) all accrued or capitalized interest, (f) any amortization of debt discount and (g) all but the principal component of payments relating to Capital Lease Obligations.

                  "Interest Period" means: (a) initially, the period commencing on and including the Borrowing Date and ending on but excluding the first Payment Date, and (b) thereafter, the period from the end of the preceding Interest Period to but excluding the next Payment Date.

                  "Lender" has the meaning set forth in the introduction hereto.

                  "Letter of Instructions" has the meaning set forth in the Security Agreement.

                  "LIBO Rate" means, for any Interest Period, the offered rate for deposits in Dollars equal to or nearest the number of days in such Interest Period that appears on Page 3750 of the Telerate Service of Bridge Information Services (or such other page as may replace such page on that service) ("Page 3750") as of approximately 11:00 a.m.



                                                             Credit Agreement 10

         (London time) on the date two Business Days before the first day of such Interest Period; provided that: (a) if such rate does not appear on Page 3750, then the "LIBO Rate" shall mean, with respect to each day during such Interest Period, the offered rate for deposits in Dollars equal to or nearest the number of days in such Interest Period that appears on the Reuters Screen LIBO Page as of approximately 11:00 a.m. (London time) on the date two Business Days before the first day of such Interest Period, and (b) if such rates do not appear on either Page 3750 or the Reuters Screen LIBO Page, then the "LIBO Rate" shall mean, with respect to each day during such Interest Period, the rate per annum equal to the average (rounded upwards, if necessary, to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each Reference Bank as the rate at which Dollar deposits are offered to such Reference Bank by prime banks at or about 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for a period approximately equal to the number of days in such Interest Period and in an amount comparable to the Loans then outstanding hereunder.

                  "Lien" means any mortgage, lien, pledge, usufruct, fiduciary transfer (alienacao fiduciaria), charge, encumbrance or other security interest or any preferential arrangement (including a securitization) that has the practical effect of creating a security interest.

                  "Loan" has the meaning set forth in Section 2.1(a).

                  "Loan Documents" means, collectively, this Agreement, the Notes, the Newark Note, the Security Agreement, the Account Control Agreements, the Export Agreements, the Letters of Instructions, the Agents' Fee Letters, the Subordination Agreement, the Transfer of Debt Agreement, the Trading Company Collateral Documents and each other agreement executed in connection herewith and therein identified as such (and, unless the Administrative Agent is a party thereto, consented to by the Administrative Agent).

                  "Majority Lenders" means, at any time of determination, Lenders having more than 50% of the aggregate principal amount of the Loans then outstanding or, if the Borrowing Date has not yet occurred, more than 50% of the aggregate amount of the Commitments.

                  "Majority Secured Parties" has the meaning set forth in the Security Agreement.

                  "Material Adverse Effect" means a material adverse effect on:
         (a) the business, condition (financial or otherwise), operations, performance or Properties of VCP and its Subsidiaries (taken as a whole), (b) the ability of any Obligor to perform its obligations under the Loan Documents to which it is a party or (c) the rights and/or remedies of any of the Bank Facility Secured Parties hereunder or under any of the other Loan Documents (it being understood that whether or not something has a material adverse effect shall take into account (to the extent relevant) any insurance, indemnities, rights of contribution and/or similar rights and claims available and applicable so long as consideration is given to the nature and quality of, and likelihood of recovery under, such insurance, indemnities, rights of contribution and/or similar rights and claims).



                                                             Credit Agreement 11

                  "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

                  "Net Debt" means, as of the last day of any Fiscal Semester of VCP, its Total Debt as of such date minus the sum of: (a) the aggregate amount of cash on its consolidated balance sheet as of such day plus
         (b) the sum of, for each marketable security (including Cash Equivalents) on VCP's consolidated balance sheet as of such day, the lower of: (i) the face value and (ii) the market value of such marketable security as of such day. For the purpose of clarification, the calculation of Net Debt (and all components thereof) shall be made using Brazilian GAAP.

                  "Net Debt to EBITDA Ratio" means, as of the last day of any Fiscal Semester of VCP, the ratio (expressed as a decimal) of: (a) its Net Debt as of such day to (b) EBITDA for the two most recent Fiscal Semesters ending on such date. For the purpose of clarification, the calculation of Net Debt to EBITDA Ratio (and all components thereof) shall be made using Brazilian GAAP.

                  "Newark" has the meaning set forth in the introduction hereto.

                  "Newark Note" has the meaning set forth in Section 2.5(b).

                  "Newark Subsidiaries" has the meaning set forth in the introduction hereto.

                  "New York Business Day" means a day (other than Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City, New York.

                  "Nitro Quimica" means Cia. Nitro Quimica Brasileira, a Brazilian corporation, and its successors and assigns.

                  "Note" has the meaning set forth in Section 2.5(a).

                  "Notice of Borrowing" has the meaning set forth in Section
         2.2.

                  "Obligors" means, collectively, Newark, each Newark Subsidiary, VCP, VCP Exportadora and each Stand-by Exporter.

                  "OECD Country" means, at any time, any nation that is a member of the Organization of Economic Cooperation and Development at such time.

                  "Original Credit Agreement" has the meaning set forth in the Recitals hereto.

                  "Organizational Documents" means, with regard to any Person:
         (a) its articles of incorporation or other similar document, (b) its estatuto social, contrato social, by-laws or other similar document,
         (c) any certificate of designation or other document relating to the rights of preferred shareholders or other holders of Capital Stock of such Person, (d) any shareholder rights agreement, registration rights agreement, joint venture agreement or other similar agreement relating to such Person and (e) all resolutions and consents of the shareholders (or similar owners), the board of directors (or any committee thereof) or similar governing body of such Person.


                                                             Credit Agreement 12

                  "Other Bank Facility" has the meaning set forth in the Security Agreement.

                  "Other Bank Facility Agent" has the meaning set forth in the Security Agreement.

                  "Other Facility" has the meaning set forth in the Security Agreement.

                  "Other Facility Agent" has the meaning set forth in the Security Agreement.

                  "Participant" has the meaning set forth in Section 13.7(c).

                  "Payment Date" means August 26, 2002 and the 24th day of each calendar month thereafter; provided that if any such date is not a Business Day, then such Payment Date shall be the next Business Day unless such next Business Day would fall in another calendar month, in which case such Payment Date shall be the preceding Business Day.

                  "Payor" has the meaning set forth in Section 3.7.

                  "Permitted Investments" means any security issued by a Person organized in the United States of America (including the government of the United States of America, any agency thereof or any mutual fund organized therein), which security matures not later than the Business Day before the Payment Date after the date of acquisition thereof (or is a mutual fund) and is rated at least "AA" or "Aa2" (or its equivalent with respect to a mutual fund) by Standard & Poor's or Moody's, respectively.

                  "Permitted Liens" means:

                           (a) Liens imposed by Applicable Law that were
                  incurred in the ordinary course of business, including carriers', warehousemens' and mechanics' liens, statutory landlord's liens and other similar liens and encumbrances arising in the ordinary course of business, in each case that:
                  (i) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of the Person owning such Property or (ii) are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such liens and/or encumbrances,

                           (b) Liens securing taxes, assessments and other
                  governmental charges or levies, in each case the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made,

                           (c) pledges or deposits made in the ordinary course
                  of business in connection with workers' compensation, unemployment insurance or other similar social security legislation, and


                                                             Credit Agreement 13

                           (d) security deposits or reserves maintained in the
                  ordinary course of business and required by Applicable Law.

                  "Person" means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

                  "Principal Payment Date" means each Payment Date from and including the Payment Date in June 2003.

                  "Process Agent" has the meaning set forth in Section 13.12(b).

                  "Products" means: (a) wood pulp, coated and uncoated papers and other products, in each case produced in Brazil by VCP, one of its Subsidiaries or a Stand-by Exporter, (b) other products produced in Brazil by any other Person and sold by VCP (or one of its Subsidiaries) to Newark to satisfy the obligations under Section 8.13(d), and (c) other products purchased by Newark from another Person as described in
         Section 8.6(c)(ii)(A).

                  "Projected Available Collections" means, with respect to any Interest Period: (a) the aggregate amount of collections relating to export sales of VCP's (or one of its Subsidiaries) Products projected to be received from Eligible Buyers during such Interest Period minus
         (b) the sum of the aggregate amount of principal, interest, fees, expenses and other amounts (multiplied by the higher of one and any minimum required debt service coverage ratio for the applicable Debt) that is projected to be paid during such Interest Period (and on the Payment Date at the end thereof) by VCP (and/or any of its Subsidiaries) on all outstanding Debt (other than the "Secured Obligations" as defined in the Security Agreement) that is secured by (or otherwise expected to be repaid from) collections relating to export sales of VCP's (or one of its Subsidiaries') Products; provided that interest payable on any such Debt that does not have a fixed interest rate shall be calculated using an interest rate equal to the then-current interest rate corresponding to such Debt plus an additional 1% per annum, plus (c) with respect to each such other Debt facility, but without duplication, the lower of: (i) the amount included in clause (b) for such Interest Period with respect to such item of Debt and (ii) the aggregate amount of collections relating to export sales of VCP's (or one of its Subsidiaries') Products projected to be received during such Interest Period from "eligible buyers" (or a similar concept) under such Debt facility that are not also Eligible Buyers hereunder.

                  "Property" of any Person means any property, rights or revenues, or interest therein, of such Person.

                  "Rating Agency" means any of Standard & Poor's, Moody's or Fitch.

                  "Receivable" means each account or payment intangible (each as defined in Article 9 of the UCC) or similar obligation arising under any Sales Agreement (including any such agreement that no longer exists).


                                                             Credit Agreement 14

                  "Reference Banks" means the principal London offices of ABN AMRO, Citibank, N.A. and Barclays Bank PLC, or their respective successors.

                  "Register" has the meaning set forth in Section 13.7(b).

                  "Replacement LC" has the meaning set forth in Section 5.6(c).

                  "Required Payment" has the meaning set forth in Section 3.7.

                  "Reserve Account" has the meaning set forth in the Security Agreement.

                  "Reserve Letter of Credit" means a letter of credit that: (a) is issued by an Eligible LC Bank, (b) has a face amount (denominated and payable in Dollars in the United States) at least equal to the Collateral Account Reserve Amount calculated at the time of the issuance of such letter of credit, (c) is irrevocable and (d) is otherwise reasonably acceptable to the Collateral Agent.

                  "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service or such other page as may replace the "LIBO" page on that service for the purpose of displaying London interbank offered rates for the deposit of Dollars of major banks.

                  "Sales Agreement" means each contract or other agreement (which may be formed by exchange of letters, e-mail, other electronic communication or other correspondence (including purchase orders) or verbally) from time to time entered into by either Newark Subsidiary (or any other Person on its behalf) with a customer for the sale of Products.

                  "Sales Collateral" has the meaning set forth in the Security Agreement.

                  "Secured Parties" has the meaning set forth in the Security Agreement.

                  "Security Agreement" means the Amended and Restated Security Agreement, dated as of May 23, 2002 and amended and restated as of April 26, 2004, among Newark, the Newark Subsidiaries, VCP Exportadora, the Other Bank Facility Agent, the Additional Facility Agent, the Other Facility Agent and the Collateral Agent.

                  "Specified Event" means the failure to obtain a Coverage Ratio for any Interest Period of at least 1.00.

                  "Standard & Poor's" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor thereto.

                  "Stand-by Exporter" means each of Citrovita and Nitro Quimica.

                  "Subordination Agreement" means the Amended and Restated Subordination Agreement, dated as of May 23, 2002 and amended and restated as of April 26, 2004, among VCP, VCP Exportadora, each Newark Subsidiary, Newark and the Collateral



                                                             Credit Agreement 15

         Agent and to which additional Affiliates of Newark may from time to time enter into a joinder thereto.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity more than 50% of the Voting Stock in which is owned or controlled, directly or indirectly, by such Person and/or by any Subsidiary of such Person.

                  "Taxes" means all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto or with respect to the non-payment thereof, now or hereafter imposed, assessed, levied or collected by any authority, on or in respect of any Loan Document, any Loan, any Sales Agreement, any payment under this Agreement, any other Loan Document or any Sales Agreement or the recording, registration, notarization or other formalization of any thereof; provided that Taxes shall not include any of the following excluded taxes ("Excluded Taxes"): (a) any income, franchise, real property or other similar taxes imposed upon any Bank Facility Secured Party by the jurisdiction under the laws of which such Bank Facility Secured Party is organized, in which such Bank Facility Secured Party has its principal place of business or permanent establishment or, if a Lender, in which its Applicable Lending Office is located and (b) any taxes that are attributable solely to the failure of any Bank Facility Secured Party to comply with Section 4.5(e).

                  "Tested Collections" means, subject to Section 5.1(b), the collections in respect of Receivables that are deposited into the Collection Account by: (a) Eligible Buyers (or Eligible Financial Institutions on their behalf) that have received Letters of Instructions by the time of such deposit and (b) customers of Products purchased under a supply contract provided pursuant to Section 8.6(c)(ii).

                  "Total Capitalization" means, as of the last day of any fiscal quarter of VCP, the sum of: (a) the Total Debt as of such day plus (b) the net worth of VCP (on a consolidated basis) as of such day plus (c) without duplication of clause (b), the sum of minority interests in other Persons held by VCP (on a consolidated basis) as of such day.

                  "Total Debt" means, as of the last day of any fiscal quarter of VCP, the aggregate outstanding principal amount of Debt of VCP (on a consolidated basis) as of such day.

                  "Total Debt to Total Capitalization Ratio" means, as of the last day of any Fiscal Semester of VCP, the ratio (expressed as a decimal) of: (a) the Total Debt as of such day to (b) the Total Capitalization as of such day. For the purpose of clarification, the calculation of the Total Debt to Total Capitalization Ratio (and all components thereof) shall be made using Brazilian GAAP.

                  "Trading Company" has the meaning set forth in the Security Agreement.

                  "Trading Company Collateral Documents" has the meaning set forth in the Security Agreement.

                  "Transfer of Debt" has the meaning set forth in the Recitals hereto.

                                                             Credit Agreement 16

                  "Transfer of Debt Agreement" means the Transfer of Debt Agreement, dated as of April 26, 2004, among Newark, the Newark Subsidiaries, VCP Exportadora and VCP.

                  "UCC" means the Uniform Commercial Code as in effect in the State of New York.

                  "U.S. GAAP" means the generally accepted accounting principles in the United States of America.

                  "VCP" has the meaning set forth in the introductory paragraph hereto.

                  "VCP Exportadora" has the meaning set forth in the introductory paragraph hereto.

                  "VCP NA" has the meaning set forth in the introductory paragraph hereto.

                  "VCP Party" means each of VCP, each of its Subsidiaries (including VCP Exportadora, the Trading Company, Newark and the Newark Subsidiaries) and each Stand-by Exporter.

                  "Voting Stock" of a Person means Capital Stock in such Person having power to vote for the election of directors or similar officials of such Person or otherwise voting with respect to actions of such Person (other than such Capital Stock having such power only by reason of the happening of a contingency).

                  "Votorantim Group" means the group of related companies commonly known as the "Votorantim Group" comprised of Hejoassu and its Subsidiaries (which companies include each of the Obligors).

         Section 1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, and any subsection, Section, Article, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) The term "documents" includes any and all documents, instruments, written agreements, certificates, indentures, notices and other writings, however evidenced (including electronically).

         (d) The term "including" is not limiting and (except to the extent specifically provided otherwise) shall mean "including without limitation."

         (e) Unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including," the words "to" and "until" each shall mean "to but excluding," and the word "through" shall mean "to and including."


                                                             Credit Agreement 17

         (f) The terms "may" and "might" and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person.

         (g) Unless otherwise expressly provided herein: (i) references to agreements (including this Agreement) and other documents shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent that such amendments and other modifications are not prohibited by any Loan Document, and (ii) references to any Applicable Law are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing, interpreting or implementing such Applicable Law.

         (h) The Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall be performed in accordance with their terms.

         (i) The Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Arranger, the Obligors and the Lenders, and are the products of all such Persons. Accordingly, they shall not be construed against the Lenders, the Arranger, the Agents or any other Bank Facility Secured Party merely because of any such Person's involvement in their preparation.


                                   ARTICLE II
                                   LOANS, ETC.


         Section 2.1 Loans. (a) Each Lender severally agrees, on and subject to the terms and conditions of this Agreement, to make a loan or loans (its "Loans") to the Borrower in Dollars on any one New York Business Day on or before the Commitment Termination Date in an aggregate principal amount up to and including, but not to exceed, the amount of such Lender's Commitment and, as to all Lenders, in an aggregate principal amount up to and including, but not to exceed, $380,000,000. Any amounts not borrowed on the Borrowing Date may not be borrowed thereafter and any available amounts not requested to be borrowed hereunder shall result in the pro rata irrevocable termination of an equivalent amount of Commitments on the day on which the Administrative Agent receives the Notice of Borrowing.

         (b) Except as otherwise specifically provided herein, the proceeds of the Loans (less any fees and expenses then due and payable under Sections 2.3 and 13.3) shall be used by the Borrower solely to make to Newark a prepayment for the sale of Products by Newark to the Borrower. Newark shall apply the proceeds of such prepayment(s) solely to finance the repayment in full of all of its existing Debt and to fund the Collateral Account established pursuant to
Section 5.2.

         Section 2.2 Borrowing. The Borrower shall give the Administrative Agent notice of a request for the Loans hereunder in substantially the form of Exhibit C (the "Notice of Borrowing") as provided in Section 3.6. Not later than 11:00 a.m. (New York time) on the requested Borrowing Date, each Lender shall make available the amount of its Loan to the Administrative Agent, at the Administrative Agent's Account, in Dollars and immediately

                                                             Credit Agreement 18
available funds, for the account of the Borrower. The amount so received by the Administrative Agent shall, on the Borrowing Date, be applied by the Administrative Agent (on behalf of the Borrower) to pay all fees and expenses then due and payable under Sections 2.3 and 13.3 and to make a prepayment to Newark for the sale of Products. The Administrative Agent shall, on the Borrowing Date, apply the proceeds of such prepayment (on behalf of Newark) to repay Newark's existing Debt in accordance with remittance instructions delivered by Newark and, if so requested by Newark in such instructions, to fund the Collateral Account.

         Section 2.3 Fees. Newark shall pay to the Agents and the Arranger fees in such amounts and at such times as previously agreed upon between Newark and each such Person, including (with respect to the Agents) as provided in the Agents' Fee Letters.

         Section 2.4 Several Obligations; Remedies Independent. The failure of any Lender to make the Loan(s) to be made by it on the Borrowing Date shall not relieve any other Lender of its obligation to make its Loan(s) on such date, but neither any Lender nor any Agent shall be responsible for the failure of any other Lender to make the Loan(s) to be made by such other Lender and (except as otherwise provided in Section 3.7) no Lender shall have any obligation to either Agent or any other Lender for the failure by such Lender to make the Loan(s) required to be made by such Lender.

         Section 2.5 Notes. (a) The Loan(s) made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1 (each a "Note"), dated the Borrowing Date, payable to such Lender in a principal amount equal to the amount of such Loan and otherwise duly completed.

         (b) The prepayment for Products made by the Borrower to Newark shall be evidenced by a promissory note of Newark, substantially in the form of Exhibit A-2 (the "Newark Note"), dated the Borrowing Date and amended and restated as of April 26, 2004, payable to the Borrower in a principal amount equal to such prepayment and otherwise duly completed.


                                   ARTICLE III
                       PAYMENTS OF PRINCIPAL AND INTEREST


         Section 3.1 Repayment of the Loans. The Borrower agrees to pay to the Administrative Agent for the account of each Lender the full principal amount of the Loans in 24 equal consecutive monthly installments, one payable on each Principal Payment Date; provided that the final such installment shall be in an amount equal to the then aggregate unpaid principal amount of the Loans. The Borrower agrees that its obligations under this Agreement and the other Loan Documents are general obligations of the Borrower and that the recourse of the Lenders, the Administrative Agent and the other Bank Facility Secured Parties in respect thereof is not limited to the Collateral or any portion thereof.

         Section 3.2 Interest. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loan(s) made by such Lender for the period from and including the Borrowing Date to but excluding the date on which such Loan is paid in full, in respect of each Interest Period, at a rate per annum equal to the

                                                             Credit Agreement 19

LIBO Rate for such Interest Period plus the Applicable Margin. Such interest shall continue to accrue after as well as before any bankruptcy, insolvency, reorganization, concordata, liquidation, falencia, dissolution, arrangement or winding up or composition or readjustment of debts of any VCP Party.

         (b) Notwithstanding the foregoing, the Borrower agrees to pay to the Administrative Agent for the account of each Lender interest on the Loans at the Default Rate at any time during the existence of an Event of Default.

         (c) Accrued interest on the Loans shall be payable on each Payment Date and (on the principal amount so prepaid) upon each pre-payment of principal thereof; provided that interest payable at the Default Rate shall also be payable from time to time on demand by the Administrative Agent.

         (d) Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders and to Newark (it being understood that the Administrative Agent's failure to do so shall not affect the interest rate applicable hereunder).

         (e) Interest on the Loans based upon the LIBO Rate shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

         Section 3.3 Optional Pre-payments. The Borrower may prepay all or a portion of the Loans at any time or from time to time, which pre-payment shall in each case be made together with accrued and unpaid interest on the principal amount so prepaid and all other amounts then payable under this Agreement (including Section 4.4) but without premium or penalty (subject to Section 4.4); provided that: (a) the Borrower shall give the Administrative Agent notice of each such pre-payment as provided in Section 3.6 (and, upon the date specified in any such notice, the amount to be prepaid shall become due and payable hereunder), (b) each such notice of pre-payment shall specify the amount of the Loans being prepaid and (c) each partial pre-payment shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be applied to the installments of the Loans in the inverse order of maturity. Amounts prepaid hereunder may not be reborrowed.

         Section 3.4 Payments. (a) All payments of principal, interest and other amounts to be made by (or on behalf of) the Borrower to the Bank Facility Secured Parties under this Agreement and the other Loan Documents (including payments made pursuant to Section 5.3(c)) shall be received in Dollars, in immediately available funds, without deduction, set-off or counterclaim, in the Administrative Agent's Account not later than 11:00 a.m. (New York time) on the date on which such payment shall become due (each such payment received after such time on such due date to be deemed to have been received on the next New York Business Day; it being understood that such late payment received before 3:00 p.m. (New York time) on such due date shall not be considered a Default).

         (b) The Borrower shall, subject to Sections 3.5 and 5.3(c), at the time of making each payment under this Agreement and the other Loan Documents (including payments made

                                                             Credit Agreement 20
pursuant to Section 5.3(c)) for the account of any Bank Facility Secured Party, specify to the Administrative Agent (who shall notify the intended recipient(s) thereof) the amounts payable under the Loan Documents to which such payment is to be applied (and if the Borrower fails so to specify, or if an Event of Default exists, then the Administrative Agent may distribute such payment for application in such manner as it or the Majority Lenders, subject to Sections
3.5 and 5.3(c), may determine to be appropriate).

         (c) Each payment received by the Administrative Agent under this Agreement or any other Loan Document for the account of any recipient shall be paid by the Administrative Agent promptly to such recipient, in immediately available funds, for the account of such recipient (with respect to a Lender, for the account of its Applicable Lending Office). Should any such payment not be made by the Administrative Agent within one Business Day of its receipt of funds for such payment, then the Administrative Agent shall also pay (out of its own funds) to the applicable recipient(s) of such payments interest thereon for each day thereafter at a rate equal to the per annum rate specified by such recipient(s) as its/their cost of funding such amount for the applicable period (which cost of funding shall be reasonably determined by such recipient and notified to the Administrative Agent in reasonable detail).

         (d) If the due date of any payment to any Bank Facility Secured Party under this Agreement or any other Loan Document would otherwise fall on a day that is not a Business Day, then such date shall be extended to the next Business Day and interest (if any is applicable to such payment) shall be payable for any amount so extended for the period of such extension.

         Section 3.5 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) the Loans shall be made by the Lenders pro rata according to the amounts of their respective Commitments, (b) each payment of principal of the Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans then held by them and (c) each payment of interest on the Loans shall be made for the account of the Lenders pro rata in accordance with the respective amounts of interest on the Loans then due and payable to them.

         Section 3.6 Certain Notices. The Notice of Borrowing shall be effective only if received by the Administrative Agent not later than 11:00 a.m. (New York time) on the date two Business Days before the requested Borrowing Date (which Notice of Borrowing can be delivered prior to the Closing Date with the consent of the Administrative Agent) and each notice of optional pre-payment pursuant to
Section 3.3 shall be effective only if received by the Administrative Agent not later than 11:00 a.m. (New York time) on the date five Business Days before the date of such pre-payment. The Notice of Borrowing and each notice of optional pre-payment shall specify the amount to be borrowed or prepaid and the requested Borrowing Date or pre-payment date (each of which dates shall be a New York Business Day). The Administrative Agent shall promptly notify the Lenders of the contents of each such notice.

         Section 3.7 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified in writing by any Lender or the Borrower, (in each case, the "Payor") before the date on which the Payor is to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of the Loan to be made by such Lender hereunder or (in the case of the Borrower) of a payment to the Administrative Agent for the account of one

                                                             Credit Agreement 21
or more of the Lenders hereunder (any such payment being herein called the "Required Payment") that such Payor will not make its Required Payment, the Administrative Agent may assume that the Payor is making its Required Payment available to the Administrative Agent and may, in reliance upon such assumption, make available to the Lenders or the Borrower, as the case may be, a corresponding amount. If such amount is so advanced by the Administrative Agent but not made available by the Payor to the Administrative Agent by the required time on such date, then the Payor shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate: (a) in the case of a Lender, equal to the rate specified by the Administrative Agent as its cost of funding such amount for the applicable period, and (b) in the case of the Borrower, equal to the then-applicable Default Rate, in each case until such amount is paid in full (in immediately available Dollars) to the Administrative Agent. A certificate of the Administrative Agent submitted to any Payor with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

         Section 3.8 Set-Off; Sharing of Payments. (a) Without limiting any of the obligations of the Borrower or the rights of any Bank Facility Secured Party under the Loan Documents, if Newark, VCP Exportadora, VCP or either Newark Subsidiary shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any amount payable by it hereunder or under any other Loan Document, then (to the extent not in violation of Applicable Law) each Bank Facility Secured Party may, without prior notice to Newark, VCP Exportadora, VCP or either Newark Subsidiary (which notice is expressly waived by it to the fullest extent permitted by Applicable Law), set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) at any time held or any other Debt owing by such Bank Facility Secured Party or any of its Affiliates (in each case, including any branch or agency thereof) to or for the credit or account of Newark, VCP Exportadora, VCP or either Newark Subsidiary. Each Bank Facility Secured Party shall promptly provide notice of any such set-off by it to Newark, VCP Exportadora, VCP or either Newark Subsidiary, as applicable, and the Administrative Agent; provided that failure by such Bank Facility Secured Party to provide such notice shall not give either Newark, VCP Exportadora, VCP or either Newark Subsidiary any cause of action or right to damages or affect the validity of such set-off and application.

         (b) If any Bank Facility Secured Party shall obtain from Newark, VCP Exportadora, VCP or either Newark Subsidiary payment of any principal of or interest on its Loan or payment of any other amount under this Agreement or the other Loan Documents through the exercise of any right of set-off, banker's lien, counterclaim or similar right or for any other reason (other than from the Agents as provided herein), and, as a result of such payment, such Bank Facility Secured Party shall have received a percentage of the principal of or interest on the Loans or such other amounts then due under the Loan Documents in excess of such Bank Facility Secured Party's share thereof, then it shall promptly notify the Administrative Agent thereof and purchase from the applicable other Bank Facility Secured Parties participations in (or, if and to the extent specified by any such other Bank Facility Secured Party, direct interests in) the Loans or such other amounts, respectively, owing to such other Bank Facility Secured Parties (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time, as shall be equitable, to the end that all the applicable Bank Facility Secured Parties shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank Facility Secured Party in obtaining or preserving such excess payment) pro rata in accordance

                                                             Credit Agreement 22
with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Bank Facility Secured Parties under the Loan Documents. To such end, all such Bank Facility Secured Parties shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

         (c) Nothing contained in this Section shall require any Bank Facility Secured Party to exercise any such right or shall affect the right of any Bank Facility Secured Party to exercise, and retain the benefits of exercising, any such right with respect to any other Debt or obligation of Newark, VCP Exportadora, VCP or either Newark Subsidiary.


                                   ARTICLE IV
                             YIELD PROTECTION, ETC.


         Section 4.1 Additional Costs. (a) If the adoption of any Applicable Law, or any change in any Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority (in each case above, at any time on or after May 23, 2002), shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the U.S. Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose upon any Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting its Loan(s), its Note(s) or its obligation to make its Loan, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining its Loan(s), or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under any other Loan Document (other than Taxes (including Excluded Taxes), which shall be treated pursuant to Section 4.5), then the Borrower shall pay to the Administrative Agent for the account of such Lender such additional amount(s) as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender shall have reasonably determined that the adoption of any Applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by it (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority (in each case above, at any time on or after May 23, 2002), has or would have the effect of reducing the rate of return on capital of such Lender (or its parent or Applicable Lending Office) as a consequence of such Lender's obligations hereunder or its Loan(s) to a level below that which such Lender (or its parent or Applicable Lending Office) could have achieved but for such adoption, change, request or directive, then from time to time the Borrower shall pay to such Lender such additional amount as will compensate such Lender (or its parent or Applicable Lending Office, as the case may be) for such reduction.

                                                             Credit Agreement 23

         (c) Each Lender shall promptly (and, in any event, within 90 days of its actual knowledge thereof) notify the Borrower of any event of which it has knowledge that will entitle such Lender to compensation pursuant to this Section and shall provide the Borrower with reasonable detail as to the basis of such Lender's claim to compensation hereunder and method for calculating such compensation; it being understood that any failure of any Lender to deliver any such notice shall result in its not being able to seek compensation pursuant to this Section for the period from and including the date of its actual knowledge of such event to but excluding the date that is 90 days before the date on which it has notified the Borrower of such event. Before giving any such notice, a Lender shall designate a different Applicable Lending Office if such designation: (i) will avoid the need for, or reduce the amount of, such compensation and (ii) will not, in the reasonable judgment of such Lender, be disadvantageous to such Lender. A notice of any Lender claiming compensation under this Section and providing the information set forth above within the time set forth above shall be prima facie evidence of its entitlement to such compensation and shall be binding upon the Borrower in the absence of manifest error and such amounts shall be payable by the Borrower promptly (and, in any event, within five Business Days) after receipt of such notice (or, if such compensation relates to future dates, by no later than the applicable dates indicated in such notice).

         (d) For purposes of calculating amounts payable under this Section and
Section 4.4, each Loan conclusively shall be deemed to have been funded at the LIBO Rate applicable to such Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.

         Section 4.2 Substitute Basis. If, on or before the first day of any Interest Period (an "Affected Interest Period"):

                  (a) the Administrative Agent determines that, by reason of circumstances affecting the London interbank market, the LIBO Rate cannot be determined for such Affected Interest Period pursuant to the definition thereof, or

                  (b) the Majority Lenders determine and notify the Administrative Agent that the LIBO Rate for such Affected Interest Period will not be adequate to cover the cost to such Lenders of making or maintaining their Loans for such Affected Interest Period, then: (i) the Administrative Agent and the Borrower shall negotiate in good faith to determine a mutually agreeable rate of interest applicable to the affected Loans during the Affected Interest Period (it being understood that each affected Lender must consent to such interest rate) and (ii) if no agreement can be so reached by the tenth Business Day of the Affected Interest Period, then each affected Lender shall determine (and shall certify from time to time in a certificate delivered by such Lender to the Administrative Agent setting forth in reasonable detail the basis of the computation of such amount), which determination shall be made in a commercially reasonable manner, the rate basis reflecting the cost to such Lender of funding its Loan(s) for the Affected Interest Period, and such rate basis shall be binding upon the Borrower and shall apply in lieu of the LIBO Rate for such Interest Period in the absence of manifest error.

                                                             Credit Agreement 24

         Section 4.3 Illegality. Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Applicable Law or in the interpretation or application thereof by any Governmental Authority (in each case, at any time on or after May 23, 2002) shall make it (or be asserted by it to be) unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain its Loan(s) hereunder (and, in the opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent), following which notice: (a) such Lender's Commitment (if still available) shall be suspended until such time as such Lender may again make and maintain its Loan(s) or (b) if such Applicable Law shall so mandate, such Lender's Loan(s) shall be prepaid by the Borrower, together with accrued and unpaid interest thereon and all other amounts payable to such Lender by the Borrower under the Loan Documents, on or before such date as shall be mandated by such Applicable Law (such pre-payment not being shared as described in Section 3.8(b) with any Lenders not so affected); provided that if it is lawful for such Lender to maintain its Loan(s) until the next Payment Date, then such payment shall be made on such Payment Date. Any such funds so prepaid may not be reborrowed.

         Section 4.4 Funding Losses. The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense (including any such loss, cost or expense arising from the liquidation or reemployment of funds obtained by such Lender to fund its Loan(s) or from fees payable to terminate the deposits from which such funds were obtained, except for any loss of the Applicable Margin) that such Lender determines is attributable to:

                  (a) any optional or mandatory pre-payment (including as a result of an acceleration due to an Event of Default pursuant to
         Section 9.1) of the Loan(s) made by such Lender for any reason on a date other than a Payment Date, or

                  (b) any failure by the Borrower for any reason (including the failure of any of the conditions precedent specified in Article VI to be satisfied) to make a requested borrowing hereunder on the requested Borrowing Date specified in the Notice of Borrowing given pursuant to
         Section 2.2 or to prepay the Loans (or any portion thereof) in accordance with a notice of pre-payment under Section 3.3.

Each Lender shall furnish to the Borrower a notice setting forth the basis and amount of each request by such Lender for compensation under this Section, which notice shall provide reasonable detail as to the calculation of such loss, cost or expense, and shall be conclusive and binding upon the Borrower in the absence of manifest error. For purpose of calculating amounts payable hereunder, reference is hereby made to Section 4.1(d).

         Section 4.5 Taxes. (a) All payments on account of the principal of and interest on the Loans and the Notes, and fees and all other amounts payable under the Loan Documents by the Borrower to or for the account of either Agent, any Lender or any other Bank Facility Secured Party, including amounts payable under clauses (b) and (c), shall (except to the extent required

                                                             Credit Agreement 25
by Applicable Law) be made free and clear of and without reduction or liability for or on account of any Taxes.

         (b) The Borrower shall indemnify each Bank Facility Secured Party against, and reimburse each Bank Facility Secured Party on demand for, any Taxes and any loss, liability, claim or expense, including interest, penalties and legal fees, that such Bank Facility Secured Party may incur at any time arising out of or in connection with any failure of Newark to make any payment of Taxes under clause (c) when due.

         (c) If the Borrower, any Person (including any other Obligor) making a payment under the Loan Documents on behalf of any Obligor or either Agent shall be required by Applicable Law to deduct or withhold any Taxes from any amounts payable to any Bank Facility Secured Party on, under or in respect of the Loan Documents or the Loans, then the Borrower, shall: (i) deduct or withhold and pay such Taxes in accordance with such Applicable Law and (ii) promptly (and, in any event, within five Business Days after the Borrower's knowledge of the application of such Taxes) pay the Administrative Agent (on behalf of the Bank Facility Secured Party entitled to such amount) such additional amounts as may be required, after the deduction or withholding of such Taxes (including any Taxes on any such additional amounts), to enable such Bank Facility Secured Party to receive on the due date thereof an amount equal to the full amount stated to be payable to such Bank Facility Secured Party under the Loan Documents.

         (d) Except to the extent prohibited by Applicable Law, the Borrower shall furnish to the Administrative Agent, upon the request of any Bank Facility Secured Party (through the Administrative Agent), together with certified copies for distribution to each Bank Facility Secured Party requesting the same, original official tax receipts (if available or, if not, a certified copy thereof if available) in respect of each payment of Taxes required under this Section, as soon as is reasonably practical after the date that such payment is made, and shall promptly furnish to the Administrative Agent at its request or at the request of any Bank Facility Secured Party (through the Administrative Agent) any other information, documents and receipts that the Administrative Agent or such Bank Facility Secured Party may reasonably request to establish that full and timely payment has been made of all Taxes with respect to which indemnification is required to be paid under this Section to such Bank Facility Secured Party.

         (e) Each Bank Facility Secured Party that is entitled under Applicable Law to an exemption from or reduction of withholding tax with respect to any payments made by (or on behalf of) any Obligor pursuant to the Loan Documents agrees (or shall be deemed to have agreed) to comply with any certification, identification, information, documentation or other reporting requirement if:
(i) such compliance is required by Applicable Law as a precondition to such exemption or reduction and (ii) at least 30 days before the first date with respect to which the Borrower shall apply this paragraph with respect to such requirement, such Obligor shall have notified the relevant Bank Facility Secured Party that such Bank Facility Secured Party will be required to comply with such requirement; provided that compliance with such requirement shall not apply to the extent that it would require disclosure by a Bank Facility Secured Party of information that such Bank Facility Secured Party reasonably considers to be confidential or otherwise materially disadvantageous to disclose. Notwithstanding the foregoing, each Bank Facility Secured Party that is not organized under the laws of the United States of America or any state thereof shall deliver to the Administrative Agent and to VCP NA, on or before the

                                                             Credit Agreement 26

Closing Date (or, in the case of a Bank Facility Secured Party that becomes a Bank Facility Secured Party after the Closing Date, on or before such later date on which such Bank Facility Secured Party acquires its interest in the Loan Documents) to the extent such Bank Facility Secured Party reasonably qualifies under Applicable Law, such properly completed and executed Internal Revenue Service form (Form W-8BEN, W-8ECI, W-8EXP, W-8IMY or W-9, as applicable) and any other certifications necessary to demonstrate that relevant payments by VCP NA pursuant to its Guaranty under Article XI will be exempt from United States federal withholding taxes. For the avoidance of doubt, the preceding sentence shall not relieve VCP NA of its obligations to Guaranty the Borrower's obligations under clauses (b) and (c) should it be finally determined under Applicable Law that a Bank Facility Secured Party was subject to United States federal withholding taxes on such Guaranty payments by VCP NA.

         (f) Any Bank Facility Secured Party that becomes entitled to the payment of additional amounts pursuant to clause (c) shall use reasonable efforts (consistent with Applicable Law) to file any document reasonably requested by the Borrower or, if a Lender, to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change of office, as the case may be, would avoid the need for or reduce the amount of any payment of such additional amounts that may thereafter accrue and would not, in the reasonable determination of such Bank Facility Secured Party, be otherwise disadvantageous to it.

         (g) If the Borrower reasonably determines that any Taxes as to which it made a payment of additional amounts to a Bank Facility Secured Party pursuant to clause (c) were erroneously assessed, then the Borrower may notify such Bank Facility Secured Party of its determination thereof (along with a detailed description of the reason why the Borrower believes that such Taxes were erroneously assessed) and request that such Bank Facility Secured Party refund to the Borrower the amount of such additional amounts. Upon its receipt of any such notice, and if such Bank Facility Secured Party determines (in good faith) that the Borrower's determination with respect to such matter is correct, then such Bank Facility Secured Party shall (at the request and expense of the Borrower): (i) refund to the Borrower such amounts (without any interest thereon) that have been actually received by such Bank Facility Secured Party and/or (ii) reasonably cooperate with the Borrower in seeking a refund from the appropriate Governmental Authority of any such Taxes erroneously assessed by, and paid to, such Governmental Authority.

         (h) The Borrower agrees to pay all present and future stamp, court or documentary taxes and any other excise taxes, charges or similar levies and any related interest or penalties incidental thereto imposed by any taxing authority that arises from any payment made by (or on behalf of) the Borrower under the Loan Documents, from the execution, delivery, enforcement or registration of the Loan Documents or from the filing, registration, recording or perfection of any security interest contemplated by the Loan Documents.


                                   ARTICLE V
                  COLLECTION ACCOUNT, COLLATERAL ACCOUNT, ETC.


         Section 5.1 The Collection Account. (a) Newark and the Newark Subsidiaries shall, on or before the Closing Date, have established the Collection Account and the Collection

                                                             Credit Agreement 27

Subaccount. VCP shall (or shall cause Newark, either Newark Subsidiary or one of its other Subsidiaries to) instruct each customer to send the payments for any Receivables to the Collection Account, which instruction may be delivered in a Letter of Instructions, a payment invoice or other ordinary course documentation.

         (b) From time to time, Newark or either Newark Subsidiary (as applicable) may deliver one or more Letter(s) of Instructions with respect to any of its customers to the Collateral Agent executed by Newark or such Newark Subsidiary. Promptly after its receipt of any Letter of Instructions, the Collateral Agent shall countersign such Letter of Instructions and deliver a copy thereof to the indicated customer (which delivery shall be done via certified mail, courier or other method whereby confirmation of the customer's receipt of such delivery is obtained). Notwithstanding the above, to the extent that VCP, VCP Exportadora, Newark or either Newark Subsidiary (who shall promptly notify the Collateral Agent thereof) or either Agent shall at any time reasonably determine that delivery of a Letter of Instructions as set forth above is not sufficient to require the customers in any jurisdiction to make payment of their Receivables to the Collection Account, either Agent may require that such customers acknowledge the Letters of Instructions or that other actions be taken to ensure that such customer(s) are so required and the collections on such Receivables shall then not be considered "Tested Collections" until the requesting Agent has confirmed to Newark (and the other Agent) that such requirement has been satisfied. As of the Closing Date, each of Newark and each Newark Subsidiary hereby confirms that delivery of the Letters of Instructions pursuant to this paragraph alone is sufficient to create such a requirement pursuant to the Applicable Laws of the United States of America and England.

         Section 5.2 The Collateral Account. (a) Newark shall have established the Collateral Account on or before the Closing Date, and shall maintain such account until the date (the "Collateral Account Termination Date") that is the earliest of: (i) the final payment in full of all amounts payable to the Bank Facility Secured Parties under the Loan Documents, (ii) such time as the Guaranties of Newark, VCP NA, VCP or VCP Exportadora under Article XI or XII have been secured in full (in the reasonable determination of all of the Lenders) by collateral acceptable to all of the Lenders and (iii) the agreement otherwise of the Borrower and all of the Lenders. Upon the Collateral Account Termination Date and the release of all funds therein to (or on behalf of) the Borrower, all provisions hereof and of the Security Agreement relating to the Collateral Account shall be terminated, the Collateral Account shall be closed and the related Account Control Agreement shall terminate.

         (b) Newark shall, on or before the Borrowing Date, fund (or cause to be funded, including from the proceeds of the prepayment of Products as described in Section 2.1(b)) the Collateral Account in an amount at least equal to the Debt Service Amount for the Bank Facility for the first Payment Date. Thereafter until the Collateral Account Termination Date, by no later than the first day of any Interest Period, the Borrower shall deposit (or cause to be deposited) into the Collateral Account any amounts necessary so that the amounts on deposit therein shall at least equal the Collateral Account Reserve Amount for such Interest Period.

         Section 5.3 Releases from the Collection Subaccount and the Collateral Account. In addition to the provisions of Section 2.3 of the Security Agreement, the Collateral Agent shall

                                                             Credit Agreement 28
apply the collected credit balance of the Collection Subaccount and the Collateral Account as follows:

                  (a) Subject to clause (e), if on any New York Business Day on which it is open the Collateral Agent determines that: (i) the sum of cash in the Collection Subaccount plus the lower of: (A) the face value and (B) the market value of the investments credited to or carried in the Collection Subaccount exceeds the Debt Service Amount for the Bank Facility for the next Payment Date, and (ii) no Default exists, then the Collateral Agent shall (by no later than the next New York Business Day on which it is open) release from the Collection Subaccount and remit to the Borrower, in each case in such manner as may be requested by the Borrower, an amount equal to such excess. Notwithstanding the above, the Borrower may at any time during each Interest Period notify the Collateral Agent to retain in the Collection Subaccount all or any portion of such excess amounts up to an amount equal to the Tested Collections received during such Interest Period minus the sum of the Debt Service Amount for each of the Facilities to be paid during such Interest Period (provided that payments on the Payment Date that is the first day of such Interest Period shall not be included and payments on the Payment Date at the end of such Interest Period shall be included) plus the sum of the Carry-Over Amounts (if any) from all earlier Interest Periods that have not been applied to the payment of any Debt Service Amount for the Bank Facility in any earlier Interest Period (all such amounts so retained being the "Carry-over Amounts") for application to the payment of the Debt Service Amount for the Bank Facility for the next Interest Period (or the Payment Date at the end thereof). In addition, the parties acknowledge the provisions of Sections 2.3(c) and (d) of the Security Agreement with respect to the potential remitting of excess amounts before releasing any such amounts to the Borrower.

                  (b) Subject to clause (e), on the first New York Business Day on which the Collateral Agent is open of any Interest Period or any day on which a new Reserve Letter of Credit satisfying the conditions of
         Section 5.6 is delivered to the Collateral Agent, or at any other time upon the request of the Borrower on any New York Business Day on which the Collateral Agent is open, the Collateral Agent shall calculate the sum of the amount available under the Reserve Letter of Credit (if any) plus cash in the Collateral Account plus the lower of: (i) the face value and (ii) the market value of the investments credited to or carried in the Collateral Account, and if such sum exceeds the Collateral Account Reserve Amount for the then-current Interest Period, and no Default exists, then the Collateral Agent shall (by no later than the next New York Business Day on which it is open) release from the Collateral Account (to the extent of funds available therein) and remit to the Borrower, in each case in such manner as may be requested by the Borrower, an amount equal to such excess.

                  (c) Without limiting the obligations of the Borrower hereunder and under the other Loan Documents, on each Payment Date (or earlier to the extent necessary to pay any portion of the Debt Service Amount for the Bank Facility payable before such Payment Date) the Collateral Agent is irrevocably authorized and directed to debit the Collection Subaccount (and, if such funds are insufficient, the Collateral Account
         - including any amounts deposited therein pursuant to clause (d)(i)) and deliver such funds to (or at the instruction of) the Administrative Agent for application to the payment of the

                                                             Credit Agreement 29

         Debt Service Amount for the Bank Facility for such Payment Date (or such portion on such earlier date) pursuant to Section 3.4(a). All such amounts shall be applied first (in each case on a pro rata basis to the recipients thereof based upon the amounts then owed to them) to pay fees and expenses due to the Bank Facility Secured Parties under the Loan Documents, then to pay accrued and unpaid interest on the Loans, then to pay principal of the Loans and then to pay any and all other amounts payable to the Bank Facility Secured Parties under the Loan Documents.

                  (d) (i) If a Reserve Letter of Credit exists, and if as of the close of the Collateral Agent's business on the fifth New York Business Day on which it is open before any Payment Date the credit balance of the Collection Subaccount plus any amount in the Collateral Account in excess of the Collateral Account Reserve Amount for the next Interest Period (in each case, with respect to Permitted Investments credited thereto or carried therein, calculated using the amount thereof scheduled to be paid upon its maturity or, with respect to mutual funds, the market value thereof) is insufficient to cover the Debt Service Amount for the Bank Facility payable on such Payment Date, then the Collateral Agent shall (by no later than the next New York Business
         Day) request an immediate disbursement under the Reserve Letter of Credit in the amount of such shortfall and, upon receipt of such disbursement, deposit such amount into the Collateral Account.

                           (ii) If as of the close of the Collateral Agent's
                  business on the second Business Day on which it is open before any Payment Date the credit balance of the Collection Subaccount plus any amount in the Collateral Account (including any amounts deposited therein pursuant to clause
                  (i)) in excess of the Collateral Account Reserve Amount for the next Interest Period (in each case, with respect to Permitted Investments credited thereto or carried therein, calculated using the amount thereof scheduled to be paid upon its maturity or, with respect to mutual funds, the market value thereof) is insufficient to cover the Debt Service Amount for the Bank Facility payable on such Payment Date, then the Collateral Agent shall so notify Newark and the Newark Subsidiaries on such day and the Borrower (or Newark, VCP NA, VCP or VCP Exportadora pursuant to their Guaranties herein) shall (by no later than the New York Business Day before such Payment Date) deposit into the Administrative Agent's Account or the Collection Subaccount an amount at least equal to such shortfall.

                  (e) At any time that a Default exists, the amounts credited to the Collection Subaccount and the Collateral Account shall not be released but shall be retained in the Collection Subaccount and the Collateral Account, as applicable, for so long as any Default exists (or until applied in accordance with clause (c) or Section 5.4).

                  (f) If no Event of Default exists, then the Collateral Agent shall, at the written direction of the Borrower from time to time, cause the funds in the Collection Subaccount and the Collateral Account to be invested in one or more Permitted Investments selected by the Borrower (which Permitted Investments shall at all times be subject to the Lien created under the Security Agreement); provided that in no event shall the Collateral Agent: (i) have any responsibility whatsoever as to the validity or quality of any


                                                             Credit Agreement 30

         Permitted Investment, (ii) be liable for the selection of Permitted Investments or for investment losses incurred thereon or in respect of losses incurred as a result of the liquidation of any Permitted Investment before its stated maturity or the failure of the Borrower to provide timely written investment direction or (iii) have any obligation to invest or reinvest any such amounts in the absence of such investment direction. Notwithstanding anything else in the Loan Documents to the contrary, in no event shall any such Permitted Investment (other than an investment in a mutual fund) mature later than the New York Business Day before the next Payment Date (and investments in mutual funds shall (except with respect to Permitted Investments in the Collateral Account to the extent that there is no need to use funds therein in order to make payments due on the next Payment Date pursuant to clause (c)) be liquidated by the Collateral Agent on such previous New York Business Day); provided that any such investments made during the existence of a Default other than an Event of Default shall either mature by no later than the last day of the shortest cure period for all existing such Defaults or be Permitted Investments that are investments in mutual funds.

         Section 5.4 Remedies During Events of Default. While an Event of Default exists:

                  (a) the Collateral Agent may apply or direct the application of any balance then on deposit in the Collection Subaccount and, if insufficient, from the Collateral Account, to the payment of any of the obligations of the Borrower under the Loan Documents then due and unpaid (including any amounts accelerated pursuant to Section 9.1), and

                  (b) the Collateral Agent may, upon the instructions of the Majority Lenders, liquidate any Permitted Investments made with funds from the Collection Subaccount or the Collateral Account and apply or cause to be applied the proceeds thereof in the manner described in clause (a).

         Section 5.5 Certain Rights and Duties of the Collateral Agent. (a) Without prejudice to Section 5.3 but subject to Section 13.4(a)(vi), the Collateral Agent shall take such steps as may be instructed in writing by the Majority Secured Parties from time to time with respect to the Collateral in accordance with the Security Agreement; provided that: (i) the Collateral Agent shall not be required to take any action that it reasonably considers to be contrary to Applicable Law or the Loan Documents or that it believes would subject it to personal liability and (ii) with respect to any portion of the Collateral that applies only to one Facility, such as the Collection Subaccount, the Collateral Account and the rights under the Export Agreements (each of which only apply to the obligations to the Bank Facility Secured Parties under the Loan Documents), the Collateral Agent shall act upon the instructions of the applicable Secured Parties in the manner provided in the documents for such Facility.

         (b) The Collateral Agent shall not be liable for any action taken or omitted by it with respect to the Collateral on the instructions of the Majority Secured Parties (subject to clause (a)(ii) and Section 13.4(a)(vi)), and the Collateral Agent shall not have any duty or responsibility to ascertain whether any such instructions are consistent with this Agreement or the other Loan Documents. The Collateral Agent may conclusively rely and (subject to clause
(a)(ii) and Section 13.4(a)(vi)) shall be fully protected in acting or refraining from acting upon any document that it believes to be genuine and to have been signed or presented by or on


                                                             Credit Agreement 31
behalf of the Majority Secured Parties. Without limiting any other provision of this Agreement, neither Agent shall have any responsibility or liability with respect to the perfection or priority of any security interest created by this Agreement, the Security Agreement or any other Loan Document. Neither Agent makes any representation or warranty as to the value or condition of the Collateral, or any part thereof, as to the title of the Borrower or any other Person thereto or as to the validity, execution, enforceability, legality or sufficiency of this Agreement, the other Loan Documents or the obligations secured by the Collateral, and neither Agent shall incur any liability or responsibility in respect of any such matters.

         Section 5.6 Reserve Letter of Credit. (a) In lieu of or in addition to funding the Collateral Account, the Borrower may arrange for the issuance of a Reserve Letter of Credit: (i) having an expiration date that shall be at least 90 days after the date of its issuance, (ii) naming the Collateral Agent as the beneficiary thereof, (iii) providing for payment no later than the New York Business Day after request thereunder and (iv) governed by the Uniform Customs and Practices for Documentary Credits, ICC Publication No. 500 (as amended, supplemented or otherwise modified from time to time) and, to the extent not inconsistent therewith, the law of a State of the United States. If any such Reserve Letter of Credit is delivered to the Collateral Agent, then the Collateral Agent shall take the actions described in Section 5.3(b).

         (b) If either: (i) by the date that is twenty Business Days before the expiration of the Existing LC, such expiration date has not been extended for at least another 90 days (which non-extension shall be assumed unless the Borrower shall have delivered to the Collateral Agent satisfactory evidence of such extension) and the Collateral Agent shall not have received a Replacement LC with a term beginning no later than such expiration date and terminating not earlier than 90 days thereafter, or (ii) the Collateral Agent receives notice from any Obligor, the Administrative Agent or any Lender that the bank providing the Existing LC ceases to be an Eligible LC Bank and the Collateral Agent shall not have received a Replacement LC by the earlier of: (A) 30 days after the Collateral Agent's receipt of such notice and (B) twenty Business Days before the expiration date of such Reserve Letter of Credit, then the Collateral Agent shall immediately draw the full amount thereof and, upon its receipt of such disbursement, deposit such amount into the Collateral Account.

         (c) The Borrower may at any time and from time to time substitute a new Reserve Letter of Credit (the "Replacement LC") for the then-effective Reserve Letter of Credit (the "Existing LC") so long as the Replacement LC satisfies the requirements of clause (a). Upon the satisfaction of the following conditions, the Collateral Agent shall return the Existing LC to (or upon the instructions of) the Borrower:

                  (i) the Borrower shall have notified the Collateral Agent at least fifteen New York Business Days before a proposed substitution that it intends to do so,

                  (ii) on or before the indicated date of substitution, the Borrower shall have delivered to the Collateral Agent an Officers' Certificate to the effect that (among other things) the Replacement LC is a qualified Reserve Letter of Credit in accordance with clause (a), and

                                                             Credit Agreement 32

                  (iii) the Collateral Agent shall have received the original of such Replacement LC.

For the purpose of clarification, no more than one Reserve Letter of Credit may be outstanding at any time.

         (d) The Borrower shall provide the Collateral Agent with a Replacement LC within 30 days of the earlier of: (i) any of VCP, VCP Exportadora, Newark or either Newark Subsidiary's obtaining knowledge that the bank issuing the Reserve Letter of Credit ceases to be an Eligible LC Bank and (ii) the delivery by any Bank Facility Secured Party to any of such Obligors of written notice of such issuing bank's ceasing to be an Eligible LC Bank.

         (e) The Collateral Agent shall maintain possession of the Reserve Letter of Credit and any confirmation(s) relating thereto; provided that the Collateral Agent shall: (i) upon payment in full of all of the obligations payable under the Loan Documents to the Bank Facility Secured Parties (other than any indemnities that are payable but have not yet been incurred and/or requested by the applicable indemnified Person), return all such documents to (or upon the instructions of) the Borrower, and (ii) upon receipt of a Replacement LC in the manner described in clause (c), return the Existing LC in the manner described in clause (c).


                                   ARTICLE VI
                              CONDITIONS PRECEDENT


         Section 6.1 Conditions Precedent. The initial obligation of each Lender to make its Loan hereunder was subject to the conditions precedent that, as of the Borrowing Date: (a) no Applicable Law shall have, in the judgment of the Majority Lenders, restrained, prevented or imposed materially adverse conditions upon the transactions contemplated hereby, (b) the Lenders shall have been satisfied with the corporate and legal structure and capitalization of the Obligors, (c) since December 31, 2001, there shall not have occurred, in the opinion of the Majority Lenders: (i) a Material Adverse Effect or (ii) a material adverse change (whether or not foreseeable on the Closing Date) in or affecting the financial, economic, political or other condition of Brazil or in the Brazilian national and/or international market for loans or debt securities, nor any imposition by Brazil of additional foreign exchange controls, and (d) the Administrative Agent shall have received the following documents (with sufficient copies for each Lender, and with (except with respect to any document described in clause (vii) the original of which is in Portuguese) certified English translations of documents not in English), each of which shall have been in form and substance satisfactory to the Administrative Agent:

                  (i) Executed Agreement. The Original Credit Agreement, duly executed and delivered by the parties hereto.

                  (ii) Security Agreement. The Security Agreement (as in effect on the Closing Date), duly executed and delivered by the parties thereto, together with evidence of the taking of all such other action as may be required, in the opinion of United States, Brazilian, Netherlands Antilles and British Virgin Islands

                                                             Credit Agreement 33
         counsel, under the laws of the United States of America, Brazil, the Netherlands Antilles and the British Virgin Islands to perfect the Liens created by the Security Agreement as first priority Liens (including as described in the last sentence of Section 7.4).

                  (iii) Account Control Agreements. The Account Control Agreements, duly executed and delivered by the parties thereto, together with evidence of the establishment of the Collection Account (including the Collection Subaccount) and the Collateral Account.

                  (iv) Subordination Agreement. The Subordination Agreement, duly executed and delivered by the parties thereto.

                  (v) Agents' Fee Letters. The Agents' Fee Letters, duly executed and delivered by the parties thereto.

                  (vi) Export Agreements. Copies of each of the Export Agreements, each duly executed and delivered by the parties thereto.

                  (vii) Corporate Documents. Certified copies of the Organizational Documents of each Obligor and of documents (including appropriate resolutions of the Board of Directors or similar body of each Obligor and, if necessary, shareholder or similar approval) evidencing the due authorization by it of the making and performance by it of the Loan Documents to which it is a party.

                  (viii) Officer's Certificates. A certificate signed by an authorized officer of each Obligor, dated the Closing Date, to the effect that: (A) all representations and warranties made by such Obligor contained in each of the Loan Documents to which it is a party are true and correct in all respects on and as of such date, (B) such Obligor and each of its Subsidiaries is in compliance with all of their respective covenants and agreements contained in any Loan Document to which it is a party, (C) in the certificates of Newark, each Newark Subsidiary, VCP Exportadora and VCP, no Default exists, and (D) VCP has duly delivered (or has caused Newark, either Newark Subsidiary or one of its Subsidiaries to deliver) Letters of Instruction to sufficient Eligible Buyers (copies of which Letters of Instruction shall be attached to such certificate) such that VCP shall be reasonably assured of receiving Tested Collections during the succeeding twelve months in an amount sufficient to ensure that no Specified Event shall occur during such period.

                  (ix) Approvals. Copies of all licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including foreign exchange control approvals and UCC financing statements), and of all third-party consents and approvals, required in connection with the making and performance by each Obligor of the Loan Documents to which it is a party and, in the case of the Newark Subsidiaries, the Sales Agreements (it being understood that, as described at the end of Section 7.11, the

                                                             Credit Agreement 34
         approval of the Central Bank would generally be required before either VCP Exportadora or VCP could remit payments using funds in Brazil to satisfy its obligations under Article XI or XII outside of Brazil (which approval is subject to the sole discretion of the Central
         Bank)).

                  (x) Incumbency Certificate. A certificate of each Obligor as to the authority, incumbency and specimen signatures of the individuals who have executed the Loan Documents and other documents contemplated hereby on behalf of such Obligor.

                  (xi) Opinions of Counsel.

                           (A) An opinion, dated the Closing Date, of Harney
                  Westwood & Riegels, special British Virgin Islands counsel to Newark.

                           (B) An opinion, dated the Closing Date, of each of:
                  (1) Mr. Boris Gris, Legal Manager of each of VCP, VCP Exportadora and Newark (which opinion also covers certain matters relating to the Newark Subsidiaries and the Stand-by Exporters), and (2) such other internal counsel as is acceptable to the Agents with respect to each of the Stand-by Exporters.

                           (C) An opinion, dated the Closing Date, of each of:
                  (1) Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga - Advogados, special Brazilian counsel to the Obligors, and (2) Machado, Meyer Sendacz e Opice, special Brazilian counsel to the Agents.

                           (D) An opinion, dated the Closing Date, of each of:
                  (1) Shearman & Sterling, special U.S. counsel to the Obligors, and (2) Mayer, Brown, Rowe & Maw, special U.S. counsel to the Administrative Agent.

                           (E) An opinion, dated the Closing Date, of Loyens &
                  Loeff, special Netherland Antilles counsel to the Borrower.

                  (xii) Process Agent Acceptance. A letter from the Process Agent accepting its appointment as process agent for each Obligor.

                  (xiii) Financial Statements. A copy of the audited balance sheet of each of VCP and VCP Exportadora as of December 31, 2001, and the related statements of income and cash flows for the fiscal year ending on that date, all in accordance with GAAP and, in the case of VCP only, on a consolidated basis and with a copy of VCP's most recent Form 20-F filed with the U.S. Securities and Exchange Commission (including financial statements prepared in accordance with U.S. GAAP).

                  (xiv) Fees. Evidence of payment of the fees and expenses then due and payable under Sections 2.3 and 13.3, including the reasonable fees and expenses of Mayer, Brown, Rowe & Maw, special U.S. counsel to the Agents, and of

                                                             Credit Agreement 35

         Machado, Meyer, Sendacz e Opice, special Brazilian counsel to the Agents, in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the making of the Loans hereunder and of any and all stamp taxes or similar taxes payable in connection with the transactions contemplated hereby.

                  (xv) Other. Such other documents as either Agent may have reasonably requested in connection with this Agreement and the other Loan Documents.

Without limiting the rights or obligations of the Administrative Agent hereunder, the Administrative Agent was entitled to assume that the conditions precedent set forth in clauses (b) and (c) have been satisfied unless it is otherwise advised in writing by a Lender or the Majority Lenders, as applicable.

         Section 6.2 Additional Conditions. The initial obligation of the Lenders to make the Loans hereunder was subject to the further conditions precedent that, both immediately before the making of the Loans and immediately after giving effect thereto and to the intended use of the proceeds thereof:

                  (a) no Default shall have existed or would result from the Loans,

                  (b) the representations and warranties made by each of Newark, each Newark Subsidiary, VCP Exportadora and VCP in Article VII and in the other Loan Documents to which it is a party and by the Stand-by Exporters in the Export Agreements shall have been true on and as of the Borrowing Date, both before and immediately after giving effect to the Loans and to the application of the proceeds thereof, with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date),

                  (c) no Applicable Law shall have, in the judgment of the Majority Lenders, restrained, prevented or imposed materially adverse conditions upon the transactions contemplated hereby (including the Export Arrangements) and all corporate and other proceedings, and all documents and other legal matters in connection with the transactions contemplated hereby (including the Export Arrangements), shall have been satisfactory in form and substance to the Majority Lenders,

                  (d) the Administrative Agent shall have received: (i) the Notice of Borrowing in accordance with Section 3.6, (ii) an instruction from Newark as to the application of the proceeds of the Newark Note in accordance with the last sentence of Section 2.2, (iii) duly executed Notes evidencing the Loans and (iv) a duly executed Newark Note evidencing the prepayment contemplated hereby,

                  (e) the Administrative Agent shall have received evidence of the funding of the Collateral Account in an amount at least equal to the Debt Service Amount for the Bank Facility payable on the first Payment Date (it being understood that Newark may have requested the Administrative Agent to fund such amount from the proceeds of the prepayment of Products contemplated hereby), and

                                                             Credit Agreement 36

                  (f) the Administrative Agent shall have received such other documents as it may have reasonably requested in connection with this Agreement and the other Loan Documents.

The Notice of Borrowing by the Newark Subsidiaries hereunder and the notice from Newark pursuant to the last sentence of Section 2.2 shall constitute a certification by Newark and each Newark Subsidiary to the effect that the conditions set forth in clauses (a) and (b) have been fulfilled (both as of the date of such notice and, unless Newark and each Newark Subsidiary otherwise notifies the Administrative Agent before the Borrowing Date, as of the Borrowing
Date). Without limiting the rights or obligations of the Administrative Agent hereunder, the Administrative Agent shall be entitled to assume that the condition precedent set forth in clause (c) has been satisfied unless it is otherwise advised in writing by the Majority Lenders.

         Section 6.3 Satisfaction of Conditions Precedent. Each Lender shall be deemed to have agreed to and accepted each document, and to have approved or accepted each other matter, delivered or occurring pursuant to Sections 6.1 and
6.2 unless such Lender (before making the amount of its Loan available to the Administrative Agent) notifies the Administrative Agent in writing that it does not so agree with or accept such document or other matters.

         Section 6.4 Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amended and Restated Credit Agreement is subject to the conditions precedent that: (a) no Applicable Law shall, in the judgment of the Majority Lenders, restrain, prevent or impose materially adverse conditions upon the transactions contemplated hereby, and (b) the Administrative Agent shall have received the following documents (with sufficient copies for each Lender, and with (except with respect to any document described in clause (vi) the original of which is in Portuguese) certified English translations of documents not in English), each of which shall be in form and substance satisfactory to the Administrative Agent:

                  (i) Executed Agreement. This Agreement, duly executed and delivered by the parties hereto, along with replacement Notes for each of the Lenders and a replacement $380,000,000 Newark Note to the Borrower (the original Notes and Newark Notes under the Original Credit Agreement to be cancelled).

                  (ii) Amended and Restated Security Agreement. The Security Agreement, duly executed and delivered by the parties thereto, together with evidence of the taking of all such other action as may be required, in the opinion of United States, Brazilian, Netherlands Antilles and British Virgin Islands counsel, under the laws of the United States of America, Brazil, the Netherlands Antilles and the British Virgin Islands to perfect the Liens created by the Security Agreement as first priority Liens (including: (A) as described in the last sentence of Section 7.4, (B) to reflect the Liens granted on the Amendment Date by VCP Exportadora under the Security Agreement and (C) the Trading Company Collateral Documents (and related opinions referred to by reference to the Security Agreement in Section 8.13(i)) of the initial Trading Company).

                  (iii) Subordination Agreement. The Subordination Agreement, duly executed and delivered by the parties thereto.

                                                             Credit Agreement 37

                  (iv) Transfer of Debt Agreement. The Transfer of Debt Agreement pursuant to which the Transfer of Debt is effected, duly executed by the parties thereto.

                  (v) Assumption Agreement. A certified copy of the Assumption Agreement, duly executed and delivered by the parties thereto.

                  (vi) Corporate Documents. Certified copies of the Organizational Documents of each of VCP, VCP Exportadora, Newark and each Newark Subsidiary and of documents (including appropriate resolutions of the Board of Directors or similar body of each Obligor and, if necessary, shareholder or similar approval) evidencing the due authorization by it of the making and performance by it of the Loan Documents to which it is a party.

                  (vii) Officer's Certificates. A certificate signed by an authorized officer of each of VCP, VCP Exportadora, Newark and each Newark Subsidiary, dated the Amendment Date, to the effect that: (A) all representations and warranties made by such Obligor contained in each of the Loan Documents to which it is a party are true and correct in all respects on and as of such date, (B) such Obligor and each of its Subsidiaries is in compliance with all of their respective covenants and agreements contained in any Loan Document to which it is a party, (C) no Default exists and (D) VCP has duly delivered (or has caused either Newark Subsidiary to deliver) Letters of Instruction to sufficient Eligible Buyers (copies of which Letters of Instruction shall be attached to such certificate) such that the Borrower shall be reasonably assured of receiving Tested Collections (either directly or through payment by VCP NA) during the succeeding twelve months in an amount sufficient to ensure that no Specified Event shall occur during such period.

                  (viii) Approvals. Copies of all licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including foreign exchange control approvals and UCC financing statements), and of all third-party consents and approvals, required in connection with the making and performance by each Obligor of the Loan Documents to which it is a party (it being understood that, as described at the end of Section 7.11, the approval of the Central Bank would generally be required before either VCP Exportadora or VCP could remit payments using funds in Brazil to satisfy its obligations under Article XI or XII outside of Brazil (which approval is subject to the sole discretion of the Central Bank)).

                  (ix) Incumbency Certificate. A certificate of each of VCP, VCP Exportadora, Newark and each Newark Subsidiary as to the authority, incumbency and specimen signatures of the individuals who have executed the Loan Documents and other documents contemplated hereby on behalf of such Obligor.

                  (x) Opinions of Counsel.

                                                             Credit Agreement 38

                           (A) An opinion, dated the Amendment Date, of Harney
                  Westwood & Riegels, special British Virgin Islands counsel to Newark.

                           (B) An opinion, dated the Amendment Date, of Mr.
                  Alexandre D'Ambrosio, General Counsel to Votorantim Participacoes S.A. (which opinion covers certain matters relating to VCP, VCP Exportadora, Newark and the Newark Subsidiaries).

                           (C) An opinion, dated the Amendment Date, of each of:
                  (1) Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga - Advogados, special Brazilian counsel to the Obligors, and (2) Machado, Meyer Sendacz e Opice, special Brazilian counsel to the Agents.

                           (D) An opinion, dated the Amendment Date, of each of:
                  (1) Shearman & Sterling, special U.S. counsel to the Obligors, and (2) Mayer, Brown, Rowe & Maw LLP, special U.S. counsel to the Administrative Agent.

                           (E) An opinion, dated the Amendment Date, of Loyens &
                  Loeff, special Netherland Antilles counsel to the Borrower.

                  (xi) Fees. Evidence of payment of the fees and expenses then due and payable under Sections 2.3 and 13.3, including the reasonable fees and expenses of Mayer, Brown, Rowe & Maw LLP, special U.S. counsel to the Agents, and of Machado, Meyer, Sendacz e Opice, special Brazilian counsel to the Agents, in connection with the negotiation, preparation, execution and delivery of the Loan Documents and of any and all stamp taxes or similar taxes payable in connection with the transactions contemplated hereby.

                  (xii) Other. Such other documents and other conditions as either Agent may reasonably request in connection with this Agreement and the other Loan Documents.

Without limiting the rights or obligations of the Administrative Agent hereunder, the Administrative Agent shall be entitled to assume that the condition precedent set forth in clause (a) has been satisfied unless it is otherwise advised in writing by the Majority Lenders.

         Section 6.5 Satisfaction of Conditions Precedent to Effectiveness of Amendment. Each Lender shall be deemed to have agreed to and accepted each document, and to have approved or accepted each other matter, delivered or occurring pursuant to Section 6.4, unless such Lender (before the effectiveness hereof, which effectiveness the Administrative Agent shall notify the Lenders promptly upon the occurrence thereof) notifies the Administrative Agent in writing that it does not so agree with or accept such document or other matters.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

                                                             Credit Agreement 39

         As of the Closing Date, the Borrowing Date and the Amendment Date, each of the Newark Subsidiaries (with respect to itself), Newark (with respect to itself and the Newark Subsidiaries), VCP Exportadora (with respect to itself, the Trading Company, Newark and the Newark Subsidiaries) and VCP (with respect to itself, Newark, VCP Exportadora, the Trading Company and the Newark Subsidiaries) represents and warrants to the Agents and the Lenders that:

         Section 7.1 Power and Authority. Newark, each Newark Subsidiary, VCP and the Trading Company are corporations and VCP Exportadora is a limited liability company, each of which: (a) is duly organized, validly existing and, to the extent applicable under the laws of its jurisdiction of organization, in good standing under the laws of its jurisdiction of organization, (b) has all requisite corporate power, and has all material Governmental Approvals, necessary to own or lease its Properties and carry on its business as now being or as proposed to be conducted, except where failure to have such Governmental Approvals (in the aggregate) is not reasonably likely to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify (in the aggregate) is not reasonably likely to have a Material Adverse Effect, (d) has full power, authority and legal right to make and perform its obligations under each of the Loan Documents to which it is a party and, with respect to the Borrower, to borrow the Loans hereunder and, with respect to the Newark Subsidiaries, to make and perform its obligations under the Sales Agreements, (e) has good title to all its material Property, free and clear of any Liens except as expressly permitted by this Agreement, and (f) except to the extent that any non-compliance (in the aggregate) is not reasonably likely to have a Material Adverse Effect, is in compliance with its Organizational Documents and all Applicable Laws (including Environmental Laws), Governmental Approvals and contractual obligations applicable to it.

         Section 7.2 Subsidiaries. (a) All of the Capital Stock of both of the Newark Subsidiaries is directly owned and controlled by Newark, all of the Capital Stock of Newark is directly owned and controlled by VCP Exportadora, all of the Capital Stock of VCP Exportadora (except for 1 quota) is directly owned and controlled by VCP and 57.5% of the Capital Stock of VCP is directly owned and controlled by members of the Votorantim Group. No Brazilian Governmental Approval, including from the Central Bank, was required for VCP Exportadora's investments to date in Newark.

         (b) Newark has no Subsidiaries (other than the Newark Subsidiaries) but owns 28% of the Capital Stock of Aracruz and has the right to receive all dividends payable with respect to such Capital Stock. Newark has no obligation to provide capital to, make loans to, Guaranty the obligations of or otherwise provide funds or any other Property to (or for the benefit of) Aracruz or any other Person other than the Newark Subsidiaries.

         Section 7.3 Due Authorization, Etc. The making and performance by Newark, each Newark Subsidiary, VCP Exportadora, VCP and the Trading Company of the Loan Documents and Sales Agreements to which it is party and of all other documents to be executed and delivered thereunder by it have been duly authorized by all necessary corporate action (including any necessary shareholder or quotaholder action), and do not contravene: (a) its Organizational Documents, (b) any Applicable Law, decree, judgment, award, injunction or similar legal


                                                             Credit Agreement 40
restriction in effect, except to the extent that any contravention thereof is not reasonably likely to have a Material Adverse Effect, or (c) any document or other contractual restriction binding upon or affecting it or any of its Properties, except to the extent that any contravention thereof is not reasonably likely to have a Material Adverse Effect, or (except pursuant to the Loan Documents) result in the creation of any Lien on any of its Property. No provision of any Applicable Law imposes materially adverse conditions upon the Loan Documents and Sales Agreements or its obligations thereunder. Each of VCP, VCP Exportadora, Newark and each Newark Subsidiary is in compliance with all of its obligations under all of its other Debt, including any Debt the repayment of which is expected to be made with the delivery of products (or the collections arising therefrom) and Debt under the Other Bank Facility.

         Section 7.4 No Additional Authorization Required. Except for: (a) the registration with the Central Bank of any export pre-payment arrangements entered into between Newark or the Trading Company on the one hand, and VCP Exportadora, on the other hand, pursuant to Section 8.6(b), (b) any prior approval of the Central Bank for any capital contribution from VCP or VCP Exportadora to Newark or any Trading Company pursuant to Section 8.13, and (c) the filing of a UCC financing statement in the District of Columbia (with respect to VCP Exportadora, Newark and the Borrower) and Delaware (with respect to VCP NA) in favor of the Collateral Agent (on behalf of the Secured Parties) with respect to the Liens on the Collateral, all Governmental Approvals and other actions by, and all notices to and filings and registrations with, any Governmental Authority, and all third-party approvals, required for the due execution, delivery and performance by each of the Obligors and the Trading Company of the Loan Documents and the Sales Agreements to which it is a party and for the legality, validity or enforceability of the Loan Documents and the Sales Agreements have been obtained and are in full force and effect and true copies thereof have been provided to the Administrative Agent; it being understood that the prior approval of the Central Bank of the Guaranties of VCP Exportadora and VCP under Articles XI or XII is not required for the legality, validity or enforceability thereof but that the absence of such approval may affect VCP Exportadora's and VCP's ability to remit funds abroad from Brazil to satisfy obligations thereunder and, whether so approved or not, Central Bank approval would generally be required before either VCP Exportadora or VCP could remit funds abroad from Brazil to satisfy obligations thereunder (which approval is subject to the sole discretion of the Central Bank). In addition, notwithstanding anything herein to the contrary, certain Governmental Approvals are required in connection with the export of Products from Brazil, but VCP and VCP Exportadora have no reason to believe that any such Governmental Approvals would not be obtained. In addition to the above, in order to preserve priority with respect to any Liens granted by Newark should any application to determine priority come before a court in the British Virgin Islands, the relevant particulars of the Security Agreement should be entered in the register of mortgages and charges maintained by Newark at its registered office, in a form satisfactory to the Collateral Agent, and should be duly signed by the registered agent of Newark in the British Virgin Islands.

         Section 7.5 Legal Effect. This Agreement, each other Loan Document (other than the Notes and the Newark Note) and the Sales Agreements to which it is a party have been duly executed and delivered by Newark, each Newark Subsidiary, the Trading Company, VCP and/or VCP Exportadora (as applicable) and are, and each Note and the Newark Note when duly executed and delivered by the applicable Newark Subsidiary and Newark, respectively, for value will be, legal, valid and binding obligations of Newark, each Newark Subsidiary, the Trading Company, VCP and/or VCP Exportadora (as applicable), enforceable against Newark, each Newark Subsidiary, the Trading

                                                             Credit Agreement 41

Company, VCP and/or VCP Exportadora (as applicable) in accordance with their terms, in each case except as may be limited by bankruptcy, insolvency, concordata, falencia or similar laws affecting the enforcement of creditors' rights generally and as may be limited by equitable principles of general applicability.

         Section 7.6 Financial Statements. The balance sheets of VCP and VCP Exportadora delivered pursuant to Section 6.1(d)(xiii), and the related statements of income and cash flows for the fiscal year ending on December 31, 2001 delivered in connection therewith, are complete and correct and fairly present the financial condition of VCP and VCP Exportadora as at such date and the results of its operations for the fiscal year ending on such date, all in accordance with GAAP (and, in the case of VCP, also U.S. GAAP), and neither VCP nor VCP Exportadora has any material contingent liabilities or unusual forward or long-term commitments not disclosed therein. Since such date, no event or circumstance has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

         Section 7.7 Ranking; Priority. The payment obligations of Newark, each Newark Subsidiary, VCP Exportadora and VCP hereunder and under the other Loan Documents are and will at all times be unconditional general obligations of Newark, each Newark Subsidiary, VCP and/or VCP Exportadora, and rank and will at all times rank at least pari passu with all other present and future unsubordinated Debt of Newark, each Newark Subsidiary, VCP Exportadora and VCP (including any relating to the Other Facility, the Additional Facility and the Other Bank Facility); it being understood that such other Debt may be secured by Liens permitted by Section 8.7 (and, as such, may have a prior claim to the Properties subject to such Liens) but, other than Permitted Liens of the type described in clauses (a) and (b) of the definition thereof and Liens under the Security Agreement to secure the Other Bank Facility, the Additional Facility and the Other Facility, no other Debt or other obligations shall benefit from Liens on the Collateral. The Liens granted to the Collateral Agent (for the benefit of some or all of the Secured Parties) under the Loan Documents will constitute, on and at all times after the Borrowing Date, valid first and prior perfected Liens on the Collateral purported to be covered thereby, subject to no equal or prior Lien other than Permitted Liens of the type described in clauses
(a) and (b) of the definition thereof. The Liens granted by the Trading Company under the Trading Company Collateral Documents will constitute, on and at all times after the Amendment Date, valid first and prior perfected Liens on the Products owned by the Trading Company, subject to no equal or prior Lien other than Permitted Liens of the type described in clauses (a) and (b) of the definition thereof.

         Section 7.8 No Actions or Proceedings. (a) There is no litigation, investigation, arbitration or other proceeding pending or, to the best knowledge of Newark, each Newark Subsidiary, VCP Exportadora or VCP, threatened against any Obligor or the Trading Company (or any other member of the Votorantim Group) by or before any arbitrator or Governmental Authority that: (i) in the aggregate, has had or, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity, binding effect or enforceability of any of the Loan Documents or Sales Agreements.

         (b) There are no strikes or other labor disputes pending or, to the best knowledge of VCP, threatened against VCP or any of its Subsidiaries.

                                                             Credit Agreement 42

         Section 7.9 Commercial Activity; Absence of Immunity. Each of Newark, each Newark Subsidiary, the Trading Company, VCP Exportadora and VCP is subject to civil and commercial law with respect to its obligations under the Loan Documents and Sales Agreements to which it is a party, and the making and performance by it of such Loan Documents and Sales Agreements constitute private and commercial acts rather than public or governmental acts. Neither Newark, either Newark Subsidiary, the Trading Company, VCP, VCP Exportadora nor any of their respective Properties is entitled to immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from any action, suit, set-off or proceeding, or service of process in connection therewith, arising under the Loan Documents or the Sales Agreements.

         Section 7.10 Taxes. There is no Tax of any kind imposed by the United States of America, the British Virgin Islands, the Netherlands Antilles, the jurisdiction of the Trading Company or Brazil (or any municipality or other political subdivision or taxing authority thereof or therein that exercises de facto or de jure power to impose such Tax) either: (a) on or by virtue of the execution or delivery of the Loan Documents or the Sales Agreements or (b) on any payment to be made by any Obligor pursuant to the Loan Documents (assuming the certifications required under Section 4.5(e) are timely provided) or by (or on behalf of) any customer pursuant to the Sales Agreements, except for: (i) the Brazilian withholding income tax on payments of interest, fees and commissions to be made by VCP Exportadora or VCP pursuant to Article XI or XII that will be levied at the rate of 15% (or 25% if the beneficiary is a resident or domiciled in a jurisdiction, (1) where the maximum income tax rate applied by such jurisdiction is lower than 20%, (2) that does not impose income tax or (3) that imposes restrictions on disclosure of shareholding composition or ownership of investments), or such other lower rate as may be contemplated in a bilateral treaty aimed at avoiding double taxation between Brazil and such other country where the recipient of the payment has its domicile, (ii) Netherland Antilles stamp tax (zegelbelasting), which may be due upon the execution or delivery of the Loan Documents or the Sales Agreements if such actions take place in the Netherlands Antilles, (iii) Netherlands Antilles sales tax (omzetbelasting) and/or turnover tax (belasting op bedriifsomzetten), which may be due in respect of: (A) payments made by customers to the Borrower pursuant to the Sales Agreements, (B) fees paid by the Borrower pursuant to Sections 2.3 and 13.3 to the parties mentioned in those Sections and (C) payments deemed made by the Borrower to Newark, VCP NA and VCP Exportadora in connection with the Guaranties by Newark and VCP Exportadora as provided in Articles XI and XII, and (iv) Netherlands Antilles profit tax due by the Borrower in respect of its taxable profits (including profits earned in connection with the sale of Products under the Sale Agreements). Each of Newark, each Newark Subsidiary, VCP Exportadora and VCP has filed all material tax returns required to be filed by it (taking into account any applicable extensions) and paid all Taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings or could not reasonably be expected to have a Material Adverse Effect.

         Section 7.11 Legal Form. Each of the Loan Documents and the Sales Agreements is (or upon its coming into existence will be) in proper legal form under its governing law for the enforcement thereof against the parties thereto (and do not violate, nor will performance thereunder violate, Brazilian sovereignty, public order or morality (soberania nacional, ordem publica ou bons costumes)); provided that, for the enforceability of any Loan Document or Sales Agreement before Brazilian courts: (a) certain court costs and deposits as security for judgment

                                                             Credit Agreement 43
may be due by a plaintiff who resides outside of Brazil during the course of the suits in the event that any suit is brought against VCP Exportadora or VCP in Brazil and (b) (i) the signatures of the parties signing such document outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated by a Brazilian consular officer at the competent Brazilian consulate, (ii) such document must be translated into Portuguese by a public sworn translator, and (iii) such document and a sworn translation thereof must be registered with the competent Registry of Titles and Deeds in Brazil, it being noted that Annotation 259 of the Brazilian Supreme Court may enable a Brazilian court to admit such documents into evidence despite the lack of registration with the Registry of Titles and Deeds. Subject to the preceding sentence, all formalities required in the British Virgin Islands, the Netherlands Antilles, the jurisdiction of the Trading Company and/or Brazil for the validity and enforceability (including any necessary registration, recording or filing with any court or other Governmental Authority) of each Loan Document and Sales Agreement have been accomplished, and no Taxes are required to be paid for the validity and enforceability thereof; it being understood that the Guaranties of VCP Exportadora and VCP under Article XI and XII will not have received the prior approval of the Central Bank and, as such, neither VCP nor VCP Exportadora, under current Brazilian law, will generally be able to remit payments using funds in Brazil in order to make payments outside of Brazil.

         Section 7.12 Full Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by (or on behalf of) Newark, either Newark Subsidiary, the Trading Company, VCP and/or VCP Exportadora to the Arranger, either Agent and/or the Lenders in connection with the Loan Documents and the Sales Agreements or included therein or delivered pursuant thereto do not contain any untrue statement of material fact or, taken as a whole, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading on the date as of which such information is stated or certified; and if any of such information, reports, financial statements, exhibits and schedules shall become materially untrue or misleading at any time on or before the Borrowing Date or Amendment Date (as applicable), Newark, each Newark Subsidiary, VCP Exportadora and/or VCP shall promptly inform the Administrative Agent thereof. All written information furnished after May 23, 2002 by (or on behalf of) Newark, either Newark Subsidiary, the Trading Company, VCP Exportadora and/or VCP to either Agent and/or the Lenders in connection with the Loan Documents, the Sales Agreements and the transactions contemplated thereby will be true, complete and accurate in every material respect, or (in the case of projections) based upon reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to Newark, either Newark Subsidiary, VCP Exportadora or VCP that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated by the Loan Documents.

         Section 7.13 Security Interest. The Loan Documents provide the Collateral Agent (on behalf of the Secured Parties) with effective, valid, legally binding and enforceable first priority Liens on all of the Collateral, subject only to Permitted Liens of the type described in clauses (a) and (b) of the definition thereof. The Collateral Agent's (on behalf of the Secured Parties) security interests described above will be, as of the Closing Date (and, with respect to all

                                                             Credit Agreement 44
subsequently acquired Collateral, will be when so acquired) superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of Lien, assignment or otherwise, subject only to Permitted Liens of the type described in clauses (a) and (b) of the definition thereof. Subject to
Section 3.1(o) of the Security Agreement, all necessary action (including as described in the last sentence of Section 7.4) will have been taken as of the Closing Date (or, with respect to the Liens granted on the Amendment Date by VCP Exportadora under the Security Agreement, the Amendment Date) under the Applicable Laws of Brazil, the British Virgin Islands, the Netherlands Antilles, the jurisdiction of the Trading Company and the United States of America to establish and perfect the Collateral Agent's first priority rights in and to the Collateral.

         Section 7.14 Title to Assets; Liens. Except for Permitted Liens and other Liens permitted in Section 8.7, each of Newark, each Newark Subsidiary, VCP Exportadora and VCP: (a) has good and marketable title to all of the material Property (including: (i) with respect to Newark and the Newark Subsidiaries, all of the Collateral pledged by it, and (ii) with respect to VCP and VCP Exportadora, before its sale thereof, all Products (and related Receivables) that become a part of the Collateral) purported to be owned by it, free and clear of all Liens, and holds such title and all of such Property in its own name and not in the name of any nominee or other Person, (b) is lawfully possessed of a valid and subsisting leasehold estate in and to all material Property that it purports to lease, and holds such leaseholds in its own name and not in the name of any nominee or other Person, (c) has not created and is not contractually bound to create any Lien on or with respect to any of its Properties and (d) is not restricted by its Organizational Documents, contract, Applicable Law or otherwise from creating Liens on any of its Properties in the manner contemplated by the Loan Documents.

         Section 7.15 No Defaults. No Default exists.

         Section 7.16 Solvency. (a) Neither Newark, either Newark Subsidiary, the Trading Company, VCP Exportadora nor VCP is insolvent as defined under any Applicable Law nor, after giving effect to the consummation of the transactions contemplated in the Loan Documents, will Newark, either Newark Subsidiary, the Trading Company, VCP Exportadora or VCP be rendered insolvent by the execution and delivery of the Loan Documents to which it is a party or the consummation of the transactions contemplated thereby. Neither Newark, either Newark Subsidiary, the Trading Company, VCP Exportadora nor VCP is engaged, nor is it about to engage, in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration its obligations incurred hereunder and under the other Loan Documents to which it is a party.

         (b) The total amount of Guaranties issued by VCP Exportadora that cover the payment obligations of non-Brazilian Persons (including its Guaranty under Article XI) does not exceed the higher of: (i) VCP Exportadora's net worth as of December 31, 2001 and (ii) the Votorantim Group's net worth as of December 31, 2001.

         Section 7.17 Investment Company Act. None of Newark, either Newark Subsidiary, VCP Exportadora nor VCP is required to be registered as an "investment company" under the United States Investment Company Act of 1940.

                                                             Credit Agreement 45

         Section 7.18 UCC Matters. Neither VCP Exportadora, Newark nor either Newark Subsidiary: (a) has a place of business in the United States of America; provided that VCP NA is organized in and has a place of business in Delaware,
(b) has used any trade names, assumed names or prior corporate names since the date that is five years before the Closing Date (or, with respect to VCP Exportadora, the Amendment Date), except that the Borrower has used the corporate name Kologo Investments N.V. until June 28, 2001, and that VCP Exportadora has used the corporate name VCP Exportadora e Participacoes S.A. until December, 2003, (c) has changed its corporate structure or jurisdiction of organization since the date that is five years before the Closing Date (or, with respect to VCP Exportadora, the Amendment Date), except that VCP Exportadora has been converted from a Brazilian corporation (sociedade por acoes) into a Brazilian limited liability company (sociedade limitada) effective December, 2003, and (d) has any "notice of an adverse claim" (within the meaning of Section 8-105 of the UCC) with respect to the Account Collateral. Subject to the last sentence of Section 7.4, the Applicable Laws of Brazil, the Netherlands Antilles, the jurisdiction of the Trading Company and the British Virgin Islands do not require that information concerning the existence of a non-documented (i.e., not documented by means of a title or instrument) and non-possessory security interest in the Collateral be made generally available in a filing, recording or registration system as a condition or result of the security interest's obtaining priority over the rights of a lien creditor with respect to the Property covered thereby; provided that, with respect to Brazil, such Collateral is located or held by VCP Exportadora, Newark, a Newark Subsidiary or the Trading Company outside Brazil or relates to Property located or held by VCP Exportadora, Newark, a Newark Subsidiary or the Trading Company outside Brazil, as the case may be.


                                  ARTICLE VIII
                                    COVENANTS


         Each of the Newark Subsidiaries (with respect to itself), Newark (with respect to itself and each Newark Subsidiary), VCP Exportadora (with respect to itself, the Trading Company, Newark and each Newark Subsidiary) and VCP (with respect to itself, Newark, VCP Exportadora, the Trading Company and each Newark Subsidiary) covenants and agrees with the Lenders and the Agents that, until the payment in full of the principal of and interest on the Loans and of all other amounts outstanding under the Loan Documents, and so long as any Commitment is outstanding:

         Section 8.1 Corporate Existence; Inspection; Books and Records. (a) Except to the extent permitted otherwise by Section 8.12, each of Newark, each Newark Subsidiary, VCP Exportadora and VCP shall (and shall cause each of its Subsidiaries (including the Trading Company) to) preserve and maintain its legal existence and, except to the extent that the failure to do so (in the aggregate) could not reasonably be expected to have a Material Adverse Effect, obtain and maintain all Governmental Approvals, rights, privileges, licenses and franchises necessary for the maintenance of its corporate existence and good standing.

         (b) At least once per calendar year, and at any other time during the existence of any Default, each of Newark, each Newark Subsidiary, VCP Exportadora and VCP shall permit (and VCP and VCP Exportadora shall cause the Trading Company to permit) representatives of any

                                                             Credit Agreement 46

Lender or either Agent, during normal business hours, at the cost and expense of Newark, such Newark Subsidiary, VCP Exportadora or VCP (as applicable) and (except during the existence of a Default) following at least five Business Days notice, to examine, copy and make extracts from its books and records, to inspect any of its Property and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or Agent (as the case may be); provided that, except for such examinations, inspections and discussions made during the existence of a Default, in no event shall each of Newark, either Newark Subsidiary, VCP Exportadora or VCP be liable for the costs and expenses thereof more than once per calendar year.

         (c) Each of Newark, each Newark Subsidiary, the Trading Company, VCP Exportadora and VCP shall: (i) engage internationally recognized independent accountants to audit its financial statements and (ii) maintain a system of accounting in which full and correct entries shall be made of all of its financial transactions, assets and liabilities in accordance with GAAP (and, in the case of VCP, U.S. GAAP).

         (d) Neither Newark, either Newark Subsidiary, VCP Exportadora nor VCP shall (or shall permit the Trading Company to) amend, modify or otherwise change any of its Organizational Documents in any way that would adversely affect the Bank Facility Secured Parties without the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Majority Lenders.

         (e) Each of Newark, each Newark Subsidiary, VCP Exportadora and VCP shall (and VCP and VCP Exportadora shall cause the Trading Company to) satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' or quotaholders' meetings and the maintenance of corporate offices and records. No bank account of Newark, either Newark Subsidiary, the Trading Company, VCP Exportadora or VCP shall be commingled with any bank account of any other Person. Neither Newark, either Newark Subsidiary, the Trading Company, VCP Exportadora nor VCP shall take any action, or conduct its affairs in a manner, that could reasonably be expected to result in its corporate existence being ignored by any court of competent jurisdiction or in its assets and/or liabilities being substantively consolidated with those of any other Person in a bankruptcy, reorganization or other insolvency proceeding.

         Section 8.2 Compliance with Applicable Laws; Insurance. (a) Each of Newark, each Newark Subsidiary, VCP Exportadora and VCP shall (and shall cause each of its Subsidiaries (including the Trading Company) to): (i) comply with the requirements of all Applicable Laws (including all Environmental Laws and export regulations) and orders of any Governmental Authority to the extent that the failure to comply therewith could (in the aggregate) reasonably be expected to have a Material Adverse Effect, except where (and for so long as) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, (ii) timely file all required tax returns required to be filed by it and pay and discharge at or before maturity all of its material obligations (including tax liabilities, except where the same are contested in good faith and by proper proceedings and against which adequate reserves are being maintained to the extent required by GAAP or where the failure to pay or discharge such obligations or liabilities could not (in the aggregate) reasonably be expected to have a Material Adverse Effect) and (iii) maintain all of its Property used or useful in its business in good working order and condition,

                                                             Credit Agreement 47
ordinary wear and tear excepted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (b) Each of Newark, each Newark Subsidiary, VCP Exportadora and VCP shall (and shall cause each of its Subsidiaries (including the Trading Company) to) at all times insure its Property and businesses against risks, losses and damages of the kinds and in the amounts that are customary in the industry in which it operates (except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect), and promptly upon request by the Administrative Agent therefore, it shall deliver or cause to be delivered to the Administrative Agent originals or duplicate originals of all such policies of insurance. For the purpose of clarification, such insurance may be provided under any insurance policy covering any one or more of its Affiliates.

         Section 8.3 Governmental Approvals. Each of Newark, each Newark Subsidiary, VCP Exportadora and VCP shall (and shall cause each of its Subsidiaries (including the Trading Company) to) promptly obtain, and maintain in full force and effect, all Governmental Approvals from time to time necessary for its authorization, execution and delivery of the Loan Documents and Sales Agreements to which it is a party, and the due performance of all of its obligations, and the exercise of all of its rights, thereunder; it being understood that, under Brazilian Applicable Law, the Guaranties of VCP Exportadora and VCP under Articles XI and XII need not be previously approved by the Central Bank in order for such Guaranties to be the legal, valid and binding obligations of VCP Exportadora and VCP but, as described at the end of Section 7.11, the absence of such approval will generally affect VCP Exportadora's and VCP's ability to remit payments using funds in Brazil to satisfy obligations thereunder outside of Brazil and, whether such Guaranties have been so approved or not, Central Bank approval would generally be required before either VCP Exportadora or VCP could remit payments using funds in Brazil to satisfy their obligations thereunder outside of Brazil (which approval is subject to the sole discretion of the Central Bank).

         Section 8.4 Reporting Requirements. Each of Newark, each Newark Subsidiary, VCP Exportadora and VCP shall provide to the Administrative Agent (who shall promptly distribute to the Lenders):

                  (a) as soon as available and in any event within 120 days after the last day of each fiscal year of VCP Exportadora, annual audited financial statements of VCP Exportadora, with the opinion thereon of internationally recognized independent public accountants satisfactory to the Administrative Agent, and as soon as available and in any event within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter) of each fiscal year of VCP Exportadora, quarterly unaudited financial statements of VCP Exportadora as at and for the quarterly period ending on the last day of such fiscal quarter, each in form and substance satisfactory to the Administrative Agent and each prepared in accordance with GAAP,

                  (b) as soon as available and in any event within 120 days after the last day of each fiscal year of Newark, annual unaudited financial statements of Newark and its consolidated Subsidiaries, and as soon as available and in any event within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter) of each fiscal year of

                                                             Credit Agreement 48

         Newark, quarterly unaudited financial statements of Newark and its consolidated Subsidiaries as at and for the quarterly period ending on the last day of such fiscal quarter, each in form and substance satisfactory to the Administrative Agent and each prepared in accordance with GAAP;

                  (c) as soon as available and in any event within 120 days after the last day of each fiscal year of VCP, annual audited consolidated financial statements of VCP, with the opinion thereon of internationally recognized independent public accountants satisfactory to the Administrative Agent, and as soon as available and in any event within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter) of each fiscal year of VCP, quarterly unaudited consolidated financial statements of VCP as at and for the quarterly period ending on the last day of such fiscal quarter, each in form and substance satisfactory to the Administrative Agent and each prepared in accordance with both GAAP and U.S. GAAP,

                  (d) each time financial statements are required to be delivered under clause (a), (b) or (c), a certificate of the chief financial officer (or more senior officer) of VCP Exportadora, Newark or VCP, as applicable: (i) with respect to VCP only, providing a calculation (in reasonable detail) of the Debt Service Coverage Ratio, the Net Debt to EBITDA Ratio and the Total Debt to Total Capitalization Ratio as of the end of the most recent Fiscal Semester (or most recent fiscal quarter, in the case of the Debt Service Coverage Ratio), and
         (ii) certifying that his/her review has not disclosed the existence of a Default or, if any Default then exists, specifying the nature and period of existence thereof and what action Newark, the Newark Subsidiaries, VCP Exportadora and/or VCP has taken or proposes to take with respect thereto,

                  (e) within two Business Days after either Newark, either Newark Subsidiary, VCP Exportadora or VCP obtains knowledge of any Default or any default, early amortization event or similar event under the Other Facility, the Additional Facility or the Other Bank Facility, a certificate of the chief financial officer or the chief accounting officer thereof setting forth the details thereof and the action(s) that is/are being taken or is/are proposed to be taken with respect thereto,

                  (f) promptly (and, in any event, within five Business Days after Newark's, either Newark Subsidiary's, VCP Exportadora's or VCP's knowledge thereof) notice of any litigation, claim, investigation, arbitration, other proceeding or controversy pending or, to its knowledge, threatened involving or affecting any Obligor: (i) that could give rise to a Lien on any of its Properties, other than Permitted Liens (or, with respect to the Collateral, other than Permitted Liens of the type described in clauses (a) and (b) of the definition thereof), (ii) that could reasonably be expected to have a Material Adverse Effect or (iii) relating to any of the Loan Documents or Sales Agreements,

                  (g) promptly (and, in any event, within five Business Days after Newark's, either Newark Subsidiary's, VCP Exportadora's or VCP's knowledge thereof), notice of any other event or development that could reasonably be expected to have a Material Adverse Effect,

                                                             Credit Agreement 49

                  (h) promptly (and, in any event, within five Business Days after being filed with the U.S. Securities and Exchange Commission), copies of any public filings made therewith, and

                  (i) from time to time such other information with respect to the Obligors, the Loan Documents, the Sales Agreements and/or the transactions contemplated hereby or thereby as any Lender (through the Administrative Agent) or either Agent may reasonably request.

         Section 8.5 Ranking; Priority. Each of Newark, each Newark Subsidiary, VCP Exportadora and VCP shall promptly take all actions as may be necessary to ensure that its obligations to the Bank Facility Secured Parties under the Loan Documents to which it is a party will at all times constitute unconditional and unsubordinated general obligations thereof ranking at least pari passu with all other present and future unsubordinated Debt thereof (including any Debt under the Other Facility, the Additional Facility or the Other Bank Facility); it being understood that such other Debt or other obligations may be secured by Liens permitted by Section 8.7 (and, as such, may have a prior claim to the Properties subject to such Liens) but, other than Permitted Liens of the type described in clauses (a) and (b) of the definition thereof and Liens under the Security Agreement to secure the Other Bank Facility, the Additional Facility and the Other Facility, no other Debt or other obligations shall benefit from Liens on the Collateral.

         Section 8.6 Debt. (a) Neither Newark, either Newark Subsidiary, VCP Exportadora nor VCP shall create, incur, issue or suffer to exist (or permit any of their respective Subsidiaries (including the Trading Company) to create, incur, issue or suffer to exist) any Debt, except:

                  (i) with respect to Newark, the Newark Subsidiaries and the Trading Company: (A) Debt payable to the Bank Facility Secured Parties under and in connection with the Loan Documents (including any related to the purchase of Products as described in Section 8.13 and the Export Agreements, and the advances to be made by the Borrower to Newark for the prepayment of the sale of Products as contemplated by Section 2.1),
         (B) Debt under and in connection with the Other Facility, the Additional Facility or the Other Bank Facility as permitted in clause
         (b); provided that the aggregate principal amount of Debt outstanding under the Additional Facility and the Other Facility may not at any time exceed the sum of: (1) $300,000,000 plus (2) the aggregate amount of principal of the Loans and the Other Bank Facility Loans (as defined in the Security Agreement) that were outstanding on February 16, 2004 (i.e., $387,117,117.14) and have since been repaid (in each case, or its equivalent in any other currency), (C) unsecured Debt entered into for the sole purpose of performing cash management or other financial management functions with any of its Affiliates in the ordinary course of business, (D) except with respect to the Trading Company, other unsecured Debt with Affiliates with respect to which each such Affiliate has become a party to the Subordination Agreement by delivery to the Administrative Agent of its executed joinder thereto, and (E) until the Borrowing Date, Debt that will be repaid in full from the proceeds of the Loans in the manner contemplated in Section 2.2, and

                                                             Credit Agreement 50

                  (ii) with respect to VCP Exportadora and VCP (and their respective Subsidiaries), Debt under the Loan Documents and any additional Debt (with respect to Debt incurred after May 23, 2002, only so long as there would not be a violation of the Total Debt to Total Capitalization Ratio determined as if the date on which such additional Debt is incurred were the last day of a Fiscal Semester); it being understood that the Debt of Newark, the Newark Subsidiaries and the Trading Company is limited to that permitted in clause (i).

         (b) Newark, the Newark Subsidiaries and the Trading Company may enter into the Other Facility, the Additional Facility and/or the Other Bank Facility (with the Borrower as the primary debtor thereunder and either with or without Newark, VCP NA and/or the Trading Company as guarantors of the Borrower's obligations thereunder; provided that the Trading Company may provide a Guaranty thereof only so long as it concurrently provides a Guaranty of the Borrower's payment obligations hereunder) at any time and, from time to time, incur Debt thereunder so long as, as of the date of the incurrence of any such Debt (and as of the date of any amendment, restatement or other modification thereof that increases the Debt Service Amount for the Other Facility, the Other Bank Facility or the Additional Facility with respect to any Interest Period through and including the Final Maturity Date or increases the principal amount of any Debt issued thereunder; it being understood that any amendments, restatements or other modifications of any such Debt that do not have any such effect need not comply with the following): (i) no Default then exists or would result from the incurrence of such Debt (or amendment, restatement or other modification thereof), (ii) for so long as the obligations under the Loans remain outstanding, the payment dates of all Debt issued under the Other Facility, the Additional Facility and the Other Bank Facility shall be the Payment Dates (with the exception that: (A) the first payment date applicable to any such Debt may be the second Payment Date after the incurrence of such Debt and (B) the payment dates for the Other Bank Facility may be as set forth in the documents for the Other Bank Facility as in effect on April 26, 2004), (iii) the net proceeds of such Debt shall promptly (and, in any event, within one Business Day thereof) be applied to the repayment of any of the Borrower's other Debt (including the repayment of any Debt hereunder or under the Other Facility, the Additional Facility or the Other Bank Facility), to make a payment for Products previously purchased by the Borrower from Newark or to make a pre-payment to Newark for future Products (the proceeds of which Newark shall promptly (and, in any event, within one Business Day of its receipt thereof) use to make a payment for Products previously purchased by Newark from the Trading Company and/or VCP Exportadora or to make a pre-payment to the Trading Company and/or VCP Exportadora for future Products; it being understood that if such payment shall be made to the Trading Company, then VCP and VCP Exportadora shall cause the Trading Company to make a similar such payment to VCP Exportadora promptly (and, in any event, within one Business Day of its receipt thereof)), (iv) the Other Facility Agent, Other Bank Facility Agent or Additional Facility Agent (as applicable) shall be or become a party to the Security Agreement, (v) with respect to any incurrence (or amendment, restatement or other modification) of Debt under the Other Facility, the conditions of clause (c) shall have been satisfied, and (vi) the Agents shall have received a certificate of the chief financial officer or a more senior officer of VCP certifying that each of the above conditions has been satisfied. Notwithstanding the above, the parties hereto hereby acknowledge that the Borrower is the borrower under the Other Bank Facility as in effect on the Amendment Date, that the Other Bank Facility Agent is a party to the Security Agreement and that the

                                                             Credit Agreement 51
conditions in clauses (iii), (iv), (v) and (vi) need not be complied with in connection with the Other Bank Facility as it is in effect on the Amendment Date.

         (c) Before any Debt under the Other Facility may be incurred (it being understood that the following provisions shall apply with respect to each incurrence (or increase in the outstanding amount) of Debt under the Other Facility), or amended, restated or otherwise modified in any manner that increases the Debt Service Amount for the Other Facility with respect to any Interest Period through and including the Final Payment Date, VCP shall:

                  (i) for each remaining Interest Period through the Final Maturity Date, provide the Agents a certificate (which the Administrative Agent shall promptly provide to each of the Lenders) of its treasurer, chief financial officer, chief accounting officer or more senior officer (with reasonable detail as to calculations) in which is included (or to which is attached) a projection (based upon VCP's reasonable estimates at such time) of: (A) the Projected Available Collections for such Interest Period, (B) the Debt Service Amount for the Bank Facility for the Payment Date at the end of such Interest Period (provided that interest payable shall be calculated using an interest rate equal to the then-current interest rate plus an additional 1% per annum), (C) the ratio of: (1) the Facility Percentage for the Bank Facility (to the extent applicable, as to be established pursuant to Section 2.3(e) of the Security Agreement in connection with the incurrence of such Debt under the Other Facility) of the amount described in clause (A) to (2) the amount described in clause (B) and
         (D) if any of such ratios for any one or more Interest Period(s) is less than 1:1, the amount of additional Projected Available Collections that would be required during such Interest Period(s) in order to obtain such ratio for such Interest Period(s), and

                  (ii) if any additional amounts are projected to be required pursuant to clause (i)(D), provide to the Administrative Agent either:
         (A) one or more supply contracts, in form and substance reasonably satisfactory to the Majority Lenders and enforceable by the Administrative Agent, whereby one or more Person(s): (1) organized in an OECD Country (or Brazil) and (2) with a long-term foreign currency debt rating from each of Standard & Poor's and Moody's at least equal to the then-applicable long-term foreign currency debt rating of VCP, agrees (in the aggregate for all such Person(s)) to deliver (at the request of the Administrative Agent at any time, and from time to time:
         (x) during the existence of an Event of Default or (y) upon the Administrative Agent's receipt from the Borrower of a certificate of its treasurer, chief financial officer or more senior officer that such request is necessary to avoid a Specified Event; it being understood that the Administrative Agent shall, upon receipt of such request from the Borrower, promptly deliver such request to such other Person(s)) sufficient products to Newark the sale of which will generate Dollar collections at least equal to the aggregate amount of all additional amounts so projected to be required for all Interest Periods through the Final Maturity Date (it being understood that any projected excess in any of the Interest Periods shall not be applied to offset any additional collections projected to be required with respect to other Interest Periods except to the extent that at the time of the incurrence of such new Debt the Borrower has irrevocably instructed the Collateral Agent to retain in the Collection Subaccount all or any portion of any such projected excess for application as Carry-Over Amounts in any later Interest Period(s)), which

                                                             Credit Agreement 52
         deliveries may be requested by the Administrative Agent at any time through the date that is five Business Days after the Payment Date at the end of the last Interest Period for which any additional collections are so projected to be required (it being understood that the Administrative Agent may make such requests only during the existence of an Event of Default or at the request of the Borrower if the Borrower expects that it will need to receive such products in order to ensure that no Event of Default described in Section 9.1(o) shall occur, and that any collections relating to such delivered products would be applied to pay any amounts then payable to the Bank Facility Secured Parties under the Loan Documents and no such amounts would be payable to the Other Facility Agent, the Other Bank Facility Agent or the Additional Facility Agent for application in connection with the Other Facility, the Other Bank Facility or the Additional Facility), or (B) such other additional credit enhancement as the Majority Lenders may agree.

         (d) Should the Majority Lenders reasonably determine that the Projected Available Collections identified in the certificate delivered by VCP pursuant to clause (c)(i) are greater than the amount that should be reasonably estimated, the Majority Lenders may (within seven New York Business Days of their receipt of such projections) deliver notice to VCP, the Borrower and the Administrative Agent of such determination. Should VCP receive such notice within such period, VCP shall either deliver amended projections for the Lenders' review (subject to the approval process described in this paragraph) or engage PricewaterhouseCoopers or another independent auditor or other Person acceptable to the Majority Lenders, at the expense of VCP, to analyze the projections and either certify to the Lenders that such projections are reasonable estimates by VCP or, if not, to work with VCP to establish projections that can be so certified; it being understood that no Debt under the Other Facility, the Additional Facility or the Other Bank Facility may be incurred (or increased) until such process has been completed (and any necessary action taken under clause (c)(ii) has been taken) to the satisfaction of all parties.

         Section 8.7 Negative Pledge. Neither Newark, either Newark Subsidiary, VCP Exportadora nor VCP shall create, assume or suffer to exist (or permit any of their respective Subsidiaries (including the Trading Company) to create, assume or suffer to exist) any Lien on any of its Property, whether now owned or hereafter acquired by it, except:

                  (a) Permitted Liens,

                  (b) Liens that arise pursuant to one or more final judgment(s), order(s), decree(s) and/or award(s) not in excess of $10,000,000 (or its equivalent in any other currency) in the aggregate for the payment of money if discharged within 60 days or fully bonded or covered by insurance where the surety or the insurer, as the case may be, has admitted liability in respect of such judgment(s), order(s), decree(s) and/or award(s),

                  (c) Liens for the benefit of the Bank Facility Secured Parties created under the Loan Documents,

                  (d) Liens granted in connection with the Other Facility, the Additional Facility and/or the Other Bank Facility (including Liens on the Sales Collateral and the Collection Account in the manner described herein and in the Security Agreement); provided that


                                                             Credit Agreement 53

         (other than with respect to: (i) rights under contracts entered into with a Person that is not a Subsidiary of VCP, and all Property relating to such contracts, (ii) any Reserve Account and funds therein (or investments made with such funds), (iii) any Property distributed from the Collection Account (other than to the Collection Subaccount) in accordance with the Security Agreement, any account to which such Property is distributed and related amounts, investments, financial assets, security entitlements and proceeds thereof, and (iv) certain of the Sales Collateral and Account Collateral, as set forth in the Security Agreement) such Liens may be granted by VCP, VCP Exportadora, the Trading Company, Newark and the Newark Subsidiaries only so long as such Liens are concurrently granted for the pro rata and pari passu benefit of the Bank Facility Secured Parties,

                  (e) other Liens granted by a Person to secure other Debt permitted to be incurred by such Person by Section 8.6(a) or other obligations; provided that: (i) no such Liens shall cover any Products owned by VCP Exportadora and/or any Property owned by the Trading Company or either Newark Subsidiary, (ii) no such Liens shall cover any Products owned by VCP or any of its Subsidiaries and exported outside Brazil (or identified to be so exported), (iii) no such Liens shall cover any of the Collateral or any Capital Stock of Aracruz (or any interests therein, including dividends payable thereon), and (iv) excluding all of the Debt secured by Liens described in clauses (a) through (d) above, the aggregate outstanding principal amount of such Debt and other obligations secured by Liens on tangible Property (including real property) shall not exceed $450,000,000 (or its equivalent in any other currency); provided that the lenders or holders of such Debt shall consist of BNDES, export credit agencies or multilateral financial institutions; and provided further that up to $50,000,000 (or its equivalent in any other currency) of such Debt may be lent by or held by any Person, and

                  (f) Liens granted by the Trading Company under the Trading Company Collateral Documents for the benefit of VCP Exportadora and the subsequent granting of any such Liens by VCP Exportadora in favor of the Collateral Agent for the benefit of the Bank Facility Secured Parties (in the manner described herein and in the Security Agreement).

         Notwithstanding anything herein or elsewhere in the Loan Documents to the contrary, in no event shall VCP Exportadora, Newark or any of the Newark Subsidiaries permit (nor shall VCP or VCP Exportadora permit the Trading Company to permit) there to be any Lien on any of the Collateral or the Products other than Permitted Liens of the type described in clauses (a) and (b) of the definition thereof, Liens under the Security Agreement to secure the Other Bank Facility, the Additional Facility and the Other Facility and Liens under the Trading Company Collateral Documents.

         Section 8.8 Transactions With Affiliates. Neither Newark, either Newark Subsidiary, VCP Exportadora nor VCP shall (or shall permit any of their respective Subsidiaries (including the Trading Company) to) directly or indirectly enter into any transaction with any Affiliate (other than VCP's wholly-owned Subsidiaries) except in the ordinary course of (and pursuant to the reasonable requirements of) its business and upon commercially reasonable terms that are no less favorable to it than those that might be obtained in a comparable arm's-length transaction at the time from a Person that is not an Affiliate; provided that nothing in this Section shall be


                                                             Credit Agreement 54
deemed to prohibit the transactions contemplated by the Loan Documents (including sales and purchases of Products effected in accordance with the Export Agreements and Section 8.13(d) and the prepayment for Products by the Borrower, Newark and the Trading Company effected in accordance with this Agreement). Notwithstanding the foregoing, this Section shall not apply to: (a) any loan or similar financial transaction (or series of related financial transactions) entered into for the sole purpose of performing cash management or other financial management functions of Newark, the Newark Subsidiaries, VCP Exportadora and/or VCP (and/or their respective Subsidiaries, including the Trading Company) with any of their respective Affiliates in the ordinary course of business, (b) tax allocation agreements entered into from time to time by Newark, the Newark Subsidiaries, VCP Exportadora and/or VCP (and/or their respective Subsidiaries, including the Trading Company) with their respective Affiliates in the ordinary course of their respective businesses and (c) Debt permitted by Section 8.6.

         Section 8.9 Line of Business, Etc. Neither Newark, either Newark Subsidiary, VCP Exportadora nor VCP shall: (a) make any material change in its line of business, (b) change its fiscal year, (c) change its name or domicile or take any other action that might adversely affect the priority, perfection or validity of the Liens created by the Loan Documents or (d) make or permit any material change in its accounting policies or reporting practices except as required by a change in GAAP (or, with respect to VCP, U.S. GAAP). Neither VCP nor VCP Exportadora shall permit the Trading Company to engage in any business other than as specifically described in Section 8.13.

         Section 8.10 Use of Proceeds. The Borrower shall use the proceeds of the Loans, and Newark shall use the proceeds of the prepayment of Products contemplated in Section 2.1(b), (less any fees and expenses then due and payable under Sections 2.3 and 13.3) solely as described in Section 2.1(b). No part of the proceeds of the Loans shall be used directly or indirectly for the purpose (whether immediate, incidental or ultimate) of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the U.S. Federal Reserve System.

         Section 8.11 Further Assurances. Each of Newark, each Newark Subsidiary, VCP Exportadora and VCP shall do and perform (and each of VCP and VCP Exportadora shall cause the Trading Company to do and perform), from time to time, any and all acts (and execute any and all documents) as may be necessary or as reasonably requested by either Agent in order to effect the purposes of the Loan Documents and Sales Agreements. Without limiting the above, but subject to Section 3.1(o) of the Security Agreement, each of Newark, each Newark Subsidiary, VCP Exportadora and VCP shall (and VCP and VCP Exportadora shall cause the Trading Company to), at its own cost, take all actions necessary or reasonably requested by the Collateral Agent to maintain each Lien created by the Loan Documents in full force and effect and enforceable in accordance with its terms, including: (a) making filings and recordations, (b) making payments of fees and other charges, (c) issuing and, if necessary, filing or recording supplemental documentation, including continuation statements, (d) discharging all claims or other Liens adversely affecting the rights of the Collateral Agent or any other Bank Facility Secured Party in any Collateral, (e) publishing or otherwise delivering notice to third parties, (f) depositing title documents and
(g) taking all other actions either necessary or otherwise reasonably requested by the Collateral Agent to ensure that all after-acquired property of VCP Exportadora, the Trading Company, Newark and each Newark Subsidiary intended to be covered


                                                             Credit Agreement 55
by such Liens is subject to a valid and enforceable first priority, perfected Lien in favor of the Collateral Agent (on behalf of the Secured Parties). Neither VCP Exportadora, Newark nor either Newark Subsidiary shall (and VCP and VCP Exportadora shall not permit the Trading Company to) transfer all or any portion of the Collateral or any Products to any Person except as expressly permitted or required under the Loan Documents.

         Section 8.12 Merger, Etc. (a) Neither Newark, either Newark Subsidiary, VCP Exportadora nor VCP shall (nor shall VCP or VCP Exportadora permit the Trading Company to) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its Property; provided that:

                  (i) it may merge or consolidate with or into, or sell or transfer all or substantially all of its Property to, any other Person that is organized in an OECD Country (or, if not an OECD Country, its current jurisdiction of organization) if, immediately after giving effect thereto:

                           (A) (1) with respect to any merger or consolidation,
                  it is the surviving Person or, if not, the surviving Person has validly assumed its obligations under the Loan Documents to which it is a party, or (2) with respect to a sale, transfer, lease or other disposition of all or substantially all of its Properties, the Person to whom the Property has been sold, transferred, leased or otherwise disposed has validly assumed all obligations under the Loan Documents to which the transferor is a party (which assumption may constitute a novation of such obligations under Applicable
                  Law); provided that, with respect to both clauses (1) and (2):
                  (x) with respect to any such transaction by VCP Exportadora, Newark, any Newark Subsidiary, or the Trading Company no Change of Control shall occur, and (y) with respect to any such transaction by either Newark Subsidiary, such other Person has no existing business,

                           (B) no Default (including under Section 9.1(n) or
                  resulting from a breach of Section 8.9) exists or would exist immediately after such merger, consolidation, sale, transfer, lease or other disposition,

                           (C) there would not be a Default relating to: (1) the
                  Total Debt to Total Capitalization Ratio if such ratio were determined as if the date on which such transaction were effected were the last day of a Fiscal Semester or (2) the Debt Service Coverage Ratio and/or Net Debt to EBITDA Ratio if such ratios were determined on a pro forma basis with respect to the most recently ended fiscal quarter or Fiscal Semester, as the case may be,

                           (D) to the extent applicable, the provisions of
                  clause (b) shall have been complied with by no later than the date of such merger, consolidation, sale, transfer, lease or other disposition,

                                                             Credit Agreement 56

                           (E) each Agent shall have received any other
                  opinions, evidence of security interest filings and other documents or evidence as it (or the Majority Lenders) may reasonably request in connection therewith, and

                           (F) to the extent reasonably requested by either
                  Agent or the Majority Lenders, the Loan Documents shall have been amended (or amended and restated) to reflect such merger, consolidation, sale, transfer, lease or other disposition,

                  (ii) the Newark Subsidiaries may merge or consolidate with each other, either or both Newark Subsidiaries may be merged into Newark and/or VCP Exportadora may be merged into VCP,

                  (iii) it may sell, lease, transfer or otherwise dispose of obsolete or worn-out property or equipment no longer used or useful in its business and any inventory or other Property sold or disposed of in the ordinary course of its business, and

                  (iv) it may sell or otherwise transfer Products and other Property to Newark or a Newark Subsidiary in the manner contemplated in the Loan Documents.

         (b) Notwithstanding clause (a), Newark may sell, transfer, lease or otherwise dispose of all or any portion of the Capital Stock of Aracruz so long as the net proceeds of such sale, transfer, lease or other disposition are promptly (and, in any event, within five Business Days of such transaction) contributed to the capital of the Borrower and applied by the Borrower to a prepayment of the Loans pursuant to Section 3.3; provided that Newark may sell, transfer, lease or otherwise dispose of such Capital Stock to any VCP Party without any such prepayment of the Loans so long as Newark shall promptly (and, in any event, within one Business Day after such transaction) apply the net proceeds (if any) of such transaction either to the making of a payment to the Trading Company and/or VCP Exportadora for Products previously purchased or to make an export prepayment to the Trading Company and/or VCP Exportadora for future Products (it being understood that if any such payment shall be made to the Trading Company, then VCP and VCP Exportadora shall cause the Trading Company to make a similar such payment to VCP Exportadora promptly (and, in any event, within one Business Day of its receipt thereof)).

         (c) Each of VCP, VCP Exportadora and Newark agrees that it shall, by no later than 10 Business Days after any event described in clause (i) or (ii), cause: (i) any Subsidiary of VCP that becomes a direct or indirect owner of all or any part of the Capital Stock of VCP Exportadora, Newark and/or a Newark Subsidiary and (ii) any other Subsidiary of Newark to deliver to the Administrative Agent: (A) a Guaranty (in form and substance satisfactory to the Majority Lenders, including by becoming a party to an amended and restated version hereof) guaranteeing all of the obligations of the Newark Subsidiaries under this Agreement and the other Loan Documents and (B) any necessary opinions, certificates and other documents (or evidence of the occurrence of any events) that the Administrative Agent or the Majority Lenders shall reasonably request in connection therewith.

         Section 8.13 Export Arrangements. (a) Should Newark or the Trading Company at any time have insufficient funds to pay for any Products purchased by it from VCP Exportadora by the date on which VCP Exportadora is required to receive such payment pursuant to Brazilian

                                                             Credit Agreement 57

Applicable Law, VCP or VCP Exportadora (as applicable) shall, subject to the obtaining of any necessary approvals from the Central Bank, capitalize such payments by making an equivalent contribution of capital to Newark or the Trading Company (including, to the extent possible, by converting such payment obligation into additional capital of Newark or the Trading Company). Newark shall not pay or declare any dividends or returns of capital (or similar distributions with respect to its Capital Stock) to VCP Exportadora at any time that there is a Default hereunder or that VCP Exportadora or any other Brazilian Person that has sold Products to Newark and/or the Trading Company has not been paid for such Products within the time required by Brazilian Applicable Law for the receipt by Brazilian exporters of export payments (it being understood that any amounts that would otherwise have been paid as dividends or otherwise shall be promptly paid by Newark as payment for its purchase of such Products, including to pay such amounts to the Trading Company for on-payment to VCP Exportadora and/or any other Brazilian Person that has sold Products to the Trading Company).

         (b) Neither Newark nor either Newark Subsidiary shall enter into any amendment or modification of, or grant any waiver under, the Export Arrangements that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect (it being understood that any amendment, modification or waiver that has any adverse effect on the payment of any amounts payable under the Export Arrangements, including as to the amount or timing thereof, shall be considered to have a Material Adverse Effect).

         (c) Each of the Newark Subsidiaries shall require that the purchase price of all sales of Products pursuant to any Sales Agreement is payable solely in Dollars.

         (d) VCP shall (or shall cause VCP Exportadora to) sell to the Trading Company, and cause the Trading Company to sell to Newark, and Newark shall sell to the Borrower, sufficient Products so that no Event of Default described in
Section 9.1(o) shall occur, each of which sales shall be for a price no higher than, and a payment term no shorter than, the price and payment term applicable to the sale of such Products by a Newark Subsidiary to a customer pursuant to a Sales Agreement.

         (e) If a Specified Event occurs with respect to any Interest Period, then the Collateral Agent may, under the Export Agreements with the Stand-by Exporters, request that one or both Stand-by Exporters sell an aggregate amount of Products to Newark (who shall sell all such Products to the Borrower) that will (by no later than 30 days after such Stand-by Exporter's receipt of such request) result in the generation of such amount of Tested Collections as would have resulted in such Specified Event not having occurred had such Tested Collections been received during such Interest Period (it being understood that, for the purpose of this Section, collections from an Eligible Buyer relating to Products so sold to Newark by the Stand-by Exporters shall be considered to be Tested Collections notwithstanding that a Letter of Instructions shall not have been delivered to such Eligible Buyer). If any Event of Default exists and all or any portion of the Loans have been accelerated as a result thereof, then the Collateral Agent may, under the Export Agreements with the Stand-by Exporters, request that one or both Stand-by Exporters promptly sell Products to Newark (who shall sell all such Products to the Borrower) from time to time until such time as all of the Loans and other amounts payable to the Bank Facility Secured Parties under the Loan Documents have been paid in full.

                                                             Credit Agreement 58

         (f) Each Newark Subsidiary shall ensure that each of the Sales Agreements to which it is a party is in proper legal form under its governing law to ensure that it would constitute a legal, valid and binding obligation of each of the parties thereto under such law, enforceable in accordance with its terms.

         (g) If any funds are received by either Newark, either Newark Subsidiary, VCP Exportadora or VCP (or any of VCP's other Subsidiaries, including the Trading Company) from time to time in respect of Receivables, then it shall promptly (and, in any event, within two Business Days) after its receipt thereof remit (or cause such Subsidiary to remit) such funds to the Collateral Agent for deposit into the Collection Account (and until so remitted, such funds shall be held in trust by such Person for the benefit of the Collateral Agent). Newark, each Newark Subsidiary, VCP Exportadora or VCP, as applicable, shall promptly (and, in any event, by no later than the Business Day after any such remittance): (i) notify the Collateral Agent of each such remittance by it (or on its behalf) into the Collection Account (specifying the amount and date thereof and the Sales Agreement with respect to which it received such funds in respect of Receivables) and (ii) deliver to the Collateral Agent evidence that it has sent a notice to the applicable customer that all future payments on Receivables are to be deposited into the Collection Account.

         (h) If the Majority Lenders at any time shall reasonably determine that the ability of any Eligible Buyer listed on Schedule 1 to pay its Receivables to the Collection Account has been materially adversely affected, and if such Eligible Buyer is at such time more than 30 days past due in the payment of any Receivable owing to VCP or any Subsidiary of VCP, then the Majority Lenders may deliver a notice of such determination to the Agents, the Borrower and VCP. Upon receipt of such notice by the Borrower, such Eligible Buyer shall be considered to have been removed from Schedule 1; it being understood that: (i) any Receivables related to Sales Agreements entered into with such removed Eligible Buyer before the Borrower's receipt of such notice shall continue to be Tested Collections to the extent that they otherwise satisfy the conditions thereof and
(ii) such removed Eligible Buyer may qualify as an Eligible Buyer pursuant to any of clauses (b) through (e) of the definition thereof.

         (i) The parties hereto hereby acknowledge the provisions of Section 3.1(n) of the Security Agreement.

         Section 8.14 Syndication. Each of Newark, each Newark Subsidiary, VCP Exportadora and VCP shall assist the Arranger and the Lenders in their syndication efforts (including by making senior managers available for bank meetings and by providing upon request all information reasonably deemed necessary by any such Person to complete the syndication of the Loans and/or Commitments successfully).

         Section 8.15 Investment Company Act. Neither Newark, either Newark Subsidiary, VCP Exportadora nor VCP shall take (or permit any other Person to take) any action that could reasonably be expected to result in it being required to be registered as an "investment company" under the United States Investment Company Act of 1940.

         Section 8.16 Portuguese Translation. By no later than 90 days after the Amendment Date, Newark shall deliver to each of the Agents a complete and accurate translation (made by a

                                                             Credit Agreement 59
sworn translator) of this Agreement, the Security Agreement and the Subordination Agreement in Portuguese (such translation to be acceptable to Machado, Meyer, Sendacz e Opice, the Agents' Brazilian counsel, and to be in adequate form for registration with the competent Registry of Deeds and Documents).

         Section 8.17 Hungarian Documents. By no later than sixty (60) days after the Amendment Date, VCP Exportadora shall, and shall cause the initial Trading Company to, deliver to each of the Agents the following documents, all of which shall be in form and substance satisfactory to the Administrative
Agent: (a) an opinion of Clifford Chance LLP, special Hungarian counsel to the initial Trading Company, (b) a certified copy of the Trading Company Collateral Documents, duly executed and delivered by the parties thereto, including registration of the Agreement Constituting Floating Charge dated in or around July 2004 between the initial Trading Company and VCP Exportadora with the Registry of Charges maintained by the Hungarian Chamber of Notaries Public, (c) certified copies of the Organizational Documents of the initial Trading Company and of documents (including appropriate resolutions of the Board of Directors or similar body of the initial Trading Company and, if necessary, shareholder or similar approval) evidencing the due authorization by it of the making and performance by it of the Loan Documents to which it is a party and (d) a certificate of the initial Trading Company as to the authority, incumbency and specimen signatures of the individuals who have executed the Loan Documents and other documents contemplated hereby on behalf of the initial Trading Company.


                                   ARTICLE IX
                                EVENTS OF DEFAULT


         Section 9.1 Events of Default. Each of the following events is herein called an "Event of Default":

                  (a) (i) any payment of any principal of or interest on the Loans (or any amounts payable pursuant to Section 4.5(c)) shall not be paid in full when due or (ii) any Obligor shall default for five Business Days or more in the payment of any other amount whatsoever payable (or to be deposited) to or for the benefit of the Bank Facility Secured Parties under the Loan Documents (including pursuant to Section 5.2(b)) (it being understood that an Event of Default shall occur if any such payments are made from funds on deposit in the Collateral Account (including from any disbursements under the Reserve Letter of Credit pursuant to Section 5.3(d)(i)) other than any amount in the Collateral Account in excess of the Collateral Account Reserve Amount for the next Interest Period),

                  (b) any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor or the Trading Company, or in any certificate furnished to any Lender or any Agent pursuant to the provisions hereof or of any other Loan Document, shall prove to have been false or misleading in any material respect as of the time made or deemed made,

                                                             Credit Agreement 60

                  (c) (i) any default, early amortization event or similar event shall occur with respect to any other Debt of any VCP Party (including the Other Bank Facility, the Additional Facility and the Other Facility; provided that any portion of the Debt under the Other Facility that is not documented as a loan shall be excluded) in an aggregate outstanding principal amount of at least $10,000,000 (or its equivalent in any other currency) if the effect thereof is to accelerate the maturity thereof, or to permit the holder(s) of such Debt, or an agent or trustee on its or their behalf, to accelerate the maturity thereof or to require the mandatory pre-payment, defeasance or redemption thereof, or (ii) with respect to any portion of the Debt under the Other Facility that is not documented as a loan, any default, early amortization event or similar event shall occur with respect to any such Debt in an aggregate outstanding principal amount of at least $10,000,000 (or its equivalent in any other currency) if, as a result thereof, such Debt has been accelerated or otherwise required to be prepaid, defeased or redeemed, in whole or in part, before the scheduled maturity thereof,

                  (d) (i) either Newark, either Newark Subsidiary, VCP Exportadora or VCP shall default in the observance or performance of any of its obligations under Section 5.6(d) or Article VIII hereof (other than Section 8.1(a) (with respect to the failure to obtain and maintain all Governmental Approvals, rights, privileges, licenses and franchises), Section 8.1(e) and Section 8.2, the default of any of which shall be covered in clause (iv)) or under Section 2.2(b), 3.1(a)(iv), 3.1(b), 3.1(f) or 3.1(l) of the Security Agreement, (ii) any Stand-by Exporter shall default in the observance or performance of any of its obligations under the applicable Export Agreement (other than Sections 4.1(a) (with respect to the failure to obtain and maintain all Governmental Approvals, rights, privileges, licenses and franchises) and Sections 4.1(b) through (e) thereof, the default of any of which shall be covered in clause (iv)), (iii) the Trading Company shall default in the observance or performance of any of its obligations under the Trading Company Collateral Documents or (iv) any Obligor shall default for a period of 30 days or more in the observance or performance of any of its other obligations under this Agreement (other than as provided in clause (a)) or any other Loan Document,

                  (e) any VCP Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due,

                  (f) any VCP Party shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, sindico, liquidator or similar Person of itself or of all or any substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) file a petition seeking to take advantage of any Applicable Law relating to bankruptcy, insolvency, reorganization, concordata, liquidation, falencia, dissolution, arrangement or winding up or composition or readjustment of debts or (iv) take any corporate action for the purpose of effecting any of the foregoing,

                  (g) a proceeding or case shall be commenced against any VCP Party, without its application or consent, seeking: (i) its reorganization, liquidation, dissolution, arrangement or winding up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, sindico, liquidator or similar


                                                             Credit Agreement 61

         Person of it or of all or any substantial part of its Property or (iii) similar relief in respect of it under any Applicable Law relating to bankruptcy, insolvency, reorganization, concordata, liquidation, falencia, dissolution or winding up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days,

                  (h) one or more judgment(s), order(s), decree(s), award(s), settlement(s) and/or agreement(s) to settle (including any relating to any arbitration) is/are rendered against any VCP Party in an amount exceeding $10,000,000 (or its equivalent in any other currency) in the aggregate and shall remain unsatisfied, undischarged and in effect for a period of 30 or more days without a stay of execution, unless the same is either: (i) adequately bonded or covered by insurance where the surety or the insurer, as the case may be, has admitted liability in respect of such judgment(s), order(s), decree(s), award(s), settlement(s) and/or agreement(s) to settle or (ii) is being contested by appropriate proceedings properly instituted and diligently conducted and, in either case, such process is not being executed against any Property of such VCP Party,

                  (i) any non-monetary judgment, order, decree, award, settlement or agreement to settle (including any relating to any arbitration) is rendered against or agreed by any VCP Party that (in the aggregate) has had or could reasonably be expected to have a Material Adverse Effect, and a stay of execution thereof shall not be obtained within 30 days from the date of entry or agreement thereof,

                  (j) any Governmental Approval at any time necessary to enable any Obligor or the Trading Company to comply with any of its obligations under any of the Loan Documents or Sales Agreements shall be revoked, withdrawn, withheld or otherwise not in full force and effect or shall be modified or amended in a manner that (in the aggregate) has had or could reasonably be expected to have a Material Adverse Effect; it being understood that not obtaining the prior approval of the Central Bank with respect to entering into the Guaranties of VCP Exportadora and VCP under Articles XI and XII shall not (in and of itself) result in an Event of Default,

                  (k) (i) any Loan Document shall at any time be suspended, revoked or terminated or for any reason cease to be valid and binding or in full force and effect (other than upon expiration in accordance with the terms thereof), (ii) performance by any Obligor or the Trading Company of any obligation thereunder shall become unlawful, (iii) any Obligor or the Trading Company shall so assert in writing, (iv) the validity or enforceability thereof shall be contested by any Obligor, the Trading Company or any Governmental Authority or (v) any Lien provided for in the Loan Documents shall cease to exist or (except for priorities of Permitted Liens described in clauses (a) and (b) of the definition thereof) cease to give the Collateral Agent (on behalf of the Secured Parties) a first priority perfected security interest under the law of New York or the law of the jurisdiction of the applicable pledgor,

                  (l) any Governmental Authority shall: (i) take any action to condemn, seize, nationalize, expropriate or appropriate all or any substantial part of the Property of any

                                                             Credit Agreement 62

         VCP Party (either with or without payment of compensation) or (ii) take any other action that: (A) in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect or purports to render any of the Loan Documents or Sales Agreements invalid or unenforceable or to prevent or materially delay the performance or observance by any Obligor or the Trading Company of its obligations thereunder or (B) shall, for 30 or more days, prevent any VCP Party from exercising normal control over all or any substantial part of its Property,

                  (m) any Governmental Authority of the British Virgin Islands, the Netherlands Antilles or Brazil shall declare a moratorium on the payment of External Debt by: (i) the British Virgin Islands, the Netherlands Antilles or Brazil, as the case may be, or by any Governmental Authority thereof or (ii) by any other Person thereof or therein; provided that (without prejudice to any of the other clauses of this Section) the occurrence of an event specified in this paragraph shall not be deemed to be an Event of Default if, within 30 days after the occurrence of such event, either: (A) a Guaranty in form and substance reasonably satisfactory to the Majority Lenders is provided in substitution for the Guaranties under Articles XI and XII, duly executed by a Person having a credit standing acceptable to each of the Lenders and accompanied by such evidence (including opinions) of the due authorization, execution, delivery, legality, validity, binding effect and enforceability thereof as the Administrative Agent or the Majority Lenders may reasonably request, or (B) additional Collateral is pledged to the Collateral Agent (on behalf of the Bank Facility Secured Parties) that is sufficient in amount to cover all amounts thereafter to be paid to the Bank Facility Secured Parties under the Loan Documents and is otherwise acceptable to each of the Lenders and accompanied by such evidence (including opinions) of the due authorization, execution, delivery, legality, validity, binding effect and enforceability of the applicable documents as either Agent or the Majority Lenders may reasonably request,

                  (n) a Change in Control shall occur,

                  (o) the occurrence of a Specified Event for any two consecutive Interest Periods or the occurrence of four Specified Events during the life of the Loans,

                  (p) for any two consecutive Interest Periods (or four during the life of the Loans), Tested Collections (minus the lesser of: (i) the sum of the Debt Service Amount for the Other Facility, the Other Bank Facility (multiplied by 1.25) and the Additional Facility for the applicable Interest Period and (ii) the amount described in clause (a) of the definition of Tested Collections for such Interest Period relating to Products produced by VCP and its Brazilian Subsidiaries) relating to Products produced in Brazil by VCP, its Brazilian Subsidiaries or a Stand-by Exporter shall be less than 50% of the Debt Service Amount for the Bank Facility for the Payment Date at the end of such Interest Period,

                  (q) the Debt Service Coverage Ratio as of the end of any fiscal quarter of VCP shall be less than 1.30 (it being understood that such ratio shall not be calculated until the delivery of the financial statements referred to in Section 8.4, but that any related Event of Default shall be considered to have begun as of the last day of the relevant fiscal quarter),

                                                             Credit Agreement 63

                  (r) the Net Debt to EBITDA Ratio as of the end of any Fiscal Semester of VCP shall exceed 3.00 (it being understood that such ratio shall not be calculated until the delivery of the financial statements referred to in Section 8.4, but that any related Event of Default shall be considered to have begun as of the last day of the relevant Fiscal Semester), or

                  (s) the Total Debt to Total Capitalization Ratio as of the end of any Fiscal Semester of VCP shall exceed 0.70 (it being understood that such ratio shall not be calculated until the delivery of the financial statements referred to in Section 8.4, but that any related Event of Default shall be considered to have begun as of the last day of the relevant Fiscal Semester).

If an Event of Default exists, then the Administrative Agent shall, upon the request of the Majority Lenders: (A) by notice to Newark, each Newark Subsidiary, VCP Exportadora and VCP, declare: (1) the Commitments to be terminated immediately, whereupon the Commitments shall immediately terminate, or (2) the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower under the Loan Documents (including any amounts payable under Section 4.4) to be immediately due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Newark, each Newark Subsidiary, VCP Exportadora and VCP; provided that in the case of an Event of Default of the kind referred to in clause (c)(ii), (f) or (g), the Commitments shall automatically terminate and all amounts payable under the Loan Documents shall automatically become immediately due and payable, without any further action by any Person, and/or
(B) subject to the Security Agreement, instruct the Collateral Agent and/or the Administrative Agent to liquidate the Collateral and apply the proceeds thereof (except any such proceeds allocated to the Other Facility, the Additional Facility or the Other Bank Facility pursuant to the Security Agreement) to the payment of amounts owing to the Bank Facility Secured Parties under the Loan Documents, and/or (C) instruct the Collateral Agent to request any or both of the Stand-by Exporters to sell Products to Newark pursuant to the applicable Export Agreement(s) in the manner described in Section 8.13(e).


                                   ARTICLE X
                                   THE AGENTS


         Section 10.1 Appointment, Powers and Immunities. (a) Each Lender hereby appoints and authorizes each of the Agents to act as its agent hereunder and (as applicable) under the other Loan Documents with such powers as are specifically delegated to such Agent by the terms of this Agreement and (as applicable) the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Agent (which term as used in this sentence, in Section
10.5 and in the first sentence of Section 10.6 shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees, representatives and agents):

                                                             Credit Agreement 64

                  (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Bank Facility Secured Party,

                  (ii) shall not be responsible to the Bank Facility Secured Parties for any recitals, statements, representations or warranties contained in any Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or any Loan Document or any other document referred to or provided for herein or for any failure by any Obligor to perform any of its obligations hereunder or thereunder,

                  (iii) except as expressly provided in the Loan Documents, shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document, and

                  (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of or for the supervision of any such agents or attorneys-in-fact that were selected by it in good faith.

         (b) Before either Agent acts or refrains from acting, it may require an officer's certificate of any Obligor and/or an opinion of counsel satisfactory to such Agent with respect to the proposed action or inaction. Neither Agent shall be liable for any action it takes or omits to take in good faith in reliance upon such certificate or opinion. Whenever in the administration of the Loan Documents either Agent shall deem it necessary or desirable that a matter be provided or established before taking or suffering or omitting to take any act under any Loan Document, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of such Agent, be deemed to be conclusively proved and established by an officers' certificate delivered to such Agent, and such certificate, in the absence of gross negligence or bad faith on the part of such Agent, shall be full warrant to such Agent for any action taken, suffered or omitted to be taken by it under the Loan Documents upon the faith thereof.

         (c) The Arranger shall not have any liability or responsibility whatsoever under the Loan Documents.

         (d) Any Person: (i) into which either Agent may be merged or consolidated or (ii) that may result from any merger, conversion or consolidation to which either Agent shall be a party shall (if such Agent is not the surviving entity) be the successor of such Agent without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

         Section 10.2 Reliance by the Agents. Each Agent shall be entitled to rely conclusively upon any certification, notice or other communication (including any thereof by e-mail, telephone or facsimile) reasonably believed by it to be genuine and correct and to have been

                                                             Credit Agreement 65
signed or sent by or on behalf of the appropriate Person(s), and upon advice and statements of legal counsel and other experts selected by such Agent. As to any matters not expressly provided for in the Loan Documents, each Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders and other Bank Facility Secured Parties.

         Section 10.3 Defaults. Neither Agent shall be deemed to have knowledge or notice of the occurrence of a Default (with respect to the Administrative Agent, other than a failure to make a payment of principal of or interest on the Loans) unless it has received written notice from a Lender or an Obligor specifying such Default and stating that such notice is a "Notice of Default." If either Agent receives such a notice, then it shall give prompt notice thereof to the Lenders and the Other Facility Agent, Other Bank Facility Agent and Additional Facility Agent. Each Agent shall (subject to Section 10.7) take such action with respect to any such Default as shall be directed by the Majority Lenders; provided that unless and until an Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Bank Facility Secured Parties except to the extent that the Loan Documents expressly require that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

         Section 10.4 Rights as a Lender. With respect to any Commitment and Loan made by it, each of ABN AMRO and The Bank of New York (and any successor acting as an Agent) in its capacity as a Lender hereunder shall have the same rights and powers as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" shall, unless the context otherwise indicates, include each Agent in its individual capacity. ABN AMRO and The Bank of New York (and any successor acting as an Agent) and their respective Affiliates may (without having to account therefore to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with any Obligor, any Eligible Buyer, any Eligible Financial Institution and any Affiliate of any thereof as if it were not acting as an Agent, and ABN AMRO and The Bank of New York (and any such successor) and their respective Affiliates may accept fees and other consideration from any such Person(s) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         Section 10.5 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 13.3, but without limiting the obligations of Newark and the Newark Subsidiaries under
Section 13.3) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all losses, liabilities, claims, obligations, damages or expenses (including the fees and disbursements of counsel) incurred by it arising out of or by reason of any investigation in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including the costs and expenses that Newark and the Newark Subsidiaries are obligated to pay under Section 13.3, but excluding, other than additional administrative costs and expenses resulting from a Default, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any

                                                             Credit Agreement 66
of the terms hereof or of any such other documents; provided that no Lender shall be liable to the Administrative Agent for any of the foregoing to the extent that it arises from the gross negligence or willful misconduct of the Administrative Agent (or any of its agents or Affiliates) as determined by a final, nonappealable judgment by a court of competent jurisdiction. In no event shall any Lender be liable to the Administrative Agent for any punitive or consequential damages in connection with any of the Loan Documents. The obligations of the Lenders under this Section shall survive the termination of this Agreement, the repayment of the Loans and/or the earlier resignation or removal of the Administrative Agent. The obligations of the Lenders to indemnify the Collateral Agent are as set forth in Section 5.5 of the Security Agreement (and each Lenders hereby confirms its obligations thereunder).

         Section 10.6 Non-Reliance upon the Agents and other Lenders. Each Lender agrees that it has, independently and without reliance upon either Agent, the Arranger or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and decision to enter into this Agreement and that it will, independently and without reliance upon either Agent, the Arranger or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Neither Agent shall be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, any other Loan Document or any other document referred to or provided for herein or to inspect the Properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent under the Loan Documents, neither Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor that may come into the possession of such Agent or any of its Affiliates.

         Section 10.7 Failure to Act. Except for any action expressly required of an Agent under a Loan Document, it shall in all cases be fully justified in failing or refusing to act under the Loan Documents unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.5 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. No provision of any Loan Document shall require either Agent to take any action that it reasonably believes to be contrary to Applicable Law or to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 10.8 Resignation or Removal of the Agents. (a) Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders, Newark, each Newark Subsidiary, VCP Exportadora and VCP, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders (if no Default then exists, with the consent of VCP, which consent shall not be unreasonably withheld or delayed) shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the existing Administrative Agent's giving of

                                                             Credit Agreement 67
notice of resignation or the Majority Lenders' election to remove the existing Administrative Agent, then the existing Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank that has a combined capital and surplus of at least $500,000,000 (or its equivalent in any other currency). Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the existing Administrative Agent, and the existing Administrative Agent shall be discharged from its duties and obligations hereunder. After any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

         (b) The Collateral Agent may resign or be removed in the manner provided in the Security Agreement.


                                   ARTICLE XI
              VCP EXPORTADORA'S AND VCP NA'S GUARANTY OF NEWARK AND
                        NEWARK'S GUARANTY OF THE BORROWER


         Section 11.1 Guaranty. (a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged: (i) Newark hereby unconditionally Guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the payment obligations of the Borrower to the Bank Facility Secured Parties under the Loan Documents and (ii) each of VCP Exportadora and VCP NA hereby unconditionally Guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the payment obligations of Newark to the Bank Facility Secured Parties under the Loan Documents (including Newark's Guaranty obligations under clause (i)), in each case as primary obligor and not merely as surety and with respect to all such obligations howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. This is a guaranty of payment and not merely of collection. In order to secure the payment of the Loans each of VCP Exportadora, Newark and VCP NA has granted certain Liens to the Collateral Agent (on behalf of the Secured Parties) in the manner described in the Security Agreement.

         (b) All payments made by VCP Exportadora, VCP NA or Newark under this Article shall be payable in the manner required for payments by the Borrower hereunder, including: (i) the obligation to make all such payments free and clear of, and without deduction for, any Taxes (including withholding taxes),
(ii) the obligation to pay interest at the Default Rate and (iii) the obligation to pay all amounts due under the Loans in Dollars.

         Section 11.2 Guaranty Unconditional. The obligations of VCP Exportadora, VCP NA and Newark under this Article shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation(s) of an Obligor under the Loan Documents and/or any Commitment(s) under the Loan Documents, by operation of law or otherwise,

                                                             Credit Agreement 68

                  (b) any modification or amendment of or supplement to this Agreement or any other Loan Document,

                  (c) any release, impairment, non-perfection or invalidity of any Collateral,

                  (d) any change in the corporate existence, structure or ownership of the Borrower or any other Person, or any event of the type described in Section 9.1(e), (f) or (g) with respect to any Person,

                  (e) the existence of any claim, set-off or other rights that VCP Exportadora, VCP NA or Newark may have at any time against the Borrower, either Agent, any other Secured Party or any other Person, whether in connection herewith or with any unrelated transactions,

                  (f) any invalidity or unenforceability relating to or against any Obligor for any reason of any Loan Document, or any provision of Applicable Law purporting to prohibit the performance by any Obligor of any of its obligations under the Loan Documents, or

                  (g) any other act or omission to act or delay of any kind by any Obligor, either Agent, any other Secured Party or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of the Borrower under the Loan Documents.

         Section 11.3 Discharge Only upon Payment in Full; Reinstatement In Certain Circumstances. VCP Exportadora's, VCP NA's and Newark's obligations hereunder shall remain in full force and effect until all of the Borrower's payment obligations to the Bank Facility Secured Parties under the Loan Documents shall have been paid or otherwise performed in full and all of the Commitments shall have terminated. If at any time any payment made to any Bank Facility Secured Party under this Agreement or any other Loan Document is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, concordata, falencia or similar event of the Borrower or any other Person or otherwise, then VCP Exportadora's, VCP NA's and Newark's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         Section 11.4 Waiver by VCP Exportadora, VCP NA and Newark. Each of VCP Exportadora, VCP NA and Newark hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the Guaranty provided in this Article and notice of any liability to which this Guaranty may apply, (b) all notices that may be required by Applicable Law or otherwise to preserve intact any rights of any Secured Party against any Obligor, including any demand, presentment, protest, proof of notice of non-payment, notice of any failure on the part of any Obligor to perform and comply with any covenant, agreement, term, condition or provision of any agreement and any other notice to any other party that may be liable in respect of the obligations Guaranteed hereby (including any Obligor) except any of the foregoing as may be expressly required hereunder, (c) any right to the enforcement, assertion or exercise by any Secured Party of any right, power, privilege or remedy conferred upon such Person under the Loan Documents or otherwise, (d) any requirement that any Secured Party exhaust any right, power, privilege or remedy, or mitigate any damages


                                                             Credit Agreement 69
resulting from a default, under any Loan Document, or proceed to take any action against any Collateral or against any Obligor or any other Person under or in respect of any Loan Document or otherwise, or protect, secure, perfect or ensure any Lien on any Collateral, and (e) with respect to VCP Exportadora, the benefit of Articles 366, 827, 829, 830, 834, 835, 837, 838 and 839 of the Brazilian
Civil Code and Article 595 of the Brazilian Civil Procedure Code.

         Section 11.5 Subrogation. Upon VCP Exportadora's, VCP NA's or Newark's making payment under this Article, it shall be subrogated to the rights of the payee against Newark or the Borrower, as applicable, with respect to such obligation; provided that neither VCP Exportadora, VCP NA nor Newark shall enforce any payment by way of subrogation, indemnity or otherwise, or exercise any other right, against Newark or the Borrower (or otherwise benefit from any payment or other transfer arising from any such right) so long as any payment obligations (other than on-going but not yet incurred indemnity obligations) of the Borrower to the Bank Facility Secured Parties remain unpaid and/or unsatisfied and/or any Commitments remain outstanding under the Loan Documents.

         Section 11.6 Stay of Acceleration. If acceleration of the time for payment of any amounts payable to the Bank Facility Secured Parties under the Loan Documents is stayed due to any event described in Section 9.1(e), (f) or
(g), then all such amounts otherwise subject to acceleration under this Agreement shall nonetheless be payable by VCP Exportadora, VCP NA and Newark hereunder immediately upon demand by the Administrative Agent.


                                  ARTICLE XII
                        VCP'S GUARANTY OF VCP EXPORTADORA


         Section 12.1 Guaranty. (a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VCP hereby, as primary obligor and not merely as surety, unconditionally Guaranties the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the payment obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due) of VCP Exportadora to the Bank Facility Secured Parties under the Loan Documents (including under Article XI). This is a guaranty of payment and not merely of collection.

         (b) All payments made by VCP under this Article shall be payable in the manner required for payments by the Borrower hereunder, including: (i) the obligation to make all such payments free and clear of, and without deduction for, any Taxes (including withholding taxes), (ii) the obligation to pay interest at the Default Rate and (iii) the obligation to pay all amounts due under the Loans in Dollars.

         Section 12.2 Guaranty Unconditional. The obligations of VCP under this Article shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                                                             Credit Agreement 70

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation(s) of an Obligor under the Loan Documents and/or any Commitment(s) under the Loan Documents, by operation of law or otherwise,

                  (b) any modification or amendment of or supplement to this Agreement or any other Loan Document,

                  (c) any release, impairment, non-perfection or invalidity of any Collateral,

                  (d) any change in the corporate existence, structure or ownership of VCP Exportadora or any other Person, or any event of the type described in Section 9.1(e), (f) or (g) with respect to any Person,

                  (e) the existence of any claim, set-off or other rights that VCP may have at any time against VCP Exportadora, either Agent, any other Secured Party or any other Person, whether in connection herewith or with any unrelated transactions,

                  (f) any invalidity or unenforceability relating to or against any Obligor for any reason of any Loan Document, or any provision of Applicable Law purporting to prohibit the performance by any Obligor of any of its obligations under the Loan Documents, or

                  (g) any other act or omission to act or delay of any kind by any Obligor, either Agent, any other Secured Party or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of VCP Exportadora under the Loan Documents.

         Section 12.3 Discharge Only upon Payment in Full; Reinstatement In Certain Circumstances. VCP's obligations hereunder shall remain in full force and effect until all of VCP Exportadora's payment obligations to the Bank Facility Secured Parties under the Loan Documents shall have been paid or otherwise performed in full and all of the Commitments shall have terminated. If at any time any payment made to any Bank Facility Secured Party under this Agreement or any other Loan Document is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, concordata, falencia or similar event of VCP Exportadora or any other Person or otherwise, then VCP's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         Section 12.4 Waiver by VCP. VCP hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the Guaranty provided in this Article and notice of any liability to which this Guaranty may apply, (b) all notices that may be required by Applicable Law or otherwise to preserve intact any rights of any Secured Party against any Obligor, including any demand, presentment, protest, proof of notice of non-payment, notice of any failure on the part of any Obligor to perform and comply with any covenant, agreement, term, condition or provision of any agreement and any other notice to any other party that may be liable in respect of the obligations Guaranteed hereby (including any Obligor) except any of the foregoing as may be expressly required hereunder, (c) any right to the enforcement, assertion or exercise by any Secured Party of any right, power, privilege or remedy conferred upon such Person under the Loan Documents or otherwise, (d) any requirement that

                                                             Credit Agreement 71
any Secured Party exhaust any right, power, privilege or remedy, or mitigate any damages resulting from a default, under any Loan Document, or proceed to take any action against any Collateral or against any Obligor or any other Person under or in respect of any Loan Document or otherwise, or protect, secure, perfect or ensure any Lien on any Collateral, and (e) the benefit of Articles 366, 827, 829, 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and
Article 595 of the Brazilian Civil Procedure Code.

         Section 12.5 Subrogation. Upon VCP's making payment under this Article, it shall be subrogated to the rights of the payee against VCP Exportadora with respect to such obligation; provided that VCP shall not enforce any payment by way of subrogation, indemnity or otherwise, or exercise any other right, against VCP Exportadora, Newark or the Newark Subsidiaries (or otherwise benefit from any payment or other transfer arising from any such right) so long as any payment obligations (other than on-going but not yet incurred indemnity obligations) of VCP Exportadora, Newark or the Newark Subsidiaries to the Bank Facility Secured Parties remain unpaid and/or unsatisfied and/or any Commitments remain outstanding under the Loan Documents.

         Section 12.6 Stay of Acceleration. If acceleration of the time for payment of any amounts payable to the Bank Facility Secured Parties under the Loan Documents is stayed due to any event described in Section 9.1(e), (f) or
(g), then all such amounts otherwise subject to acceleration under this Agreement shall nonetheless be payable by VCP hereunder immediately upon demand by the Administrative Agent.


                                  ARTICLE XIII
                                  MISCELLANEOUS


         Section 13.1 Waiver. No failure on the part of either Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any other remedies provided by Applicable Law.

         Section 13.2 Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient as follows:

                  (a) if to Newark, to it at Alameda Santos 1357, 8o andar, Sao Paulo - SP, Brazil 01419-908, Attention of Jose Joao Trigo (Facsimile
         No.: (5511) 3269-4066; Telephone No.: (5511) 3269-4165),

                  (b) if to the Borrower, to it at Alameda Santos 1357, 8o andar, Sao Paulo - SP, Brazil 01419-908, Attention of Jose Joao Trigo (Facsimile No.: (5511) 3269-4066; Telephone No.: (5511) 3269-4165),

                                                             Credit Agreement 72

                  (c) if to VCP NA, to it at Alameda Santos 1357, 8o andar, Sao Paulo - SP, Brazil 01419-908, Attention of Jose Joao Trigo (Facsimile
         No.: (5511) 3269-4066; Telephone No.: (5511) 3269-4165),

                  (d) if to VCP Exportadora, to it at Alameda Santos 1357, 8o andar, Sao Paulo - SP, Brazil 01419-908, Attention of Jose Joao Trigo (Facsimile No.: (5511) 3269-4066; Telephone No.: (5511) 3269-4165),

                  (e) if to VCP, to it at Alameda Santos 1357, 8o andar, Sao Paulo - SP, Brazil 01419-908, Attention of Jose Joao Trigo (Facsimile
         No.: (5511) 3269-4066; Telephone No.: (5511) 3269-4165),

                  (f) if to the Administrative Agent, to it at 208 South LaSalle Street, Chicago, Illinois 60604-1003, Attention of Judith Kinney (Facsimile No: (312) 601-3610; Telephone No.: (312) 992-5098),

                  (g) if to the Collateral Agent, to it at 15 Broad Street, 26th, New York, New York 10005, Attention of Patricia Phillips, Global Finance Unit (Facsimile No.: (212) 235-2530; Telephone No.: (212) 235-2402), and

                  (h) if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire or otherwise notified to the Administrative Agent.

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a facsimile or mailed notice, upon receipt, in each case given or addressed as aforesaid. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to Newark and the Administrative Agent).

         Any agreement herein of the Agents and Lenders to receive certain notices by telephone, facsimile or other unsigned method is solely for the convenience and at the request of Newark, the Newark Subsidiaries, VCP Exportadora and VCP. The Agents and Lenders shall (absent gross negligence or bad faith) be entitled to rely upon the authority of any Person purporting to be authorized by Newark, a Newark Subsidiary, VCP Exportadora and/or VCP to give any such notice and the Agents and Lenders shall not have any liability to Newark, the Newark Subsidiaries, VCP Exportadora, VCP or any other Person on account of any action taken or not taken by the Agents and/or Lenders in reliance upon any such notice.

         Section 13.3 Expenses; Indemnity. (a) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to pay or reimburse:
(i) the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses (including the reasonable fees and expenses of Mayer, Brown, Rowe & Maw LLP, special U.S. counsel to the Administrative Agent, and Machado, Meyer, Sendacz e Opice, special Brazilian counsel to the Administrative Agent, and printing, reproduction, document delivery, communication and travel costs) in connection with: (A) the syndication, negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans hereunder and (B) the negotiation or preparation of any modification, supplement or waiver of any of the terms of

                                                             Credit Agreement 73
this Agreement and the other Loan Documents (whether or not consummated) and
(ii) the Agents and each of the Lenders for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from an Event of Default.

         (b) The Borrower hereby agrees to indemnify each Bank Facility Secured Party and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or reasonable expenses incurred by any of them arising out of or by reason of any investigation, litigation, arbitration or other proceeding (including any threatened investigation, litigation, arbitration or other proceeding) relating to the Loan Documents, the Loans, the Sales Agreements and/or the use or proposed use by Newark or the Borrower of the proceeds of the Loans, including the reasonable fees and disbursements of counsel incurred in connection with any such litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified, as determined by a final, nonappealable judgment by a court of competent jurisdiction). In no event shall any Bank Facility Secured Party be liable to any Person for any punitive or consequential damages in connection with any of the Loan Documents.

         (c) To the extent that any undertaking in clause (b) may be unenforceable because it is violative of any Applicable Law or public policy, the Borrower shall contribute, jointly and severally, the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of such undertaking.

         (d) All amounts payable or indemnifiable under this Section shall be secured by the Collateral and shall be immediately due and payable on demand. All amounts paid and costs incurred by any Bank Facility Secured Party in respect to any matter payable or indemnifiable under this Section shall, if not so paid or reimbursed by the Borrower before the date that is ten Business Days after the date on which the Borrower were requested to make such payment, be an Event of Default and bear interest from the date of such request at the Default Rate.

         Section 13.4 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or of the Trading Company Collateral Documents and (except as specifically provided therein) any other Loan Document may be modified or supplemented only in a writing signed by the applicable Obligor(s) (or, in the case of the Trading Company Collateral Documents, by the applicable parties) and, in any such case, the Majority Lenders (or the applicable Agent upon the instruction of the Majority Lenders), and any provision of this Agreement and (except as specifically provided therein) any other Loan Document may be waived by the Majority Lenders; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders: (i) increase, extend the term of or reinstate the Commitments, (ii) extend the date fixed (or the currency) for the payment of principal of or interest on any Loan or any fee payable to the Lenders under the Loan Documents (it being understood that the Majority Lenders may waive or amend any payment of additional interest payable through the Default Rate as a result of an Event of Default), (iii) reduce the amount of any payment of principal,
(iv) reduce the rate at which interest is payable thereon or any fee is payable to the Lenders under the Loan Documents, (v) alter the terms of this Section,
(vi) release all or any material portion of the Collateral (except as

                                                             Credit Agreement 74
expressly otherwise provided in the Loan Documents); it being understood that sharing the Collateral in the manner described in the Security Agreement does not require any such consent of the Lenders except to the extent set forth therein, (vii) release any of VCP Exportadora, VCP, VCP NA or Newark from its Guaranty hereunder or from VCP's obligations under Section 8.13(d), (viii) release any Stand-by Exporter from its obligations under the applicable Export Agreement, the Trading Company from its obligations under the Trading Company Collateral Documents or any other Person from its supply agreement or other credit enhancement provided pursuant to Section 8.6(c)(ii), (ix) modify the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights under the Loan Documents or to modify any provision thereof or (x) alter the terms of Section 13.7, (b) any modification or supplement of Article X, or of any of the rights or duties of an Agent under the Loan Documents, shall also require the consent of such Agent, (c) any modifications, supplements or waivers of the Agents' Fee Letters shall be entered into solely by the parties thereto (it being understood that no other Person shall have any rights with respect thereto, including to receive a copy thereof), and (d) without the consent of any Lenders, amendments may be made to any Loan Document to: (i) add any representations, covenants, other obligations or defaults of any Obligor thereunder unless such additional provision could reasonably be expected to have a Material Adverse Effect or (ii) amend and restate this Agreement and any other Loan Document to the extent necessary to reflect a new Guaranty of the Borrower's obligations hereunder (including as described in Sections 8.6(b) and 8.12(c)(ii)(A)).

         Neither Newark, either Newark Subsidiary, VCP Exportadora nor VCP (nor any other Person on their behalf) shall directly or indirectly pay or cause to be paid any remuneration in any manner whatsoever to any Lender as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the Loan Documents unless such remuneration is concurrently paid ratably to each Lender even if any such Lender is not required to or did not consent to such waiver or amendment.

         Section 13.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that (except as set forth in Section 8.12) neither Newark, either Newark Subsidiary, VCP Exportadora nor VCP may assign or transfer (and VCP and VCP Exportadora shall not permit the Trading Company to assign or transfer) any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of each Lender (any attempt to do so being null and void ab initio).

         Section 13.6 Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto, the Bank Facility Secured Parties and their permitted successors and assigns (all of which, if not parties hereto, are third-party beneficiaries hereof for purposes of enforcing their respective rights hereunder), and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

          Section 13.7 Assignments and Participations. (a) Each Lender may, in accordance with Applicable Law, with the prior written consent of the Administrative Agent (which consent

                                                             Credit Agreement 75
shall not be unreasonably withheld), assign its Loan(s), its Commitment or any portion thereof to any other Person; provided that:

                    (i) no such consent shall be required in the case of any assignment to another Lender or by a Lender to an Affiliate thereof,

                    (ii) any such partial assignment (other than to another Lender) shall be in an amount at least equal to $1,000,000 or an integral multiple of $500,000 in excess thereof (or, if less, all of such Lender's remaining Loans or Commitment hereunder),

                    (iii) upon each such assignment, the assignor and assignee shall deliver an Assignment Agreement to the Borrower and the Administrative Agent,

                    (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and

                    (v) each such assignment shall be to an Eligible Assignee unless the Borrower has consented to such assignment; provided that no Obligor or any Affiliate of any thereof shall be permitted to be an assignee even if the Borrower provides such consent.

Upon the effective date of the assignment to be effected by an Assignment Agreement and register thereof pursuant to clause (b), the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the Commitment or Loan(s) (or portion thereof) assigned to it and specified in such Assignment Agreement (in addition to the Commitment or Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment of its Commitment, be released from the Commitment (or portion thereof) so assigned. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee together with (except in the case of an assignment by a Lender to an Affiliate of such Lender) payment by the assigning or assignee Lender to the Administrative Agent of an assignment fee of $3,000, the Administrative Agent shall: (A) promptly accept such Assignment Agreement and (B) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the assigning Lender, its assignee and the Borrower. Notwithstanding anything to the contrary contained herein, the Borrower shall not be obligated to pay to any Lender any amount under Section 4.1, 4.3, 4.4 or 4.5 that is greater than the amount that the Borrower would have been obligated to pay such Lender's assignor if such assigning Lender had not assigned to such Lender any of its rights under this Agreement, unless such assignment is made: (1) at a time when the circumstances giving rise to such greater payments did not exist or (2) with the consent of the Borrower. Notwithstanding the foregoing, no such assignment shall be allowed if the assignor thereof (if it is assigning less than all of its Loan or Commitments) would, after such assignment, have less than $1,000,000 in Loans (such amount to be reduced on a pro rata basis upon the receipt of any payment of principal on the Loans) or Commitments. Any assignment in contravention of the provisions of this paragraph shall be null and void ab initio.

(b) The Administrative Agent shall maintain at its address referred to in
Section 13.2 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the

                                                             Credit Agreement 76
recordation of the names and addresses of the Lenders and the principal amounts of the Commitments of, or Loans owing to, each Lender from time to time. The parties hereto shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligations hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the parties hereto at any reasonable time (in each case during the normal business hours of the Administrative Agent) and from time to time upon reasonable prior notice.

          (c) A Lender may, in accordance with Applicable Law, sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of the Loans held by it, or in its Commitment; provided that such Participant shall not have any rights or obligations under this Agreement (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable to any Lender under Article IV in respect of the Loan held by it, or its Commitment, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loan or Commitment and as if such Lender were funding such Loan or Commitment in the same way that it is funding the portion of such Loan or Commitment in which no participations have been sold (or if all of its Loan or Commitment has been so participated, in the same way that it was funding such Loan or Commitment at the time of such participation). In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Lender may agree with the Participant that it shall not, without the consent of the Participant, agree to anything requiring the vote of 100% of the Lenders hereunder.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may (without notice or consent of the Administrative Agent or any other Person and without payment of any fee) assign and pledge all or any portion of its Loan or Note to any U.S. Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the U.S. Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Obligors furnished to such Lender by or on behalf of any Obligor; provided that, before any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Obligors received by it from such Lender on the terms set forth in Section 13.20.

          Section 13.8 Survival. The obligations of the Borrower under Sections 4.1, 4.4, 4.5 and 13.3, and the obligations of the Lenders under Section 10.5, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitment or Loan hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder;

                                                             Credit Agreement 77
provided that any Lender's obligations under Section 10.5 shall only apply to the extent that the event with respect to which any indemnification is payable thereunder occurred at the time that such Lender maintained a Loan or Commitment hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty.

          Section 13.9 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          Section 13.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. A set of the copies of this Agreement signed by all the parties hereto shall be retained by the Borrower and each of the Agents.

          Section 13.11 Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE BANK FACILITY SECURED PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

          Section 13.12 Jurisdiction, Service of Process and Venue. (a) ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH OF NEWARK, EACH NEWARK SUBSIDIARY, VCP EXPORTADORA AND VCP IRREVOCABLY CONSENTS TO THE APPOINTMENT OF THE PROCESS AGENT AS ITS AGENT TO RECEIVE SERVICE OF PROCESS (WITH RESPECT TO ALL OF THE LOAN DOCUMENTS AND ALL OTHER RELATED AGREEMENTS TO WHICH IT IS A PARTY) IN NEW YORK, NEW YORK.

          (b) Each of Newark, each Newark Subsidiary, VCP Exportadora and VCP hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on its behalf service of copies of the summons and complaint and any other process that may be served in any such suit, action or

                                                             Credit Agreement 78
proceeding brought in the State of New York, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by Applicable Law, the enforcement of any judgment based thereon. Such appointment shall be irrevocable until the final payment of all amounts payable to the Bank Facility Secured Parties under this Agreement and the other Loan Documents, except that if for any reason the Process Agent appointed hereby ceases to be able to act as such, then Newark, either Newark Subsidiary, VCP Exportadora or VCP (as applicable) shall, by an instrument reasonably satisfactory to the Administrative Agent, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval (which approval shall not be unreasonably withheld) of the Administrative Agent. Each of Newark, each Newark Subsidiary, VCP Exportadora and VCP covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent pursuant to this paragraph in full force and effect and to cause the Process Agent to act as such. The foregoing provisions constitute, among other things, a special arrangement for service among the parties to this Agreement for the purposes of 28 U.S.C. s.1608.

          (c) Nothing herein shall in any way be deemed to limit the ability of any Person to serve any process or summons in any manner permitted by Applicable Law or to obtain jurisdiction over any other Person in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

          (d) Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents brought in or removed to New York City (and courts of appeals therefrom) and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced by suit upon judgment in any court in any jurisdiction to which the applicable Person is or may be subject.

          (e) Each of Newark, each Newark Subsidiary, VCP Exportadora and VCP irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced against it relating in any way to this Agreement and/or any of the other Loan Document(s) should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by Newark, either Newark Subsidiary, VCP Exportadora and/or VCP relating in any way to this Agreement and/or the other Loan Documents, whether or not commenced earlier. To the fullest extent permitted by Applicable Law, each of Newark, VCP Exportadora and VCP shall take all measures necessary for any such action or proceeding commenced against it to proceed to judgment before the entry of judgment in any such action or proceeding commenced by Newark, either Newark Subsidiary, VCP Exportadora and/or VCP.

          Section 13.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, IN ANY ACTION, LITIGATION OR OTHER PROCEEDING

                                                             Credit Agreement 79

OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY OTHER PERSON, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED IN A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THE LOAN DOCUMENTS OR ANY PROVISION THEREOF. THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

          Section 13.14 Waiver of Immunity. To the extent that either Newark, either Newark Subsidiary, VCP Exportadora or VCP may be or become entitled to claim for itself or its Property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment before judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

          Section 13.15 Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of Newark, the Newark Subsidiaries, VCP Exportadora and VCP under this Agreement and the other Loan Documents to each Bank Facility Secured Party to make payment in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the payee may in accordance with normal banking procedures purchase Dollars in the amount originally due to the payee with the judgment currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the "judgment currency"), then the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the payee could purchase such Dollars at New York, New York with the judgment currency on the Business Day preceding the day on which such judgment is rendered. The obligations of Newark, the Newark Subsidiaries, VCP Exportadora and VCP in respect of any such sum due from it to the payee hereunder (in this Section called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each of Newark, each Newark Subsidiary, VCP Exportadora and VCP hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

                                                             Credit Agreement 80

          Section 13.16 Use of English Language. This Agreement has been negotiated and executed in the English language. Except as provided in Section 6.1(d): (a) all certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement and the other Loan Documents (including any modifications or supplements hereto or thereto) shall be in the English language, or accompanied by a certified English translation thereof, and (b) in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement (absent manifest error) control the meaning of the matters set forth therein.

          Section 13.17 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

          Section 13.18 Severability. The illegality or unenforceability in any jurisdiction of any provision hereof or of any document required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such other document in such jurisdiction or such provision in any other jurisdiction.

          Section 13.19 No Fiduciary Relationship or Partnership. Each of Newark, each Newark Subsidiary, VCP Exportadora and VCP acknowledges that neither any Agent nor any other Bank Facility Secured Party has any fiduciary relationship with, or fiduciary duty to, any Obligor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the other Bank Facility Secured Parties, on the one hand, and the Obligors, on the other, in connection herewith or therewith is solely that of debtor and creditor. This Agreement does not create a joint venture among the parties.

         The parties hereto intend that the relationship among them shall be solely that of creditor and debtor. Nothing contained in this Agreement or any other Loan Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between any Lender, on the one hand, and any other Lender, any Obligor or any other Person, on the other hand. No Bank Facility Secured Party shall in any way be responsible or liable for the debts, losses, obligations or duties of any of the Obligors or any other Person other than itself.

          Section 13.20 Confidentiality. Each Lender and Agent agrees to hold all Confidential Information obtained pursuant to the Loan Documents in accordance with its customary procedure for handling such information of this nature and in accordance with safe and sound banking practices; provided that nothing herein shall prevent any Lender from disclosing such information: (a) to any other Lender or Agent, (b) upon the order of any court or administrative agency or otherwise to the extent required by Applicable Law, (c) to bank examiners or upon the request or demand of any other regulatory agency or authority, (d) that had been publicly disclosed other than as a result of a disclosure by any Agent or Lender prohibited by this Agreement, (e) in connection with any litigation to which any one or more of the Lenders or Agents (in each case, including to any of their respective employees, counsel, representatives or other agents) is a party, or in connection with the exercise of any remedy hereunder or under the

                                                             Credit Agreement 81
other Loan Documents, (f) to such Lender's or Agent's legal counsel and independent auditors and accountants, (g) that was in such Lender's or Agent's possession free of any obligation of confidence at the time of its receipt of such information, (h) that is developed by such Lender or Agent independently of and without reference to any confidential information, (i) that is identified by any Obligor as no longer to be considered "Confidential Information" and (j) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee; provided that, in the case of a disclosure of the type referred to in clauses (b), (c) and (e), such Lender or Agent shall promptly notify Newark, either Newark Subsidiary, VCP Exportadora or VCP (as applicable) of such intended disclosure so that Newark, such Newark Subsidiary, VCP Exportadora and/or VCP may take appropriate action to protect their respective interests.

         The terms contained in the Loan Documents are confidential and, except for disclosure to the various parties thereto, their respective shareholders and such Persons' board of directors (or similar body), officers, employees or professional advisors retained in connection with the transaction contemplated hereby, or as may be required by Applicable Law, may not be disclosed in whole or in part by any Obligor to any other Person without the prior written consent of ABN AMRO.

          Section 13.21 Payments Set Aside. If any Obligor (or any Person on its behalf) makes a payment to any Bank Facility Secured Party, or any Bank Facility Secured Party exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof subsequently are invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Bank Facility Secured Party in its discretion) to be repaid to such Obligor (or such Person), a trustee, sindico, receiver or any other Person in connection with any insolvency proceeding or otherwise, then: (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent from whom it (or any related Bank Facility Secured Party) received any such amounts upon demand its pro rata share of any amount so recovered from or repaid by such Agent.

                                                             Credit Agreement 82

          Section 13.22 No Petition Covenant. Notwithstanding any prior termination of this Agreement, none of the Bank Facility Secured Parties, Newark, either Newark Subsidiary, VCP Exportadora or VCP shall, before the date that is one year and one day after all of Newark's and the Newark Subsidiaries' obligations under the Loan Documents (other than the Export Agreements), the Other Facility, the Additional Facility and the Other Bank Facility shall have been paid in full (other than any indemnities that are payable thereunder but have not yet been incurred and/or requested by the applicable indemnified Person), acquiesce, petition or otherwise invoke or cause Newark and/or either Newark Subsidiary to invoke the process of any court or other Governmental Authority for the purpose of commencing or sustaining a case against Newark and/or either Newark Subsidiary under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Newark, any Newark Subsidiary or any part of their respective Property, or ordering the winding up or liquidation of the affairs of Newark and/or any Newark Subsidiary; provided that the Bank Facility Secured Parties may do so if any other Person has done so.

          Section 13.23 Non-novation. For the purposes of Article 360 of the Brazilian Civil Code, this Agreement and the amendment and restatement provided for herein shall not be construed as or deemed a novation (novacao) of any obligations of the parties hereto. Each of the parties hereto hereby consents to all amendments and provisions hereof for legal purposes.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                                                             Credit Agreement 83

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                  NEWARK FINANCIAL INC.


                                  By:       /s/ Valdir Roque
                                          --------------------------------------
                                   Name:        Valdir Roque
                                          --------------------------------------
                                   Title:       Chief Financial Officer
                                          --------------------------------------


                                  VCP EXPORTADORA E PARTICIPACOES LTDA.


                                  By:       /s/ Valdir Roque
                                          --------------------------------------
                                   Name:        Valdir Roque
                                          --------------------------------------
                                   Title:       Chief Financial Officer
                                          --------------------------------------


                                  VOTORANTIM CELULOSE E PAPEL S.A.


                                  By:       /s/ Valdir Roque
                                          --------------------------------------
                                   Name:        Valdir Roque
                                          --------------------------------------
                                   Title:       Chief Financial Officer
                                          --------------------------------------

                                  Witnesses:  1._______________________________

                                              2._______________________________

(the above witnesses having witnessed the signature hereon by each of the signatories on this page above).

                                                             Credit Agreement 84

                                  VCP TRADING N.V.


                                  By:       /s/ Valdir Roque
                                          --------------------------------------
                                   Name:        Valdir Roque
                                          --------------------------------------
                                   Title:       Chief Financial Officer
                                          --------------------------------------


                                  VCP NORTH AMERICA INC.


                                  By:       /s/ Valdir Roque
                                          --------------------------------------
                                   Name:        Valdir Roque
                                          --------------------------------------
                                   Title:       Chief Financial Officer
                                          --------------------------------------


                                  Witnesses:  1._______________________________

                                              2._______________________________

(the above witnesses having witnessed the signature hereon by each of the signatories on this page above).

                                                             Credit Agreement 85

                                  LENDERS

                                  ABN AMRO BANK N.V.


                                 By:     /s/ Renato Faria
                                         ---------------------------------------
                                  Name:      Renato Faria
                                         ---------------------------------------
                                  Title:     Senior Vice President
                                         ---------------------------------------


                                 By:     /s/ Claudia Lopes
                                         ---------------------------------------
                                  Name:      Claudia Lopes
                                         ---------------------------------------
                                  Title:     Vice President Global Trade &
                                               Advisory
                                         ---------------------------------------

STATE OF  ______________ )
                         )
COUNTY OF                )


         On this ____of ________, 2004, before me, the undersigned, a Notary Public in and for the State of ___________, duly commissioned and sworn, personally appeared _________ and _________, to me known, each of whom, being by me duly sworn, did depose and say that he/she is the ____________ and ___________, respectively, of ABN AMRO BANK N.V., the financial institution described in and that executed the foregoing instrument, and that he/she signed his/her name thereto under authority of the board of directors, or its equivalent, of said corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.


                                                  -----------------------------
                                                  NOTARY PUBLIC in and for
                                                  The State of _________.
                                                  My Commission expires: ______

                                                             Credit Agreement 86

                                 BRASILIAN AMERICAN MERCHANT BANK


                                 By:      /s/ Douglas Ramiro Capela
                                         ---------------------------------------
                                  Name:       Douglas Ramiro Capela
                                         ---------------------------------------
                                  Title:      Managing Director
                                         ---------------------------------------



STATE OF ____________  )
                       )
COUNTY OF              )


         On this ____of _________, 2004, before me, the undersigned, a Notary Public in and for the State of ___________, duly commissioned and sworn, personally appeared _________, to me known, whom, being by me duly sworn, did depose and say that he/she is the ____________ of BRASILIAN AMERICAN MERCHANT BANK, the financial institution described in and that executed the foregoing instrument, and that he/she signed his/her name thereto under authority of the board of directors, or its equivalent, of said corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.


                                                   ----------------------------
                                                   NOTARY PUBLIC in and for
                                                   The State of _________.
                                                   My Commission expires: _____


                                                             Credit Agreement 87

                                 BANCO ESPIRITO SANTO SA,
                                 NASSAU BRANCH


                                 By:      /s/ Cristina N. Ferreira
                                         ---------------------------------------
                                  Name:       Cristina N. Ferreira
                                         ---------------------------------------
                                  Title:      Senior Vice President


                                 By:      /s/ Andrew M. Orsen
                                         ---------------------------------------
                                  Name:       Andrew M. Orsen
                                         ---------------------------------------
                                  Title:      Vice President


STATE OF NEW YORK       )
                        )
COUNTY OF NEW YORK      )


         On this 14th of January, 2004, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Cristina N. Ferreira and Andrew M. Orsen, to me known, each of whom, being by me duly sworn, did depose and say that he/she is the S.V.P. and V.P., respectively, of BANCO ESPIRITO SANTO SA, NASSAU BRANCH, the financial institution described in and that executed the foregoing instrument, and that he/she signed his/her name thereto under authority of the board of directors, or its equivalent, of said corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.

                                                Maria Helena Castainea
                                               ------------------------------
                                               NOTARY PUBLIC in and for
                                               The State of New York.
                                               My Commission expires: 11-1-2005


                                                             Credit Agreement 88

                                 BIE - BANK & TRUST, LIMITED


                                 By:    /s/ Jose Francisco Claro
                                         ---------------------------------------
                                  Name:     Jose Francisco Claro
                                         ---------------------------------------
                                  Title:    Director
                                         ---------------------------------------

                                 By:    /s/ Rita Correla de Campos
                                         ---------------------------------------
                                  Name:     Rita Correla de Campos
                                         ---------------------------------------
                                  Title:    Attorney
                                         ---------------------------------------



In the terms of article 446-B (1) (e) of the Portuguese Companies Code, I M.C. Branco, certify that the above signatures are those of J.F. Claro and R.C. Campos, who have signed this document in their capacity as Director and Attorney of BIE - Bank & Trust, Ltd.

Lisbon, January 27, 2004



____________________
Company Secretary

                                                             Credit Agreement 89

                                 THE BANK OF TOKYO-MITSUBISHI, LTD.


                                 By:    /s/ Seiji Sato
                                         ---------------------------------------
                                  Name:     Seiji Sato
                                         ---------------------------------------
                                  Title:    Vice President
                                         ---------------------------------------


STATE OF NEW YORK      )
                       )
COUNTY OF NEW YORK     )


         On this 15th of January, 2004, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Seiji Sato, to me known, whom, being by me duly sworn, did depose and say that he/she is the Vice President of THE BANK OF TOKYO-MITSUBISHI, LTD., the financial institution described in and that executed the foregoing instrument, and that he/she signed his/her name thereto under authority of the board of directors, or its equivalent, of said corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.

                                                 /s/ Nancy Mallon Morton
                                                -----------------------------
                                                NOTARY PUBLIC in and for
                                                The State of New York.
                                                My Commission expires: 6-13-2006


                                                             Credit Agreement 90

                                 BNP PARIBAS NEW YORK


                                 By:    /s/ Wilfried Marchand
                                         ---------------------------------------
                                  Name:     Wilfried Marchand
                                         ---------------------------------------
                                  Title:    Vice President
                                         ---------------------------------------


                                 By:     /s/ Raquel Latuff
                                         ---------------------------------------
                                  Name:      Raquel Latuff
                                         ---------------------------------------
                                  Title:     Director

STATE OF NEW YORK    )
                     )
COUNTY OF NEW YORK   )


         On this 8th of January, 2004, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Wilfried Marchand and Raquel Latuff, to me known, each of whom, being by me duly sworn, did depose and say that he/she is the Vice President and Director, respectively, of BNP PARIBAS NEW YORK, the financial institution described in and that executed the foregoing instrument, and that he/she signed his/her name thereto under authority of the board of directors, or its equivalent, of said corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.

                                                 /s/ Lisa R. Kaplowitz
                                                -----------------------------
                                                NOTARY PUBLIC in and for
                                                The State of New York.
                                                My Commission expires: 9-3-2006


                                                             Credit Agreement 91

                                 COMERICA BANK


                                 By:     /s/ Aaron Perrault
                                         --------------------------------------
                                  Name:  Aaron Perrault
                                         --------------------------------------
                                  Title: Assistant Vice President
                                         --------------------------------------


STATE OF MICHIGAN   )
                    )
COUNTY OF WAYNE     )


         On this 20th of January, 2004, before me, the undersigned, a Notary Public in and for the State of Michigan, duly commissioned and sworn, personally appeared Aaron Perrault, to me known, whom, being by me duly sworn, did depose and say that he/she is the Assistant Vice President of COMERICA BANK, the financial institution described in and that executed the foregoing instrument, and that he/she signed his/her name thereto under authority of the board of directors, or its equivalent, of said corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.


                                        /s/ Joyce D. Buckening
                                         -----------------------------
                                         NOTARY PUBLIC in and for
                                         The State of Michigan.
                                         My Commission expires: August 25, 2008


                                                             Credit Agreement 92

                                 CREDIT AGRICOLE INDOSUEZ


                                 By:     /s/ Florence Gaymard
                                         ---------------------------------------
                                  Name:  Florence Gaymard
                                         ---------------------------------------
                                  Title:  Head of Export France-Latin America
                                          Export Finance Department
                                         ---------------------------------------


                                 By:     /s/ Mathiew Vidal
                                         ---------------------------------------
                                  Name:  Mathiew Vidal
                                         ---------------------------------------
                                  Title:  Assistant Director-Latin America
                                          Export Finance Department
                                         ---------------------------------------


I ________ Pecheteau Notary Public, practising in the City of Paris do hereby certify and declare that Mrs Gaymand and Mr Vidal whose signatures are affixed to this Power of Attorney are together duly authorised and empowered to sign this Power of Attorney for CREDIT AGRICOLE INDOSUEZ and further I do hereby certify and declare the same to be their true signatures and that such persons signing together this Power of Attorney may lawfully bind CREDIT AGRICOLE INDOSUEZ and that this power of Attorney is duly and validly issued by said CREDIT AGRICOLE INDOSUEZ.


Notary Public

Dated 12 December, 2003

                                                             Credit Agreement 93

                                 ING BANK N.V., CURACAO BRANCH


                                 By:     /s/ Jose Carlos Aradio
                                         --------------------------------------
                                  Name:  Jose Carlos Aradio
                                         --------------------------------------
                                  Title: Attorney-In-Fact
                                         --------------------------------------


                                 By:     /s/ Giovani T. A. Lopes
                                         --------------------------------------
                                  Name:  Giovani T. A. Lopes
                                         --------------------------------------
                                  Title: Attorney-In-Fact
                                         --------------------------------------


                                                             Credit Agreement 94

                                 BANCO LLOYDS TSB S/A - CAYMAN
                                 ISLAND BRANCH


                                 By:     /s/ Deomir Quarella
                                         --------------------------------------
                                  Name:  Deomir Quarella
                                         --------------------------------------
                                  Title: Senior Manager
                                         --------------------------------------


                                 By:     /s/ Vilma Galante Dinucci
                                         --------------------------------------
                                  Name:  Vilma Galante Dinucci
                                         --------------------------------------
                                  Title: Operational Manager
                                         --------------------------------------


STATE OF  SAO PAULO  )
                     )
COUNTY OF SAO PAULO  )


         On this 22nd of December, 2003, before me, the undersigned, a Notary Public in and for the State of Sao Paulo, duly commissioned and sworn, personally appeared Deomir Quarella and Vilma Galante Dinucci, to me known, each of whom, being by me duly sworn, did depose and say that he/she is the Senior Manager and Operational Manager, respectively, of BANCO LLOYDS TSB S/A - CAYMAN ISLAND BRANCH, the financial institution described in and that executed the foregoing instrument, and that he/she signed his/her name thereto under authority of the board of directors, or its equivalent, of said corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.


                                                  -----------------------------
                                                  NOTARY PUBLIC in and for
                                                  The State of Sao Paulo.
                                                  My Commission expires: ______


                                                             Credit Agreement 95


13o Tabeliao de Notas da Capital - SP

Este documento, para produzir efeito no Brasil e para vaier contra terceiros, devera ser vertido em vernaculo e registrada a traducao em Cartorio de Registro de Tit_los a Documentos (Item 67-1 - Sacao VT - Cap. X.V das Normas de Servicos da C.G.I ______ Prov. 5/8).

13.o TABELIAO DE NOTAS DE SAO PAULO - SP - Bet. AVELINO LUIS MARQUES
    RUA PRINCESA ISABEL 363 - BROOKLIN PAULISTA - CEP 04601-001 - TEL/FAX:
    (11) 5041-7622
--------------------------------------------------------------------------------
Reconbeco por Semelbanca a(s) firma(s) de DEOMIR QUARELLA (66114) VILMA GALANTE DINUCCI (66123) Dou fe.
              Sao Paulo, 23 de Dezembro de 2003 No) 0553/231203-6
                         Em testem___ _______da verdade
                  SEBASTIO C. DA SILVA - Escrevante Autorizado
                Valido somente com o Selo de Autenticidate - 4 14

                           SEBASTIO CARVALHO DA SILVA
                             ESCREVANTE AUTORIZADO
                      Princesa Isabel, 353 - Sao Paulo - SP

                                 BANCO SAFRA S.A. - CAYMAN ISLANDS
                                 BRANCH


                                 By:     /s/ Ana Paula F. Allain
                                         --------------------------------------
                                  Name:  Ana Paula F. Allain
                                         --------------------------------------
                                  Title: Attorney-In-Fact
                                         --------------------------------------


                                 By:     /s/ Dionystos E. Inglesis
                                         --------------------------------------
                                  Name:  Dionystos E. Inglesis
                                         --------------------------------------
                                  Title: Attorney-In-Fact
                                         --------------------------------------

STATE OF  __________ )
                     )
COUNTY OF            )


         On this ____of ____________, 2004, before me, the undersigned, a Notary Public in and for the State of ___________, duly commissioned and sworn, personally appeared _________ and _________, to me known, each of whom, being by me duly sworn, did depose and say that he/she is the ____________ and ___________, respectively, of STANDARD CHARTERED BANK, NEW YORK, the financial institution described in and that executed the foregoing instrument, and that he/she signed his/her name thereto under authority of the board of directors, or its equivalent, of said corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.


                                                  -----------------------------
                                                  NOTARY PUBLIC in and for
                                                  The State of _________.
                                                  My Commission expires: ______


                                                             Credit Agreement 96

                                 STANDARD CHARTERED BANK,
                                 NEW YORK


                                 By:     /s/ Elizabeth Newman
                                         --------------------------------------
                                  Name:  Elizabeth Newman
                                         --------------------------------------
                                  Title: Senior Vice President
                                         --------------------------------------


                                 By:     /s/ Daniel Carambot
                                         --------------------------------------
                                  Name:  Daniel Carambot
                                         --------------------------------------
                                  Title: Vice President
                                         --------------------------------------


STATE OF  NEW YORK   )
                     )
COUNTY OF NEW YORK   )


         On this 14th of January, 2004, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Elizabeth Newman and Daniel Carambot, to me known, each of whom, being by me duly sworn, did depose and say that he/she is the Senior Vice President and Vice President, respectively, of BANCO SAFRA S.A. - CAYMAN ISLANDS BRANCH, the financial institution described in and that executed the foregoing instrument, and that he/she signed his/her name thereto under authority of the board of directors, or its equivalent, of said corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.

                                               /s/ Rainer Schlumberger
                                               -----------------------------
                                               NOTARY PUBLIC in and for
                                               The State of New York.
                                               My Commission expires: 3-17-2007



                                                             Credit Agreement 97

                                 UNIBANCO - UNIAO DE BANCOS
                                 BRASILEIROS S.A., GRAND CAYMAN
                                 BRANCH


                                 By:     /s/ Carlos Henrique A. Catrola
                                             Luis Mauricio Jardine
                                         --------------------------------------
                                  Name:      Carlos Henrique A. Catrola
                                             Luis Mauricio Jardine
                                         --------------------------------------
                                  Title:     Director
                                             Director
                                         --------------------------------------


STATE OF  __________ )
                     )
COUNTY OF            )


         On this ____of ____________, 2004, before me, the undersigned, a Notary Public in and for the State of ___________, duly commissioned and sworn, personally appeared _________ and _________, to me known, each of whom, being by me duly sworn, did depose and say that he/she is the ____________ and ___________, respectively, of UNIBANCO - Uniao de Bancos Brasileiros S.A., Grand Cayman Branch, the financial institution described in and that executed the foregoing instrument, and that he/she signed his/her name thereto under authority of the board of directors, or its equivalent, of said corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.


                                                  -----------------------------
                                                  NOTARY PUBLIC in and for
                                                  The State of _________.
                                                  My Commission expires: ______


                                                             Credit Agreement 98

                                 AGENTS

                                 ABN AMRO BANK, N.V.
                                 as the Administrative Agent


                                 By:     Renato Paria
                                         --------------------------------------
                                  Name:  Renato Paria
                                         --------------------------------------
                                  Title: Senior Vice President
                                         --------------------------------------


                                 By:     Claudia Lopes
                                         --------------------------------------
                                  Name:  Claudia Lopes
                                         --------------------------------------
                                  Title: Vice President - Global Trade &
                                         Advisory
                                         --------------------------------------


STATE OF  __________ )
                     )
COUNTY OF            )


         On this ____of _____________, 2004, before me, the undersigned, a Notary Public in and for the State of _____________, duly commissioned and sworn, personally appeared _________ and _________, to me known, each of whom, being by me duly sworn, did depose and say that he/she is the ____________ and ___________, respectively, of ABN AMRO BANK N.V., the financial institution described in and that executed the foregoing instrument, and that he/she signed his/her name thereto under authority of the board of directors, or its equivalent, of said corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.


                                                  -----------------------------
                                                  NOTARY PUBLIC in and for
                                                  The State of ___________.
                                                  My Commission expires: ______


                                                             Credit Agreement 99

                                 THE BANK OF NEW YORK
                                  as the Collateral Agent


                                 By:     /s/ Patricia M. Phillips
                                         --------------------------------------
                                  Name:      Patricia M. Phillips
                                         --------------------------------------
                                  Title:     Assistant Vice President
                                         --------------------------------------


STATE OF  __________ )
                     )
COUNTY OF            )


         On this ____of ____________, 2004, before me, the undersigned, a Notary Public in and for the State of _____________, duly commissioned and sworn, personally appeared _________, to me known, who, being by me duly sworn, did depose and say that he/she is the ____________ of THE BANK OF NEW YORK, the financial institution described in and that executed the foregoing instrument, and that he/she signed his/her name thereto under authority of the board of directors, or its equivalent, of said corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.

                                               /s/ Vanessa Mack
                                               -----------------------------
                                               NOTARY PUBLIC in and for
                                               The State of New York.
                                               My Commission expires: 9-20-2005


                                                            Credit Agreement 100

                                                                        ANNEX I
                                                            to Credit Agreement


                             LENDERS AND COMMITMENTS

LENDERS                                                COMMITMENT

ABN AMRO Bank N.V.                                    $98,500,000

Brasilian American Merchant Bank                       20,000,000

Banco Espirito Santo SA, Nassau Branch                  5,000,000

BIE - Bank & Trust, Limited                             6,500,000

The Bank of Tokyo-Mitsubishi, Ltd.                     30,000,000

BNP Paribas New York                                   45,000,000

Comerica Bank                                          20,000,000

Credit Agricole Indosuez                               30,000,000

ING Bank N.V., Curacao Branch                          25,000,000

Banco Lloyds TSB S/A - Cayman Island Branch            50,000,000

Banco Safra S.A. - Cayman Islands Branch                5,000,000

Standard Chartered Bank, New York                      10,000,000

Unibanco - Uniao de Bancos Brasileiros S.A., Grand     35,000,000
Cayman Branch                                        ------------

Total                                                $380,000,000


                                                      Credit Agreement Annex I-1

                                                                      SCHEDULE I
                                                             to Credit Agreement

                             INITIAL ELIGIBLE BUYERS



NAME                                                   COUNTRY

 M-Real Sittingbourne Ltd.(Former UK Paper)            United Kingdom
 Papierfabrik Scheufelen GmbH                          Germany
 Ahlstrom Sibille                                      France
 Ahlstrom Dalle                                        France
 Fedrigoni Cartiere S.p.A.                             Italy
 Koehler Kehl Gmbh                                     Germany
 Kimberly Clark Corp.                                  USA
 Marubeni Corporation                                  Japan
 Itochu Corporation                                    Japan
 Amicell Inc                                           USA
 Cellmark AB                                           Sweden
 Lindenmeyer Munroe-Maine                              USA
 TST Impresso INC                                      USA
 Elof Hansson Paper & Board Inc.                       USA
 Diamond Paper Corporation                             USA
 J. McNaughton Paper Group Ltd                         England
 Antalis S.N.C.                                        France
 Allcart S.R.L.                                        Italy
 IMPECO, S.L.                                          Spain
 Trent Paper                                           England
 Roxcel Handelsges M.B.H.                              Austria
 Norse Paper A.S.                                      Norway
 Premier Paper Group LTD                               England
 MoDoVan Gelder                                        Netherlands

                                  Exhibit A-1


                                 PROMISSORY NOTE


U.S.$  98,500,000                                           Dated: May 23, 2002
      --------------
New York, New York

         FOR VALUE RECEIVED, VCP TRADING N.V., a corporation duly organized and validly existing under the laws of the Netherlands Antilles (the "Borrower"), hereby unconditionally promises to pay to the order of ABN AMRO BANK N.V. (the "Lender"), or its registered assign under an Assignment Agreement (as defined in the Credit Agreement referred to below), for the account of its Applicable Lending Office (as defined in the Credit Agreement) the principal sum of Ninety Eight Million Five Hundred Thousand Dollars in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, together with interest thereon at the rate(s), and payable at the times, specified in the Credit Agreement, and to pay interest on any overdue amount as provided in the Credit Agreement.

         Both principal and interest are payable to ABN AMRO Bank N.V., as the Administrative Agent, in same day funds to the Administrative Agent's account maintained with ABN AMRO Bank N.V. at 208 South LaSalle Street, Chicago, Illinois 60604-1003, ABA #026-009-580, Account No. 650001178941, for credit to
ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention: Judith Kinney, or at such other account as the Administrative Agent may from time to time designate by notice to the Borrower, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes, all as set forth in the Credit Agreement.

         This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as from time to time may be further amended, the "Credit Agreement"), among the Borrower, VCP North America Inc., VCP Exportadora e Participacoes Ltda., Votorantim Celulose e Papel S.A., Newark Financial, Inc., the Lenders party thereto, ABN AMRO Bank N.V. as the Administrative Agent, and The Bank of New York, as the Collateral Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and restricts the transferability of this Note.

         The Borrower hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

         The Borrower hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

         In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, the Borrower agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

                                 VCP TRADING N.V.

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer


ACKNOWLEDGED BY:                 NEWARK FINANCIAL INC., as guarantor of the
                                 Borrower's obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP NORTH AMERICA INC., as guarantor of
                                 Newark Financial Znc.'s obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP EXPORTADORA E PARTICIPACOES
                                 LTDA., as guarantor of Newark Financial Inc.'s obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 By: __________________________________________
                                  Name:
                                  Title:


                                 Witnesses: 1._________________________________

                                            2._________________________________

                                 PROMISSORY NOTE


U.S.$ 20,000,000                                             Dated: May 23, 2002
     ----------------
New York, New York

         FOR VALUE RECEIVED, VCP TRADING N.V., a corporation duly organized and validly existing under the laws of the Netherlands Antilles (the "Borrower"), hereby unconditionally promises to pay to the order of BRASILIAN AMERICAN MERCHANT BANK (the "Lender"), or its registered assign under an Assignment Agreement (as defined in the Credit Agreement referred to below), for the account of its Applicable Lending Office (as defined in the Credit Agreement) the principal sum of Twenty Million Dollars in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, together with interest thereon at the rate(s), and payable at the times, specified in the Credit Agreement, and to pay interest on any overdue amount as provided in the Credit Agreement.

         Both principal and interest are payable to ABN AMRO Bank N.V., as the Administrative Agent, in same day funds to the Administrative Agent's account maintained with ABN AMRO Bank N.V. at 208 South LaSalle Street, Chicago, Illinois 60604-1003, ABA #026-009-580, Account No. 650001178941, for credit to
ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention: Judith Kinney, or at such other account as the Administrative Agent may from time to time designate by notice to the Borrower, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes, all as set forth in the Credit Agreement.

         This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as from time to time may be further amended, the "Credit Agreement"), among the Borrower, VCP North America Inc., VCP Exportadora e Participacoes Ltda., Votorantim Celulose e Papel S.A., Newark Financial, Inc., the Lenders party thereto, ABN AMRO Bank N.V. as the Administrative Agent, and The Bank of New York, as the Collateral Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and restricts the transferability of this Note.

         The Borrower hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

         The Borrower hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

         In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, the Borrower agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

                                 VCP TRADING N.V.

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer


ACKNOWLEDGED BY:                 NEWARK FINANCIAL INC., as guarantor of the
                                 Borrower's obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP NORTH AMERICA INC., as guarantor of
                                 Newark Financial Inc.'s obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP EXPORTADORA E PARTICIPACOES LTDA.,
                                 as guarantor of Newark Financial Inc.'s
                                 obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 By: __________________________________________
                                  Name:
                                  Title:


                                 Witnesses:  1.____________________________

                                             2.____________________________

                                 PROMISSORY NOTE


U.S.$ 5,000,000                                             Dated: May 23, 2002
     ---------------
New York, New York

         FOR VALUE RECEIVED, VCP TRADING N.V., a corporation duly organized and validly existing under the laws of the Netherlands Antilles (the "Borrower"), hereby unconditionally promises to pay to the order of BANCO ESPIRITO SANTO SA, NASSAU BRANCH (the "Lender"), or its registered assign under an Assignment Agreement (as defined in the Credit Agreement referred to below), for the account of its Applicable Lending Office (as defined in the Credit Agreement) the principal sum of Five Million Dollars in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, together with interest thereon at the rate(s), and payable at the times, specified in the Credit Agreement, and to pay interest on any overdue amount as provided in the Credit Agreement.

         Both principal and interest are payable to ABN AMRO Bank N.V., as the Administrative Agent, in same day funds to the Administrative Agent's account maintained with ABN AMRO Bank N.V. at 208 South LaSalle Street, Chicago, Illinois 60604-1003, ABA #026-009-580, Account No. 650001178941, for credit to
ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention: Judith Kinney, or at such other account as the Administrative Agent may from time to time designate by notice to the Borrower, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes, all as set forth in the Credit Agreement.

         This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as from time to time may be further amended, the "Credit Agreement"), among the Borrower, VCP North America Inc., VCP Exportadora e Participacoes Ltda., Votorantim Celulose e Papel S.A., Newark Financial, Inc., the Lenders party thereto, ABN AMRO Bank N.V. as the Administrative Agent, and The Bank of New York, as the Collateral Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and restricts the transferability of this Note.

         The Borrower hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

         The Borrower hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

         In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, the Borrower agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

                                 VCP TRADING N.V.

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer


ACKNOWLEDGED BY:                 NEWARK FINANCIAL INC., as guarantor of the
                                 Borrower's obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP NORTH AMERICA INC., as guarantor of
                                 Newark Financial Inc.'s obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP EXPORTADORA E PARTICIPACOES LTDA.,
                                 as guarantor of Newark Financial Inc.'s
                                 obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 By: __________________________________________
                                  Name:
                                  Title:


                                 Witnesses:  1.________________________________

                                             2.________________________________

                                 PROMISSORY NOTE


U.S.$ 6,500,000                                             Dated: May 23, 2002
    ----------------
New York, New York

         FOR VALUE RECEIVED, VCP TRADING N.V., a corporation duly organized and validly existing under the laws of the Netherlands Antilles (the "Borrower"), hereby unconditionally promises to pay to the order of BIE - BANK & TRUST, LIMITED (the "Lender"), or its registered assign under an Assignment Agreement (as defined in the Credit Agreement referred to below), for the account of its Applicable Lending Office (as defined in the Credit Agreement) the principal sum of Six Million Five Hundred Thousand Dollars in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, together with interest thereon at the rate(s), and payable at the times, specified in the Credit Agreement, and to pay interest on any overdue amount as provided in the Credit Agreement.

         Both principal and interest are payable to ABN AMRO Bank N.V., as the Administrative Agent, in same day funds to the Administrative Agent's account maintained with ABN AMRO Bank N.V. at 208 South LaSalle Street, Chicago, Illinois 60604-1003, ABA #026-009-580, Account No. 650001178941, for credit to
ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention: Judith Kinney, or at such other account as the Administrative Agent may from time to time designate by notice to the Borrower, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes, all as set forth in the Credit Agreement.

         This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as from time to time may be further amended, the "Credit Agreement"), among the Borrower, VCP North America Inc., VCP Exportadora e Participacoes Ltda., Votorantim Celulose e Papel S.A., Newark Financial, Inc., the Lenders party thereto, ABN AMRO Bank N.V. as the Administrative Agent, and The Bank of New York, as the Collateral Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and restricts the transferability of this Note.

         The Borrower hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

         The Borrower hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

         In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, the Borrower agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

                                 VCP TRADING N.V.

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer


ACKNOWLEDGED BY:                 NEWARK FINANCIAL INC., as guarantor of the
                                 Borrower's obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP NORTH AMERICA INC., as guarantor of
                                 Newark Financial Inc.'s obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP EXPORTADORA E PARTICIPACOES LTDA.,
                                 as guarantor of Newark Financial Inc.'s
                                 obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 By: __________________________________________
                                  Name:
                                  Title:


                                 Witnesses:  1.________________________________

                                             2.________________________________

                                 PROMISSORY NOTE


U.S.$ 30,000,000                                            Dated: May 23, 2002
     ----------------
New York, New York

         FOR VALUE RECEIVED, VCP TRADING N.V., a corporation duly organized and validly existing under the laws of the Netherlands Antilles (the "Borrower"), hereby unconditionally promises to pay to the order of THE BANK OF TOKYO-MITSUBISHI, LTD. (the "Lender"), or its registered assign under an Assignment Agreement (as defined in the Credit Agreement referred to below), for the account of its Applicable Lending Office (as defined in the Credit Agreement) the principal sum of Thirty Million Dollars in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, together with interest thereon at the rate(s), and payable at the times, specified in the Credit Agreement, and to pay interest on any overdue amount as provided in the Credit Agreement.

         Both principal and interest are payable to ABN AMRO Bank N.V., as the Administrative Agent, in same day funds to the Administrative Agent's account maintained with ABN AMRO Bank N.V. at 208 South LaSalle Street, Chicago, Illinois 60604-1003, ABA #026-009-580, Account No. 650001178941, for credit to
ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention: Judith Kinney, or at such other account as the Administrative Agent may from time to time designate by notice to the Borrower, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes, all as set forth in the Credit Agreement.

         This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as from time to time may be further amended, the "Credit Agreement"), among the Borrower, VCP North America Inc., VCP Exportadora e Participacoes Ltda., Votorantim Celulose e Papel S.A., Newark Financial, Inc., the Lenders party thereto, ABN AMRO Bank N.V. as the Administrative Agent, and The Bank of New York, as the Collateral Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and restricts the transferability of this Note.

         The Borrower hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

         The Borrower hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

         In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, the Borrower agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

                                 VCP TRADING N.V.

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer


ACKNOWLEDGED BY:                 NEWARK FINANCIAL INC., as guarantor of the
                                 Borrower's obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP NORTH AMERICA INC., as guarantor of
                                 Newark Financial Inc.'s obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP EXPORTADORA E PARTICIPACOES LTDA.,
                                 as guarantor of Newark Financial Inc.'s
                                 obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 By: __________________________________________
                                  Name:
                                  Title:


                                 Witnesses:        1.__________________________

                                                   2.__________________________

                                 PROMISSORY NOTE


U.S.$ 45,000,000                                            Dated: May 23, 2002
     ----------------
New York, New York

         FOR VALUE RECEIVED, VCP TRADING N.V., a corporation duly organized and validly existing under the laws of the Netherlands Antilles (the "Borrower"), hereby unconditionally promises to pay to the order of BNP PARIBAS NEW YORK (the "Lender"), or its registered assign under an Assignment Agreement (as defined in the Credit Agreement referred to below), for the account of its Applicable Lending Office (as defined in the Credit Agreement) the principal sum of Forty Five Million Dollars in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, together with interest thereon at the rate(s), and payable at the times, specified in the Credit Agreement, and to pay interest on any overdue amount as provided in the Credit Agreement.

         Both principal and interest are payable to ABN AMRO Bank N.V., as the Administrative Agent, in same day funds to the Administrative Agent's account maintained with ABN AMRO Bank N.V. at 208 South LaSalle Street, Chicago, Illinois 60604-1003, ABA #026-009-580, Account No. 650001178941, for credit to
ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention: Judith Kinney, or at such other account as the Administrative Agent may from time to time designate by notice to the Borrower, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes, all as set forth in the Credit Agreement.

         This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as from time to time may be further amended, the "Credit Agreement"), among the Borrower, VCP North America Inc., VCP Exportadora e Participacoes Ltda., Votorantim Celulose e Papel S.A., Newark Financial, Inc., the Lenders party thereto, ABN AMRO Bank N.V. as the Administrative Agent, and The Bank of New York, as the Collateral Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and restricts the transferability of this Note.

         The Borrower hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

         The Borrower hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

         In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, the Borrower agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

                                 VCP TRADING N.V.

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer


ACKNOWLEDGED BY:                 NEWARK FINANCIAL INC., as guarantor of the
                                 Borrower's obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP NORTH AMERICA INC., as guarantor of
                                 Newark Financial Inc.'s obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP EXPORTADORA E PARTICIPACOES LTDA.,
                                 as guarantor of Newark Financial Inc.'s
                                 obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 By: __________________________________________
                                  Name:
                                  Title:


                                 Witnesses:  1.________________________________

                                             2.________________________________

                                 PROMISSORY NOTE


U.S.$ 20,000,000                                            Dated: May 23, 2002
      ---------------
New York, New York

         FOR VALUE RECEIVED, VCP TRADING N.V., a corporation duly organized and validly existing under the laws of the Netherlands Antilles (the "Borrower"), hereby unconditionally promises to pay to the order of COMERICA BANK (the "Lender"), or its registered assign under an Assignment Agreement (as defined in the Credit Agreement referred to below), for the account of its Applicable Lending Office (as defined in the Credit Agreement) the principal sum of Twenty Million Dollars in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, together with interest thereon at the rate(s), and payable at the times, specified in the Credit Agreement, and to pay interest on any overdue amount as provided in the Credit Agreement.

         Both principal and interest are payable to ABN AMRO Bank N.V., as the Administrative Agent, in same day funds to the Administrative Agent's account maintained with ABN AMRO Bank N.V. at 208 South LaSalle Street, Chicago, Illinois 60604-1003, ABA #026-009-580, Account No. 650001178941, for credit to
ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention: Judith Kinney, or at such other account as the Administrative Agent may from time to time designate by notice to the Borrower, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes, all as set forth in the Credit Agreement.

         This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as from time to time may be further amended, the "Credit Agreement"), among the Borrower, VCP North America Inc., VCP Exportadora e Participacoes Ltda., Votorantim Celulose e Papel S.A., Newark Financial, Inc., the Lenders party thereto, ABN AMRO Bank N.V. as the Administrative Agent, and The Bank of New York, as the Collateral Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and restricts the transferability of this Note.

         The Borrower hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

         The Borrower hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

         In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, the Borrower agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

                                 VCP TRADING N.V.

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer


ACKNOWLEDGED BY:                 NEWARK FINANCIAL INC., as guarantor of the
                                 Borrower's obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP NORTH AMERICA INC., as guarantor of
                                 Newark Financial Inc.'s obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP EXPORTADORA E PARTICIPACOES LTDA.,
                                 as guarantor of Newark Financial Inc.'s
                                 obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 By: __________________________________________
                                  Name:
                                  Title:


                                 Witnesses:  1.________________________________

                                             2.________________________________

                                 PROMISSORY NOTE


U.S.$ 30,000,000                                            Dated: May 23, 2002
     ----------------
New York, New York

         FOR VALUE RECEIVED, VCP TRADING N.V., a corporation organized and validly existing under the laws of the Netherlands Antilles ("Borrower"), hereby unconditionally promises to pay to the order of CREDIT AGRICOLE INDOSUEZ (the "Lender"), or its registered assign under an Assignment Agreement (as defined in the Credit Agreement referred to below), for the account of its Applicable Lending Office (as defined in the Credit Agreement) the principal sum of Thirty Million Dollars in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, together with interest thereon at the rate(s), and payable at the times, specified in the Credit Agreement, and to pay interest on any overdue amount as provided in the Credit Agreement.

         Both principal and interest are payable to ABN AMRO Bank N.V., as the Administrative Agent, in same day funds to the Administrative Agent's account maintained with ABN AMRO Bank N.V. at 208 South LaSalle Street, Chicago, Illinois 60604-1003, ABA #026-009-580, Account No. 650001178941, for credit to
ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention: Judith Kinney, or at such other account as the Administrative Agent may from time to time designate by notice to the Borrower, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes, all as set forth in the Credit Agreement.

         This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as from time to time may be further amended, the "Credit Agreement"), among the Borrower, VCP North America Inc., VCP Exportadora e Participacoes Ltda., Votorantim Celulose e Papel S.A., Newark Financial, Inc., the Lenders party thereto, ABN AMRO Bank N.V. as the Administrative Agent, and The Bank of New York, as the Collateral Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and restricts the transferability of this Note.

         The Borrower hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

         The Borrower hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

         In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, the Borrower agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

                                 VCP TRADING N.V.

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer


ACKNOWLEDGED BY:                 NEWARK FINANCIAL INC., as guarantor of the
                                 Borrower's obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP NORTH AMERICA INC., as guarantor of
                                 Newark Financial Inc.'s obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP EXPORTADORA E PARTICIPACOES LTDA.,
                                 as guarantor of Newark Financial Inc.'s
                                 obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 By: __________________________________________
                                  Name:
                                  Title:


                                 Witnesses:  1.________________________________

                                             2.________________________________

                                 PROMISSORY NOTE


U.S.$ 25,000,000                                            Dated: May 23, 2002
     ----------------
New York, New York

         FOR VALUE RECEIVED, VCP TRADING N.V., a corporation duly organized and validly existing under the laws of the Netherlands Antilles (the "Borrower"), hereby unconditionally promises to pay to the order of ING BANK N.V., CURACAO BRANCH (the "Lender"), or its registered assign under an Assignment Agreement (as defined in the Credit Agreement referred to below), for the account of its Applicable Lending Office (as defined in the Credit Agreement) the principal sum of Twenty Five Million Dollars in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, together with interest thereon at the rate(s), and payable at the times, specified in the Credit Agreement, and to pay interest on any overdue amount as provided in the Credit Agreement.

         Both principal and interest are payable to ABN AMRO Bank N.V., as the Administrative Agent, in same day funds to the Administrative Agent's account maintained with ABN AMRO Bank N.V. at 208 South LaSalle Street, Chicago, Illinois 60604-1003, ABA #026-009-580, Account No. 650001178941, for credit to
ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention: Judith Kinney, or at such other account as the Administrative Agent may from time to time designate by notice to the Borrower, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes, all as set forth in the Credit Agreement.

         This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as from time to time may be further amended, the "Credit Agreement"), among the Borrower, VCP North America Inc., VCP Exportadora e Participacoes Ltda., Votorantim Celulose e Papel S.A., Newark Financial, Inc., the Lenders party thereto, ABN AMRO Bank N.V. as the Administrative Agent, and The Bank of New York, as the Collateral Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and restricts the transferability of this Note.

         The Borrower hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

         The Borrower hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

         In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, the Borrower agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

                                 VCP TRADING N.V.

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer


ACKNOWLEDGED BY:                 NEWARK FINANCIAL INC., as guarantor of the
                                 Borrower's obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP NORTH AMERICA INC., as guarantor of
                                 Newark Financial Inc.'s obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP EXPORTADORA E PARTICIPACOES LTDA.,
                                 as guarantor of Newark Financial Inc.'s
                                 obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 By: __________________________________________
                                  Name:
                                  Title:


                                 Witnesses:  1.________________________________

                                             2.________________________________

                                 PROMISSORY NOTE


U.S.$ 50,000,000                                            Dated: May 23, 2002
     ----------------
New York, New York

         FOR VALUE RECEIVED, VCP TRADING N.V., a corporation duly organized and validly existing under the laws of the Netherlands Antilles (the "Borrower"), hereby unconditionally promises to pay to the order of BANCO LLOYDS TSB S/A - CAYMAN ISLAND BRANCH (the "Lender"), or its registered assign under an Assignment Agreement (as defined in the Credit Agreement referred to below), for the account of its Applicable Lending Office (as defined in the Credit Agreement) the principal sum of Fifty Million Dollars in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, together with interest thereon at the rate(s), and payable at the times, specified in the Credit Agreement, and to pay interest on any overdue amount as provided in the Credit Agreement.

         Both principal and interest are payable to ABN AMRO Bank N.V., as the Administrative Agent, in same day funds to the Administrative Agent's account maintained with ABN AMRO Bank N.V. at 208 South LaSalle Street, Chicago, Illinois 60604-1003, ABA #026-009-580, Account No. 650001178941, for credit to
ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention: Judith Kinney, or at such other account as the Administrative Agent may from time to time designate by notice to the Borrower, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes, all as set forth in the Credit Agreement.

         This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as from time to time may be further amended, the "Credit Agreement"), among the Borrower, VCP North America Inc., VCP Exportadora e Participacoes Ltda., Votorantim Celulose e Papel S.A., Newark Financial, Inc., the Lenders party thereto, ABN AMRO Bank N.V. as the Administrative Agent, and The Bank of New York, as the Collateral Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and restricts the transferability of this Note.

         The Borrower hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

         The Borrower hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

         In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, the Borrower agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

                                 VCP TRADING N.V.

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer


ACKNOWLEDGED BY:                 NEWARK FINANCIAL INC., as guarantor of the
                                 Borrower's obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP NORTH AMERICA INC., as guarantor of
                                 Newark Financial Inc.'s obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP EXPORTADORA E PARTICIPACOES LTDA.,
                                 as guarantor of Newark Financial Inc.'s
                                 obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 By: __________________________________________
                                  Name:
                                  Title:


                                 Witnesses:  1.________________________________

                                             2.________________________________

                                 PROMISSORY NOTE


U.S.$ 5,000,000                                             Dated: May 23, 2002
     ---------------
New York, New York

         FOR VALUE RECEIVED, VCP TRADING N.V., a corporation duly organized and validly existing under the laws of the Netherlands Antilles (the "Borrower"), hereby unconditionally promises to pay to the order of BANCO SAFRA S.A. - CAYMAN ISLAND BRANCH (the "Lender"), or its registered assign under an Assignment Agreement (as defined in the Credit Agreement referred to below), for the account of its Applicable Lending Office (as defined in the Credit Agreement) the principal sum of Five Million Dollars in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, together with interest thereon at the rate(s), and payable at the times, specified in the Credit Agreement, and to pay interest on any overdue amount as provided in the Credit Agreement.

         Both principal and interest are payable to ABN AMRO Bank N.V., as the Administrative Agent, in same day funds to the Administrative Agent's account maintained with ABN AMRO Bank N.V. at 208 South LaSalle Street, Chicago, Illinois 60604-1003, ABA #026-009-580, Account No. 650001178941, for credit to
ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention: Judith Kinney, or at such other account as the Administrative Agent may from time to time designate by notice to the Borrower, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes, all as set forth in the Credit Agreement.

         This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as from time to time may be further amended, the "Credit Agreement"), among the Borrower, VCP North America Inc., VCP Exportadora e Participacoes Ltda., Votorantim Celulose e Papel S.A., Newark Financial, Inc., the Lenders party thereto, ABN AMRO Bank N.V. as the Administrative Agent, and The Bank of New York, as the Collateral Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and restricts the transferability of this Note.

         The Borrower hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

         The Borrower hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

         In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, the Borrower agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

                                 VCP TRADING N.V.

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer


ACKNOWLEDGED BY:                 NEWARK FINANCIAL INC., as guarantor of the
                                 Borrower's obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP NORTH AMERICA INC., as guarantor of
                                 Newark Financial Inc.'s obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP EXPORTADORA E PARTICIPACOES LTDA.,
                                 as guarantor of Newark Financial Inc.'s
                                 obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 By: __________________________________________
                                  Name:
                                  Title:


                                 Witnesses:  1.________________________________

                                             2.________________________________

                                 PROMISSORY NOTE


U.S.$ 10,000,000                                            Dated: May 23, 2002
     ----------------
New York, New York

         FOR VALUE RECEIVED, VCP TRADING N.V., a corporation duly organized and validly existing under the laws of the Netherlands Antilles (the "Borrower"), hereby unconditionally promises to pay to the order of STANDARD CHARTERED BANK, NEW YORK (the "Lender"), or its registered assign under an Assignment Agreement (as defined in the Credit Agreement referred to below), for the account of its Applicable Lending Office (as defined in the Credit Agreement) the principal sum of Ten Million Dollars in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, together with interest thereon at the rate(s), and payable at the times, specified in the Credit Agreement, and to pay interest on any overdue amount as provided in the Credit Agreement.

         Both principal and interest are payable to ABN AMRO Bank N.V., as the Administrative Agent, in same day funds to the Administrative Agent's account maintained with ABN AMRO Bank N.V. at 208 South LaSalle Street, Chicago, Illinois 60604-1003, ABA #026-009-580, Account No. 650001178941, for credit to
ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention: Judith Kinney, or at such other account as the Administrative Agent may from time to time designate by notice to the Borrower, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes, all as set forth in the Credit Agreement.

         This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as from time to time may be further amended, the "Credit Agreement"), among the Borrower, VCP North America Inc., VCP Exportadora e Participacoes Ltda., Votorantim Celulose e Papel S.A., Newark Financial, Inc., the Lenders party thereto, ABN AMRO Bank N.V. as the Administrative Agent, and The Bank of New York, as the Collateral Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and restricts the transferability of this Note.

         The Borrower hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

         The Borrower hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

         In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, the Borrower agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

                                 VCP TRADING N.V.

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer


ACKNOWLEDGED BY:                 NEWARK FINANCIAL INC., as guarantor of the
                                 Borrower's obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP NORTH AMERICA INC., as guarantor of
                                 Newark Financial Inc.'s obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP EXPORTADORA E PARTICIPACOES LTDA.,
                                 as guarantor of Newark Financial Inc.'s
                                 obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 By: __________________________________________
                                  Name:
                                  Title:


                                 Witnesses:  1.________________________________

                                             2.________________________________

                                 PROMISSORY NOTE


U.S.$ 35,000,000                                            Dated: May 23, 2002
     ----------------
New York, New York

         FOR VALUE RECEIVED, VCP TRADING N.V., a corporation duly organized and validly existing under the laws of the Netherlands Antilles (the "Borrower"), hereby unconditionally promises to pay to the order of UNIBANCO - UNIAO DE BANCOS BRASILEIROS S.A., GRAND CAYMAN BRANCH (the "Lender"), or its registered assign under an Assignment Agreement (as defined in the Credit Agreement referred to below), for the account of its Applicable Lending Office (as defined in the Credit Agreement) the principal sum of Thirty Five Million Dollars in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, together with interest thereon at the rate(s), and payable at the times, specified in the Credit Agreement, and to pay interest on any overdue amount as provided in the Credit Agreement.

         Both principal and interest are payable to ABN AMRO Bank N.V., as the Administrative Agent, in same day funds to the Administrative Agent's account maintained with ABN AMRO Bank N.V. at 208 South LaSalle Street, Chicago, Illinois 60604-1003, ABA #026-009-580, Account No. 650001178941, for credit to
ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention: Judith Kinney, or at such other account as the Administrative Agent may from time to time designate by notice to the Borrower, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes, all as set forth in the Credit Agreement.

         This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as from time to time may be further amended, the "Credit Agreement"), among the Borrower, VCP North America Inc., VCP Exportadora e Participacoes Ltda., Votorantim Celulose e Papel S.A., Newark Financial, Inc., the Lenders party thereto, ABN AMRO Bank N.V. as the Administrative Agent, and The Bank of New York, as the Collateral Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and restricts the transferability of this Note.

         The Borrower hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

         The Borrower hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

         In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, the Borrower agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

                                 VCP TRADING N.V.

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer


ACKNOWLEDGED BY:                 NEWARK FINANCIAL INC., as guarantor of the
                                 Borrower's obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP NORTH AMERICA INC., as guarantor of
                                 Newark Financial Inc.'s obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 VCP EXPORTADORA E PARTICIPACOES LTDA.,
                                 as guarantor of Newark Financial Inc.'s
                                 obligations hereunder

                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                 By: __________________________________________
                                  Name:
                                  Title:


                                 Witnesses:  1.________________________________

                                             2.________________________________

                                   NEWARK NOTE


U.S.$ 380,000,000.00                                        Dated: May 23, 2002
     -----------------
New York, New York



         FOR VALUE RECEIVED, Newark Financial Inc., a corporation duly organized and validly existing under the laws of the British Virgin Islands ("Newark"), hereby unconditionally promises to pay to the order of VCP Trading N.V. (the "Newark Subsidiary") the principal sum of Three Hundred Eighty Million Dollars ($380,000,000.00) in immediately available funds, on demand.

         The Newark Subsidiary has assigned all its rights hereunder to the Secured Parties (as defined in the Credit Agreement) as Collateral for its obligations under the Credit Agreement. Accordingly, principal is payable to ABN AMRO Bank N.V., as the Administrative Agent, in same day funds to the Administrative Agent's account maintained with ABN AMRO Bank N.V. at 208 South LaSalle Street, Chicago, Illinois 60604-1003, ABA #026-009-580, Account No. 650001178941, for credit to ABN AMRO Bank N.V. - CCS, Reference: VCP, Attention:
Judith Kinney, or at such other account as the Administrative Agent may from time to time designate by notice to Newark, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes.

         This Note shall be binding upon and inure to the benefit of Newark and the Newark Subsidiaries and their respective successors and assigns.

         This Note is the Newark Note referred to in the Credit Agreement dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as from time to time may be further amended, the "Credit Agreement"), among Newark, VCP Exportadora e Participacoes S.A., Votorantim Celulose e Papel S.A., the Newark Subsidiary, VCP North America Inc., the Lenders party thereto, ABN AMRO Bank N.V. as the Administrative Agent, and The Bank of New York, as the Collateral Agent.

         Newark hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT NEWARK SUBSIDIARY SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

         Newark hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. Newark hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

         In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, Newark agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

                                 NEWARK FINANCIAL INC.


                                 By: /s/  Valdir Roque
                                    --------------------------------------------
                                  Name:   Valdir Roque
                                  Title:  Chief Financial Officer

                                                                       EXHIBIT B
                                                             to Credit Agreement

                          FORM OF ASSIGNMENT AGREEMENT

          This ASSIGNMENT AND ACCEPTANCE AGREEMENT (the "Agreement") dated as of ___________, ____ is made between ____________ (the "Assignor") and ____________
(the "Assignee").

                                    RECITALS


          The Assignor is a party to the Amended and Restated Credit Agreement, dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as amended or otherwise modified from time to time, the "Credit Agreement"), among Newark Financial Inc., VCP Exportadora e Particiapacoes Ltda., Votorantim Celulose e Papel S.A. ("VCP"), VCP Trading N.V. (the "Borrower"), VCP North America Inc., various financial institutions from time to time a party thereto (including the Assignor, the "Lenders"), ABN AMRO Bank N.V., as the Administrative Agent, and The Bank of New York, as the Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         The Assignor wishes to assign to the Assignee [a portion][all] of the rights and obligations of the Assignor under the Credit Agreement in respect of the Loans, its Commitment and the other rights and obligations of the Assignor in connection therewith, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor, in each case on the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Assignment and Acceptance. (a) Subject to the terms and conditions of this Agreement: (i) the Assignor hereby sells, transfers and assigns to the Assignee and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement), $_______ of the Assignor's [Commitment/Loan], and all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement (all of the foregoing being herein called the "Assigned Rights and Obligations").

         (b) With effect on and after the Effective Date (as defined in Section
5), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification to the Agents. The Assignee agrees that it shall perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent that such obligations have been assumed by the Assignee; provided that the Assignor shall not relinquish its rights under Article IV or

                                                    Credit Agreement Exhibit B-1

Section 13.3 of the Credit Agreement in respect of the Assigned Rights and Obligations to the extent such rights relate to the time before the Effective Date.

         SECTION 2. Payments. (a) As consideration for the sale, transfer and assignment contemplated in Section 1, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount [equal to $__________, representing the principal amount of all outstanding and funded Loans and participations included within the Assigned Rights and Obligations][set forth in a separate agreement between the Assignor and the Assignee].

         (b) Unless the Assignee is an Affiliate of the Assignor, the [Assignor][Assignee] further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section 13.7(a) of the Credit Agreement.

         SECTION 3. Reallocation of Payments. Any interest, fees and other payments accrued with respect to the Assigned Rights and Obligations: (a) to the Effective Date, shall be for the account of the Assignor, and (b) on and after the Effective Date, shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it shall hold in trust for the other party any interest, fees and other amounts that it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts that it may receive promptly upon receipt.

         SECTION 4. Independent Credit Decision. The Assignee: (a) acknowledges that it has received a copy of the Credit Agreement, the Schedules and Exhibits thereto and the other Loan Documents (other than the Agents' Fee Letters), together with copies of the most recent financial statements of VCP, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement, and (b) agrees that it shall, independently and without reliance upon the Assignor, any Agent or any other Bank Facility Secured Party and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Documents.

         SECTION 5. Effective Date; Notices. (a) As between the Assignor and the Assignee, the effective date for this Agreement shall be __________, ____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                  (i) this Agreement shall be executed and delivered by the Assignor and the Assignee,

                  (ii) unless the Assignee is a Lender or an Affiliate of the Assignor, the consent of the Administrative Agent shall have been duly obtained and shall be in full force and effect as of the Effective Date,

                  (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement (confirmation of which shall be informed to the Administrative Agent by the Assignor),


                                                    Credit Agreement Exhibit B-2

                  (iv) unless the Assignee is an Affiliate of the Assignor, the processing fee referred to in Section 2(b) shall have been paid to the Administrative Agent, and

                  (v) if the Assignee is not already a Lender, the Assignee shall have delivered an Administrative Questionnaire to the Administrative Agent.

         (b) Promptly after the execution of this Agreement, the Assignor shall deliver to the Borrower and the Administrative Agent, for acknowledgment by the Administrative Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

         [SECTION 6. Agent. The Assignee shall assume no duties or obligations held by the Assignor in its capacity as an Agent under the Loan Documents.]

         SECTION 7. Representations and Warranties. (a) The Assignor represents and warrants that: (i) it is the legal and beneficial owner of the Assigned Rights and Obligations, which are free and clear of any Lien or other adverse claim, (ii) it is duly organized and existing and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, notice to, or filing with any Person is required of it for such execution, delivery or performance, and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general principles of equity.

         (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any Obligor or any other Person, or the performance or observance by any Obligor or any other Person of any of its obligations under the Credit Agreement, any other Loan Document or any other document furnished in connection therewith.

         (c) The Assignee represents and warrants that: (i) it is duly organized and existing and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, notice to, or filing with any Person is required of it for such execution, delivery


                                                    Credit Agreement Exhibit B-3
or performance, (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general principles of equity, (iv) it is not an Obligor or any Affiliate thereof and (v) it is an Eligible Assignee. [NOTE: If Assignee is not an Eligible Assignee, then the Borrower's consent to the assignment is required per
Section 13.7(a) of the Credit Agreement.]

         SECTION 8. Further Assurances. The Assignor and the Assignee each hereby agree to execute and deliver such other documents, and take such other action, as either party or the Administrative Agent reasonably may request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents to the Borrower or the Administrative Agent that may be required in connection with the assignment and assumption contemplated hereby.

         SECTION 9. Miscellaneous. (a) Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the Assignor, the Assignee and the Administrative Agent. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

         (b) All payments made hereunder shall be made without any set-off or counterclaim.

         (c) The Assignor and the Assignee each shall pay its own costs and expenses (including attorney costs) incurred in connection with the negotiation, preparation, execution and performance of this Agreement and related documents.

         (d) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         (e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any state or Federal court sitting in the Borough of Manhattan, New York City, New York over any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or Federal court (and courts of appeal therefrom). Each party to this Agreement hereby irrevocably waives any objection, including any objection to the laying of venue or based upon the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any action or proceeding in such courts in respect of this Agreement.

         (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A


                                                    Credit Agreement Exhibit B-4

TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENT (WHETHER ORAL OR WRITTEN). THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT.


                                                    Credit Agreement Exhibit B-5

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                 [ASSIGNOR],
                                 as the Assignor


                                 By: __________________________________________
                                  Name:
                                  Title:


                                 [ASSIGNEE],
                                 as the Assignee


                                 By: __________________________________________
                                  Name:  ______________________________________
                                  Title:  _____________________________________


                                 Address:   ___________________________________
                                            ___________________________________
                                            ___________________________________
                                            Attn:  ____________________________



                                                    Credit Agreement Exhibit B-6

                                                                     SCHEDULE 1
                                                        to Assignment Agreement

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                     _______________, ____


ABN AMRO Bank N.V.,
as the Administrative Agent
208 South LaSalle Street
Chicago, Illinois 60604-1003
Attn: Judith Kinney

Ladies and Gentlemen:

         We refer to the Amended and Restated Credit Agreement, dated as of May 23, 2002 and amended and restated as of April 26, 2004 (as amended or otherwise modified from time to time, the "Credit Agreement"), among Newark Financial Inc., VCP Exportadora e Particiapacoes Ltda., Votorantim Celulose e Papel S.A., VCP Trading N.V., VCP North America Inc., various financial institutions from time to time a party thereto (the "Lenders"), ABN AMRO Bank N.V., as the Administrative Agent, and The Bank of New York, as the Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         (a) We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of [all][a portion] of the right, title and interest of the Assignor in and to the Credit Agreement (including [all][a portion] of the right, title and interest of the Assignor in and to the Assignor's [Commitment/Loan] pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment Agreement")). After giving effect to such assignment (assuming no repayments after ________, ____), the Assignee's [Commitment/Loan] will be $_________.

         (b) The Assignee agrees that, upon receiving the consent of the Administrative Agent to such assignment and the satisfaction of the other conditions of effectiveness of the assignment to be effected by the Assignment Agreement, the Assignee shall be bound by the terms of the Credit Agreement as fully and to the same extent as if it were the Lender originally holding such interest in the Credit Agreement.

         [(c) An Administrative Questionnaire for the Assignee is attached hereto.][NOTE: Not necessary if the Assignee is an existing Lender.]

         (d) You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and the Assignee contained in the Assignment Agreement.


                                                    Credit Agreement Exhibit B-7

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                 Very truly yours,

                                 [ASSIGNOR]


                                 By: __________________________________________
                                  Name:  ______________________________________
                                  Title:  _____________________________________


                                 [ASSIGNEE]


                                 By: __________________________________________
                                  Name:  ______________________________________
                                  Title:  _____________________________________


[ASSIGNMENT AND ACCEPTANCE
CONSENTED TO:

ABN AMRO BANK N.V.,
as the Administrative Agent

By:_________________________________
   Name:____________________________
   Title:___________________________

By:_________________________________
   Name:____________________________
   Title:___________________________]

cc: VCP Trading N.V.


                                                    Credit Agreement Exhibit B-8

                                                                      EXHIBIT C
                                                            to Credit Agreement

                           FORM OF NOTICE OF BORROWING

Date:     May __, 2002

To: ABN AMRO Bank N.V., as the Administrative Agent under the Credit Agreement, dated as of May 23, 2002 (as amended or otherwise modified from time to time, the "Credit Agreement"), among Newark Financial Inc. ("Newark"), VCP Exportadora e Particiapacoes Ltda., Votorantim Celulose e Papel S.A., VCP Trading N.V. (the "Borrower"), VCP North America Inc., various financial institutions from time to time a party thereto (including the Assignor, the "Lenders"), ABN AMRO Bank N.V., as the Administrative Agent, and The Bank of New York, as the Collateral Agent.

Ladies and Gentlemen:

         The undersigned refers to the Credit Agreement (terms defined therein being used herein as therein defined) and, pursuant to Section 2.2 of the Credit Agreement, hereby gives you irrevocable notice of the borrowing specified below:

                  (a) The aggregate amount of the proposed borrowing is $____________.

                  (b) The proposed Borrowing Date is May __, 2002.

         The Borrower hereby requests that the proceeds of the proposed borrowing be applied to make a prepayment for Products to Newark, to be evidenced by the Newark Note. To the extent not already delivered to you, attached hereto is an original signed Note for each of the Lenders.

         The Borrower certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date, both before and after giving effect to the Loans and to the application of the proceeds therefrom: (a) no Default exists or would result from the Loans, (b) its representations and warranties contained in the Loan Documents (including Article VII of the Credit Agreement) are true as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (c) the Collateral Account [has been funded][will, as set forth above, be funded from the proceeds of the Loans] in an amount at least equal to the Debt Service Amount for the Bank Facility payable on the first Payment Date.

                                 VCP TRADING N.V.



                                 By: __________________________________________
                                  Name: _______________________________________
                                  Title: ______________________________________



                                                   Credit Agreement Exhibit C-1